                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-12

                                 NETEGRITY, INC.

                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      [ ]   No fee required.
      [X]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
            0-11.

      (1)   Title of each class of securities to which transaction applies:

            Common stock, par value $0.01 per share, of Netegrity, Inc. ("Netegrity common stock").

      (2)   Aggregate number of securities to which transaction applies:

                  41,308,027 shares, comprised of (i) 38,473,706 shares of Netegrity common stock outstanding as of October 5, 2004, (ii) options to purchase 2,740,321 shares of Netegrity common stock exercisable on or before December 31, 2004 with an exercise price of $10.75 or less and (iii) 94,000 shares of Netegrity common stock estimated to be issued pursuant to the 2002 Employee Stock Purchase Plan on or before December 31, 2004.

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  The filing fee was determined by multiplying 0.0001267 by the product of $10.75 and 41,308,027 (38,473,706 outstanding shares of Netegrity common stock plus 2,740,321 shares of Netegrity common stock issuable upon the exercise of options plus 94,000 shares of Netegrity common stock estimated to be exercisable under the 2002 Employee Stock Purchase Plan).

      (4)   Proposed maximum aggregate value of transaction:

                  $444,061,290.25

      (5)   Total fee paid:

                  $56,263

      [ ]   Fee paid previously with preliminary materials:


            -------------------------------

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount previously paid:


            -------------------------------

      (2)   Form, Schedule or Registration Statement No.:


            -------------------------------

      (3)   Filing Party:


            -------------------------------

      (4)   Date Filed:


            -------------------------------

                                [NETEGRITY LOGO]


                                 NETEGRITY, INC.
                                 201 JONES ROAD
                          WALTHAM, MASSACHUSETTS 02451

                                __________, 2004

Dear Stockholder:

      You are cordially invited to attend a special meeting of stockholders of Netegrity, Inc., which will be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP located at 60 State Street, 26th Floor, Boston, Massachusetts 02109, on ________, at 9:00 a.m., local time.

      At the meeting, you will be asked to consider and vote on a proposal to adopt a merger agreement that Netegrity has entered into with Computer Associates International, Inc. and a wholly-owned subsidiary of Computer Associates. If our stockholders adopt the merger agreement and the merger is subsequently completed, Netegrity will become a wholly-owned subsidiary of Computer Associates, and you will be entitled to receive $10.75 in cash for each share of Netegrity common stock that you own. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement, and you are encouraged to read it in its entirety.

      AFTER CAREFUL CONSIDERATION, OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND DETERMINED THAT THE MERGER AND THE MERGER AGREEMENT ARE ADVISABLE AND IN THE BEST INTERESTS OF NETEGRITY AND ITS STOCKHOLDERS. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT. IN REACHING ITS DETERMINATION, OUR BOARD OF DIRECTORS CONSIDERED A NUMBER OF FACTORS, INCLUDING THE OPINION OF OUR FINANCIAL ADVISOR, WHICH IS ATTACHED AS ANNEX B TO THE ACCOMPANYING PROXY STATEMENT, AND WHICH YOU ARE URGED TO READ IN ITS ENTIRETY.

      The accompanying document provides a detailed description of the proposed merger, the merger agreement and related matters. I urge you to read these materials carefully.

      YOUR VOTE IS VERY IMPORTANT. Because adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Netegrity common stock entitled to vote, a failure to vote will have the same effect as a vote against the adoption of the merger agreement.

      WHETHER OR NOT YOU ARE ABLE TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE OR SUBMIT A PROXY THROUGH THE INTERNET OR BY TELEPHONE AS DESCRIBED IN THE ENCLOSED PROXY CARD. THIS ACTION WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON IF YOU WISH TO ATTEND THE SPECIAL MEETING AND VOTE IN PERSON.

      Thank you for your cooperation and your continued support of Netegrity.

                                        Sincerely,




                                        Barry N. Bycoff
                                        Chairman of the Board, Chief Executive
                                        Officer and President

      This proxy statement is dated ______, 2004 and is first being mailed to stockholders on or about _____, 2004.

                                 NETEGRITY, INC.
                                 201 JONES ROAD
                          WALTHAM, MASSACHUSETTS 02451

             NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF NETEGRITY

                         TO BE HELD ON ___________, 2004

To the Stockholders of Netegrity, Inc.:

      Notice is hereby given that a special meeting of stockholders of Netegrity, Inc. will be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP located at 60 State Street, Boston, Massachusetts 02109, on ________, at 9:00 a.m., local time, for the following purposes:

      1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of October 6, 2004, by and among Computer Associates International, Inc., Netegrity, Inc. and Nova Acquisition Corp.; and

      2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof, including to consider any procedural matters incident to the conduct of the special meeting, such as adjournment or postponement of the special meeting to solicit additional proxies in favor of the proposal to adopt the Agreement and Plan of Merger.

      Only stockholders of record of our common stock as of the close of business on ____________, 2004 are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the special meeting. The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote is required to adopt the merger agreement.

      If you fail to vote by proxy or in person, it will have the same effect as a vote against the adoption of the merger agreement. If you return a properly signed proxy card but do not indicate how you want to vote, your proxy will be counted as a vote "FOR" adoption of the merger agreement. Holders of our common stock are entitled to appraisal rights under the General Corporation Law of the State of Delaware in connection with the merger. See "Appraisal Rights" on page 34.

                                        By Order of the Board of Directors,




                                        M. Colette Cooke
                                        Vice President, General Counsel and
                                        Secretary

                                        Waltham, Massachusetts

_________, 2004

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED OR SUBMIT A PROXY THROUGH THE INTERNET OR BY TELEPHONE AS DESCRIBED IN THE ENCLOSED PROXY CARD. GIVING YOUR PROXY NOW WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER..................           i
         The Special Meeting....................................................           i
         The Merger.............................................................          ii

SUMMARY  1
         The Companies..........................................................           1
         The Special Meeting....................................................           1
         The Merger.............................................................           3

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...............................           6

THE SPECIAL MEETING OF NETEGRITY STOCKHOLDERS...................................           8
         Date, Time, Place and Purpose of the Special Meeting...................           8
         Record Date; Stock Entitled to Vote; Quorum............................           8
         Vote Required..........................................................           8
         Share Ownership and Voting Power of Management.........................           8
         Voting   ..............................................................           9
         Revocability of Proxies................................................           9
         Solicitation of Proxies................................................           9
         Other Business.........................................................          10

THE MERGER......................................................................          10
         Background of the Merger...............................................          10
         Reasons for the Merger and Recommendation of the Board of Directors....          11
         Opinion of Financial Advisor to the Board of Directors of Netegrity....          13
         Delisting and Deregistration of Netegrity Common Stock.................          19
         Interests of Certain Persons in the Merger.............................          19
         The Stockholder Agreements.............................................          21

REGULATORY MATTERS..............................................................          23

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES...................................          23

THE MERGER AGREEMENT............................................................          24
         Form of the Merger.....................................................          24
         Structure and Effective Time...........................................          24
         Certificate of Incorporation and Bylaws................................          24
         Board of Directors and Officers of the Surviving Corporation...........          24
         Consideration to be Received in the Merger.............................          25
         Payment Procedures.....................................................          25
         Stock Options and the Employee Stock Purchase Plan.....................          25
         Representations and Warranties.........................................          26
         Covenants Relating to the Conduct of Our Business......................          28
         No Solicitation........................................................          29
         Stockholders Meeting...................................................          31
         Indemnification and Insurance..........................................          31
         Benefit Arrangements...................................................          31
         Conditions to the Merger...............................................          31
         Termination............................................................          32
         Termination Fee........................................................          33
         Amendment..............................................................          34

APPRAISAL RIGHTS................................................................          34

MARKET PRICE AND DIVIDEND DATA..................................................          37

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS..................          37

DESCRIPTION OF NETEGRITY, INC...................................................          38

DESCRIPTION OF COMPUTER ASSOCIATES INTERNATIONAL, INC...........................          39

DESCRIPTION OF NOVA ACQUISITION CORP............................................          39

FUTURE STOCKHOLDER PROPOSALS....................................................          39

HOUSEHOLDING OF PROXY STATEMENT.................................................          39

WHERE YOU CAN FIND MORE INFORMATION.............................................          39

Annex A -- Agreement and Plan of Merger

Annex B -- Opinion of Broadview International

Annex C -- Section 262 of the General Corporation Law of the State of Delaware

         QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are provided for your convenience, and briefly address some commonly asked questions about the proposed merger and the Netegrity special meeting of stockholders. You should still carefully read this entire proxy statement, including each of the annexes.


THE SPECIAL MEETING

Q.    WHO IS SOLICITING MY PROXY?

A.    This proxy is being solicited by our board of directors.

Q.    WHAT MATTERS WILL BE VOTED ON AT THE SPECIAL MEETING?

A. You will be asked to vote on the adoption of the merger agreement that we have entered into with Computer Associates International, Inc. (which is referred to in this proxy statement as Computer Associates).

Q. WHAT VOTE IS REQUIRED FOR NETEGRITY'S STOCKHOLDERS TO ADOPT THE MERGER AGREEMENT?

A. In order to adopt the merger agreement, holders of a majority of the outstanding shares of our common stock entitled to vote must vote "FOR" adoption of the merger agreement.

Q.    WHO IS ENTITLED TO VOTE AT THE SPECIAL MEETING?

A. Holders of record of our common stock as of the close of business on ____________, 2004 are entitled to vote at the special meeting.

Q.    WHAT SHOULD I DO NOW?

A. After carefully reading and considering the information contained in this proxy statement, please vote your shares by returning the enclosed proxy or submitting a proxy through the Internet or by telephone. You can also attend the special meeting and vote in person. Do NOT enclose or return your stock certificate(s) with your proxy.

Q. IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A. Your broker will only be permitted to vote your shares if you instruct your broker how to vote. You should follow the procedures provided by your broker regarding the voting of your shares.

Q.    WHAT IF I DO NOT VOTE?

A. If you fail to vote by proxy, either by mail, through the Internet or by telephone, or in person, it will have the same effect as a vote against adoption of the merger agreement. If you return a properly signed proxy card but do not indicate how you want to vote, your proxy will be counted as a vote "FOR" adoption of the merger agreement.

Q.    WHEN SHOULD I SEND IN MY PROXY CARD?

A. You should send in your proxy card as soon as possible so that your shares will be voted at the special meeting.

Q.    MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A. Yes. You may change your vote at any time before your proxy card is voted at the special meeting. You can do this in one of three ways. First, you can send a written, dated notice to the Secretary of Netegrity stating that you would like to revoke your proxy. Second, you can complete, date and submit a new proxy card either by mail, through the Internet or by telephone. Third, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q.    MAY I VOTE IN PERSON?

A. Yes. You may attend the special meeting of stockholders and vote your shares of common stock in person. If you hold shares in "street name" you must provide a legal proxy executed by your bank or broker in order to vote your shares at the meeting.

THE MERGER

Q.    WHAT IS THE PROPOSED TRANSACTION?

A. Computer Associates will acquire us by merging a subsidiary of Computer Associates into us, and we will cease to be a publicly-traded company and will instead become a wholly-owned subsidiary of Computer Associates.

Q. IF THE MERGER IS COMPLETED, WHAT WILL I BE ENTITLED TO RECEIVE FOR MY SHARES OF NETEGRITY COMMON STOCK AND WHEN WILL I RECEIVE IT?

A. You will be entitled to receive $10.75 in cash, without interest and less any applicable withholding taxes, for each share of our common stock that you own.

      After the merger closes, Computer Associates will arrange for a letter of transmittal to be sent to each stockholder. The merger consideration will be paid to each stockholder once that stockholder submits the letter of transmittal, properly endorsed stock certificates and any other required documentation.

Q.    AM I ENTITLED TO APPRAISAL RIGHTS?

A. Under the General Corporation Law of the State of Delaware, holders of Netegrity common stock who do not vote in favor of adopting the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for an appraisal prior to the vote on the adoption of the merger agreement and they comply with the Delaware law procedures explained in this proxy statement. For additional information about appraisal rights, see "Appraisal Rights" beginning on page 34.

Q.    WHY IS THE NETEGRITY BOARD RECOMMENDING THE MERGER?

A. Our board believes that the merger and the merger agreement are advisable and in the best interests of Netegrity and its stockholders and unanimously recommends that you adopt the merger agreement. To review our board's reasons for recommending the merger, see the section entitled "Reasons for the Merger and Recommendation of the Board of Directors" on pages 11 through 13 of this proxy statement.

Q.    WILL THE MERGER BE A TAXABLE TRANSACTION TO ME?

A. Yes. The receipt of cash for shares of Netegrity common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, you will recognize gain or loss equal to the difference between the amount of cash you receive and the adjusted tax basis of your shares of our common stock. See the section entitled "Material U.S. Federal Income Tax Consequences" on pages 23 through 24 of this proxy statement for a more detailed explanation of the tax consequences of the merger. You should consult your tax advisor on how specific tax consequences of the merger apply to you.

Q.    WHEN IS THE MERGER EXPECTED TO BE COMPLETED?

A. We are working towards completing the merger as quickly as possible. We currently expect to complete the merger as quickly as possible after the special meeting and after all the conditions to the merger are satisfied or waived, including stockholder adoption of the merger agreement at the special meeting and expiration or termination of the waiting period under U.S. antitrust law, or other applicable antitrust law. We and Computer Associates intend to file pre-merger notifications with the U.S. antitrust authorities pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 before October 22, 2004. We and Computer Associates are currently assessing whether any foreign antitrust approvals are required to consummate the merger and, to the extent any such approvals are required, we and Computer Associates will seek to obtain such approvals as soon as reasonably practicable.

Q.    SHOULD I SEND IN MY NETEGRITY STOCK CERTIFICATES NOW?

A. No. After the merger is completed, Computer Associates will send you written instructions for exchanging your Netegrity stock certificates. You must return your Netegrity stock certificates as described in the instructions. You will receive your cash payment as soon as practicable after Computer Associates receives your Netegrity stock certificates and any completed documents required in the instructions.

PLEASE DO NOT SEND YOUR NETEGRITY STOCK CERTIFICATES NOW.

Q.    WHAT SHOULD I DO IF I HAVE QUESTIONS?

A. If you have more questions about the special meeting, the merger or this proxy statement, or would like additional copies of this proxy statement or the proxy card, you should contact Georgeson Shareholder Communications Inc., our proxy solicitor, toll-free at (888) 350-3512.

                                     SUMMARY

      This summary highlights selected information from this proxy statement. It does not contain all of the information that is important to you. Accordingly, we urge you to read this entire proxy statement and the annexes to this proxy statement.

THE COMPANIES

NETEGRITY, INC.
201 Jones Road
Waltham, Massachusetts 02451
(781) 890-1700

      Netegrity, Inc., a corporation organized under the laws of the State of Delaware, is a leading provider of security software solutions for managing user identities and access. We provide an identity and access management product line for evolving computing environments, including legacy, Web, and service-oriented architectures. Our flexible, standards-based offerings are designed to increase security, reduce administrative costs, and enable revenue enhancement. Supported by a network of over 1,200 trained integration consultants and over 200 technology partners, our solutions are licensed to more than 350 million users at over 850 organizations worldwide, including more than half of the Fortune 100(R) companies. Our common stock is quoted on The NASDAQ National Market under the symbol "NETE."

COMPUTER ASSOCIATES INTERNATIONAL, INC.
One Computer Associates Plaza
Islandia, New York 11749
(631) 342-6000

      Computer Associates International, Inc., a corporation organized under the laws of the State of Delaware, is one of the world's largest providers of management software. Founded in 1976, Computer Associates designs, markets and licenses computer software products that allow businesses to efficiently run, manage, and automate critical aspects of their IT operations. Computer Associates operates in more than 100 countries, has a large and broad base of customers and estimates that 95% of the Fortune 500(R) companies currently use its products. Computer Associates' common stock is quoted on the New York Stock Exchange under the symbol "CA."

NOVA ACQUISITION CORP.
c/o Computer Associates International, Inc.
One Computer Associates Plaza
Islandia, New York 11749
(631) 342-6000

      Nova Acquisition Corp., a corporation organized under the laws of the State of Delaware (which we refer to as Merger Sub), is a direct wholly-owned subsidiary of Computer Associates. Nova Acquisition Corp. was formed exclusively for the purpose of effecting the merger. This is the only business of Nova Acquisition Corp.

THE SPECIAL MEETING

DATE, TIME AND PLACE (PAGE 8)

      The special meeting will be held on _________, 2004, at 9:00 a.m., local time at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, located at 60 State Street, Boston, Massachusetts 02109.

MATTERS TO BE CONSIDERED (PAGE 8)

      You will be asked to consider and vote upon a proposal to adopt the merger agreement that we have entered into with Computer Associates and to consider any other matters that may properly come before the meeting, including any procedural matters in connection with the special meeting.

RECORD DATE (PAGE 8)

      If you owned shares of our common stock at the close of business on ___________ __, 2004, the record date for the special meeting, you are entitled to notice of and to vote at the special meeting. You have one vote for each share of our common stock that you own on the record date. As of the close of business on ___________ __, 2004, there were approximately __________ shares of our common stock outstanding and entitled to be voted at the special meeting.

REQUIRED VOTE (PAGE 8)

      Adoption of the merger agreement requires the affirmative vote of the holders of a majority of our outstanding shares of common stock entitled to vote at the special meeting. Failure to vote by proxy, either by mail, through the Internet, by telephone or in person, will have the same effect as a vote "AGAINST" adoption of the merger agreement.

VOTING BY PROXY (PAGE 9)

      You may vote by proxy through the Internet, by telephone or by returning the enclosed proxy. If you hold your shares through a broker or other nominee, you should follow the procedures provided by your broker or nominee, which may include submitting a proxy through the Internet or by telephone.

REVOCABILITY OF PROXY (PAGE 9)

      You may revoke your proxy at any time before it is voted. If you have not submitted a proxy through your broker or nominee, you may revoke your proxy by:

      -     submitting another properly completed proxy bearing a later date;

      - giving written notice of revocation to any of the persons named as proxies or to the Secretary of Netegrity;

      - if you submitted a proxy through the Internet or by telephone, by submitting a proxy again through the Internet or by telephone prior to the close of the Internet voting facility or the telephone voting facility; or

      -     voting in person at the special meeting.

      Simply attending the special meeting will not constitute revocation of your proxy. If your shares are held in street name, you should follow the instructions of your broker or nominee regarding revocation of proxies. If your broker or nominee allows you to submit a proxy by telephone or through the Internet, you may be able to change your vote by submitting a proxy again by telephone or through the Internet.

STOCKHOLDER AGREEMENTS AND SHARES OF OUR COMMON STOCK OWNED BY OUR DIRECTORS AND EXECUTIVE OFFICERS (PAGES 31 AND 37)

At the request of Computer Associates, William C. Bartow, Barry N. Bycoff, Stephanie A. Feraday, Eric R. Giler, Lawrence D. Lenihan, Jr., Ronald T. Maheu, Pequot Private Equity Fund, L.P., Pequot Offshore Private Equity Fund, Inc., Regina O. Sommer and Ralph B. Wagner have entered into stockholder agreements pursuant to which they have agreed to vote their shares of Netegrity common stock "FOR" adoption of the merger agreement and against any other proposal or offer to acquire Netegrity. The shares of Netegrity common stock covered by the stockholder agreements, which include all of the shares owned by the persons and entities listed above, represented, as of October 5, 2004, 8.25% of the outstanding shares of Netegrity common stock and, giving effect to the issuance of shares of Netegrity common stock beneficially owned by such stockholders pursuant to stock options in respect of Netegrity common stock, 12.0% of the outstanding shares of Netegrity common stock.

OUR BOARD'S RECOMMENDATION TO OUR STOCKHOLDERS REGARDING THE MERGER (PAGE 11)

      Our board has approved the merger agreement, and determined that the merger and the merger agreement are advisable, and in the best interests of Netegrity and its stockholders. Our board unanimously recommends that our stockholders vote "FOR" adoption of the merger agreement at the special meeting.

THE MERGER

STRUCTURE OF THE MERGER (PAGE 24)

      Upon the terms and subject to the conditions of the merger agreement, Merger Sub, a wholly-owned subsidiary of Computer Associates, will be merged with and into us. As a result of the merger, we will cease to be a publicly-traded company and will become a wholly-owned subsidiary of Computer Associates. The merger agreement is attached as Annex A to this proxy statement. Please read it carefully.

WHAT YOU WILL RECEIVE IN THE MERGER (PAGE 25)

      Each holder of shares of our common stock will be entitled to receive $10.75 in cash for each share of our common stock held immediately prior to the merger.

RECOMMENDATION TO STOCKHOLDERS (PAGE 11)

      Our board of directors has determined that the merger agreement and the merger are advisable and in the best interests of Netegrity and its stockholders. Accordingly, our board of directors has unanimously approved the merger agreement and the merger and recommends that you vote for "FOR" the adoption of the merger agreement.

OPINION OF FINANCIAL ADVISOR TO THE BOARD OF DIRECTORS OF NETEGRITY (PAGE 13)

      Broadview International delivered its oral opinion to our board, which was subsequently confirmed in writing, that, as of October 5, 2004 and based upon and subject to the various qualifications, limitations, factors and assumptions set forth therein, the $10.75 in cash per share of our common stock to be received by the holders of shares of our common stock pursuant to the merger agreement was fair to such holders from a financial point of view.

      The full text of the written opinion of Broadview, dated October 5, 2004, which sets forth, among other things, assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement. The opinion was provided solely to our board in connection with and for the purposes of its consideration of the transactions contemplated by the merger agreement. The Broadview opinion does not constitute a recommendation as to how any holder of shares of our common stock or any other person should vote or act with respect to the transactions contemplated by the merger agreement or any other matter.

CONDITIONS TO THE MERGER (PAGE 31)

      We and Computer Associates will not complete the merger unless a number of conditions are satisfied or waived. These conditions include:

      -     the adoption of the merger agreement by our stockholders;

      - the expiration or termination of the applicable waiting period under the HSR Act and the receipt of all approvals and consents of applicable governmental and regulatory agencies having been obtained without any terms or conditions that would reasonably be likely to
            (i) have a material adverse effect on Netegrity or on Computer Associates (but with materiality measured at the Netegrity level) or
            (ii) materially impair Computer Associates' ability to own and operate any of the material businesses and assets of Netegrity from and after the closing, other than those failures to obtain, individually or in the aggregate, that would not be reasonably likely to have any of the effects described in (i) or (ii) of this bullet point;

      - the absence of any legal ruling that would prohibit the consummation of the merger or would be reasonably likely to impair Computer Associates' ability to operate our business after the merger;

      - the absence of any material adverse effect on us since October 6, 2004;

      - the accuracy of the parties' representations and warranties set forth in the merger agreement; and

      - the performance by each party of its obligations under the merger agreement.

TERMINATION OF THE MERGER AGREEMENT (PAGE 32)

      We and Computer Associates may agree in writing to terminate the merger agreement at any time prior to completing the merger, even after our stockholders have adopted the merger agreement. The merger agreement may also be terminated at any time prior to completion of the merger under certain circumstances, including:

      - by either party, if the merger is not completed by June 30, 2005 (other than because of the failure to fulfill an obligation under the merger agreement by the party seeking termination);

      - by either party, if any court or governmental agency issues a nonappealable final order, decree or ruling or takes any other nonappealable final action, in each case, having the effect of permanently restraining, enjoining or otherwise prohibiting the merger;

      - by either party, if our stockholders fail to adopt the merger agreement at the special meeting;

      - by Computer Associates, if our board changes its recommendation to our stockholders regarding adoption of the merger agreement in a manner adverse to Computer Associates or approves or recommends an alternative proposal or, after receipt of an acquisition proposal, our board fails to timely reaffirm its approval or recommendation of the merger agreement, after Computer Associates requests that we do so;

      - by Computer Associates, if a tender offer or exchange offer is made for our common stock and our board either recommends to our stockholders that they tender or exchange their shares or fails to recommend against the offer within ten business days of the commencement of the offer;

      - by us, if our board approves a superior proposal or recommends a superior proposal to our stockholders, provided, that prior to any such termination:

            o we inform Computer Associates of our intent to effect such termination;

            o we disclose the material terms and conditions (and provide copies of the documentation) regarding the superior proposal to Computer Associates;

            o Computer Associates does not make within three business days an offer that our board determines in good faith (after consultation with our financial advisor) is at least as favorable from a financial point of view to our stockholders as the superior proposal; and

            o we pay Computer Associates a termination fee and reimburse Computer Associates for its expenses; and

      - by either party, if the other party to the merger agreement breaches or fails to perform any of its representations or agreements in the merger agreement, which breach or failure to perform (i) would cause the non-breaching party's conditions to closing not to be satisfied and (ii) shall not have been cured within 20 days of written notice of the breach or failure to perform.

TERMINATION FEE (PAGE 33)

      We will be required to pay Computer Associates a termination fee of $13 million plus up to $2 million of Computer Associates' expenses relating to the transactions contemplated by the merger agreement if any of the following occur:

      - we terminate the merger agreement because our stockholders fail to adopt the merger agreement at the special meeting and prior to the special meeting:

            o our board changes its recommendation to stockholders regarding adoption of the merger agreement in a manner adverse to Computer Associates;

            o     our board approves or recommends an alternative proposal; or

            o a tender offer or exchange offer is made for our common stock and our board either recommends to our stockholders that they tender or exchange their shares or fails to recommend against the offer within ten business days of the commencement of the offer;

      - Computer Associates terminates the merger agreement because (i) our board (A) changes its recommendation to stockholders regarding adoption of the merger agreement in a manner adverse to Computer Associates or (B) approves or recommends an alternative proposal or
            (ii) a tender offer or exchange offer is made for our common stock and our board either recommends to our stockholders that they tender or exchange their shares or fails to recommend against the offer within ten business days of the commencement of the offer;

      - we terminate the merger agreement because our board approved a superior proposal or recommended a superior proposal to our stockholders;

      - we or Computer Associates terminate the merger agreement because (i) the merger is not completed by June 30, 2005, (ii) between the date of the merger agreement and the date of termination of the merger agreement an acquisition proposal was made or publicly disclosed and not publicly withdrawn in good faith and without qualification prior to June 30, 2005, and (iii) within 12 months after termination of the merger agreement we enter into a definitive agreement for, or complete, the acquisition proposal; or

      - we or Computer Associates terminate the merger agreement because (i) our stockholders did not adopt the merger agreement at the special meeting, (ii) between the date of the merger agreement and the date of termination of the merger agreement an acquisition proposal was made or publicly disclosed and not publicly withdrawn in good faith and without qualification prior to the fifth business day prior to the date of the special meeting, and (iii) within 12 months after termination of the merger agreement we enter into a definitive agreement for, or complete, the acquisition proposal.

REGULATORY MATTERS (PAGE 23)

      Under the provisions of the HSR Act, we and Computer Associates may not complete the merger until we have made certain filings with the Federal Trade Commission and the United States Department of Justice and the applicable waiting period has expired or been terminated. We and Computer Associates intend to file pre-merger notifications with the U.S. antitrust authorities pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 before October 22, 2004. We and Computer Associates are currently assessing whether any foreign antitrust approvals are required to consummate the merger and, to the extent any such approvals are required, we and Computer Associates will seek to obtain such approvals as soon as reasonably practicable. We cannot assure you that a challenge to the merger on antitrust grounds will not be made or, if a challenge is made, of the result.

APPRAISAL RIGHTS (PAGE 34)

      Under Delaware law, if you do not vote for adoption of the merger agreement and prior to the special meeting you make a written demand and you strictly comply with the other statutory requirements of the General Corporation Law of the State of Delaware, you may elect to receive, in cash, the judicially determined fair value of your shares of stock in lieu of the $10.75 per share merger consideration. This value could be more or less than or the same as the cash merger consideration.

NETEGRITY STOCK OPTIONS (PAGE 25)

      In general, at the completion of the merger, each option to purchase shares of our common stock, including those options held by our executive officers, will be assumed by Computer Associates and become an option to purchase Computer Associates common stock with the number of shares of common stock and the exercise price of the option being adjusted in accordance with a conversion ratio equal to $10.75 divided by the average closing sales price of a share of Computer Associates common stock for the five trading days prior to the closing of the merger. The vesting of the options held by our non-employee directors will accelerate in full at the effective time of the merger. Each of these options will terminate at the effective time of the merger in exchange for a payment equal to the number of shares of our common stock subject to such option multiplied by the amount, if any, by which the cash consideration per share to be paid in the merger exceeds the exercise price of the option.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (PAGE 19)

      Our directors and executive officers have interests in the merger that may be in addition to, or different from, the interests of our stockholders. For example, if the merger is completed, certain indemnification arrangements for directors and officers of Netegrity will be continued and all of the options held by our non-employee directors will be accelerated and become fully vested at the effective time of the merger. In addition, our executive officers are entitled to acceleration of the vesting of their options, severance payments and continuation of benefits in the event that their employment is terminated under certain circumstances in connection with the merger.

NO SOLICITATION (PAGE 29)

      We have agreed that we will not solicit, initiate or knowingly encourage any inquiries or any proposal or offer that is, or could reasonably be expected to lead to, an acquisition proposal or to participate in discussions or furnish non-public information for the purpose of encouraging or facilitating an acquisition proposal. However, prior to the adoption of the merger agreement by our stockholders, if we receive a superior proposal or determine that an unsolicited written acquisition proposal is reasonably likely to result in a superior proposal, we may respond to that proposal if required by our board's fiduciary duties, provided that we keep Computer Associates reasonably informed of the status and the material terms and conditions of such proposal.

      Furthermore, our board may not withdraw its recommendation of the merger or recommend an acquisition proposal (which we refer to as a change in recommendation), unless prior to the stockholder vote: (i) our board determines in good faith (after consultation with our outside counsel) that the failure to make a change in recommendation would be inconsistent with its fiduciary obligations, (ii) Computer Associates is given 72 hours' prior notice of our board's intent to make such change, and (iii) to the extent the change in recommendation is in response to a superior proposal, Computer Associates is given the opportunity to propose an amendment to the terms of the merger, which amendment must be considered by our board in determining whether the acquisition proposal still constitutes a superior proposal. Notwithstanding any change in recommendation, we are required to convene a special meeting of our stockholders to vote on the merger agreement, unless we terminate the merger agreement.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This proxy statement contains forward-looking statements about our plans, objectives, expectations and intentions. You can identify these statements by words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate," "may," "will" and "continue" or similar words. You should read statements that contain these words carefully. They discuss our future expectations or state other forward-looking information, and may involve known and unknown risks over which we have no control, including, without limitation,

      - the requirement that our stockholders adopt the merger agreement with Computer Associates;

      - receipt of necessary approvals under applicable antitrust laws and other relevant regulatory authorities;

      -     failure by us to satisfy other conditions to the merger; and

      - the effect of the announcement of the merger on our customer relationships, operating results and business generally, including the ability to retain key employees, and other risks detailed in our current filings with the Securities and Exchange Commission (which we refer to as the SEC), including our most recent filings on Forms 10-Q and 10-K. See "Where You Can Find More Information" on page 39. You should not place undue reliance on forward-looking statements. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this proxy statement represent our views as of the date of this proxy statement, and it should not be assumed that the statements made herein remain accurate as of any future date. Moreover, we assume no obligation to update forward-looking statements or update the reasons actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

                  THE SPECIAL MEETING OF NETEGRITY STOCKHOLDERS

      We are furnishing this proxy statement to you, as a stockholder of Netegrity, as part of the solicitation of proxies by our board for use at the special meeting of stockholders.

DATE, TIME, PLACE AND PURPOSE OF THE SPECIAL MEETING

      The special meeting will be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, located at 60 State Street, Boston, Massachusetts 02109, on _________, 2004 at 9:00 a.m., local time. The purpose of the special meeting is:

      - to consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated as of October 6, 2004, by and among Computer Associates, Netegrity and Merger Sub; and

      - to transact such other business as may properly come before the meeting or any adjournment or postponement thereof, including to consider any procedural matters incident to the conduct of the special meeting, such as adjournment or postponement of the special meeting to solicit additional proxies in favor of the proposal to adopt the Agreement and Plan of Merger.

      Our board has, by unanimous vote, determined that the merger agreement and the merger are advisable and in the best interests of Netegrity and its stockholders, and has approved the merger agreement and the merger. Our board unanimously recommends that our stockholders vote "FOR" adoption of the merger agreement.

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM

      The holders of record of shares of our common stock as of the close of business on ____________, 2004, which is the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting.

      On the record date, there were approximately _________ shares of our common stock outstanding held by approximately ___ stockholders of record. Holders of a majority of the shares of our common stock issued and outstanding as of the record date and entitled to vote at the special meeting must be present in person or represented by proxy at the special meeting to constitute a quorum to transact business at the special meeting. Both abstentions and broker "non-votes" will be counted as present for purposes of determining the existence of a quorum. In the event that a quorum is not present at the special meeting, we currently expect that we will adjourn or postpone the meeting to solicit additional proxies.

VOTE REQUIRED

      Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding on the record date and entitled to vote.

      Each holder of a share of our common stock is entitled to one vote per share. Failure to vote your proxy (either through the Internet, by telephone or by returning a properly executed proxy card) or to vote in person will have the same effect as a vote "AGAINST" adoption of the merger agreement.

      Brokers or other nominees who hold shares of our common stock in "street name" for customers who are the beneficial owners of such shares may not give a proxy to vote those customers' shares in the absence of specific instructions from those customers. These non-voted shares of our common stock will not be counted as votes cast or shares voting and will have the same effect as votes "AGAINST" adoption of the merger agreement.

SHARE OWNERSHIP AND VOTING POWER OF MANAGEMENT

      At Computer Associate's request, William C. Bartow, Barry N. Bycoff, Stephanie A. Feraday, Eric R. Giler, Lawrence D. Lenihan, Jr., Ronald T. Maheu, Pequot Private Equity Fund, L.P., Pequot Offshore Private Equity Fund, Inc., Regina O. Sommer and Ralph B. Wagner have each entered into a stockholder agreement with Computer Associates and Merger Sub pursuant to which they have agreed to vote their shares of Netegrity common stock "FOR" adoption of the merger agreement and against any other proposal or offer to acquire Netegrity. The shares of Netegrity common stock covered by the stockholder agreements, which include all of the shares owned by the persons and entities listed above, represented, as of October 5, 2004, 8.25% of the outstanding shares of Netegrity common stock and, giving effect to the issuance of shares of Netegrity common stock beneficially owned by such stockholders pursuant to stock options in respect of Netegrity common stock, 12.0% of the outstanding shares of Netegrity common stock.

VOTING

      Stockholders may vote their shares by attending the special meeting and voting their shares of our common stock in person, or by completing the enclosed proxy card, signing and dating it and mailing it in the enclosed postage-prepaid envelope. All shares of our common stock represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holder. If a written proxy card is signed by a stockholder and returned without instructions, the shares of our common stock represented by the proxy will be voted "FOR" adoption of the merger agreement.

      In addition, stockholders may submit a proxy through the Internet or by telephone by following the instructions included with the enclosed proxy card. If you submit a proxy through the Internet or by telephone, please do not return the proxy card. You should be aware that in submitting a proxy through the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet voting facility and the telephone voting facility for stockholders of record will close at 11:59 p.m., Eastern Standard Time, on _____, 2004.

      Stockholders who have questions or requests for assistance in completing and submitting proxy cards should contact Georgeson Shareholder Communications Inc., our proxy solicitor, at (888) 350-3512.

      Stockholders who hold their shares of Netegrity common stock in "street name," meaning in the name of a bank, broker or other person who is the record holder, must either direct the record holder of their shares of our common stock how to vote their shares or obtain a proxy from the record holder to vote their shares at the special meeting.

REVOCABILITY OF PROXIES

      You can revoke your proxy at any time before it is voted at the special meeting by:

      -     submitting another properly completed proxy bearing a later date;

      - giving written notice of revocation to any of the persons named as proxies or to the Secretary of Netegrity;

      - if you submitted a proxy through the Internet or by telephone, by submitting a proxy again through the Internet or telephone prior to the close of the Internet voting facility or the telephone voting facility; or

      -     voting in person at the special meeting.

      If your shares of our common stock are held in the name of a bank, broker, trustee or other holder of record, you must follow the instructions of your broker or other holder of record to revoke a previously given proxy. If your broker or nominee allows you to submit a proxy by telephone or through the Internet, you may be able to change your vote by submitting a proxy again by telephone or through the Internet.

SOLICITATION OF PROXIES

      In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, other electronic means or in person. These people will not receive any additional compensation for their services, but we will reimburse them for their out-of-pocket expenses. We will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable expenses in forwarding copies of this proxy statement to the beneficial owners of shares of our common stock and in obtaining voting instructions from those owners. We will share equally with Computer Associates all expenses of filing, printing and mailing this proxy statement.

      We have retained Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies by mail, telephone or other electronic means, or in person, for a fee of approximately $17,500 plus expenses relating to the solicitation.

OTHER BUSINESS

      We are not currently aware of any business to be acted upon at the special meeting other than the matters discussed in this proxy statement. Under our bylaws, business transacted at the special meeting is limited to matters relating to the purposes stated in the notice of special meeting, which is provided at the beginning of this proxy statement. If other matters do properly come before the special meeting, or at any adjournment or postponement of the special meeting, we intend that shares of our common stock represented by properly submitted proxies will be voted by and at the discretion of the persons named as proxies on the proxy card. In addition, the grant of a proxy will confer discretionary authority on the persons named as proxies on the proxy card to vote in accordance with their best judgment on procedural matters incident to the conduct of the special meeting, such as a motion to adjourn in the absence of a quorum or a motion to adjourn for other reasons, including to solicit additional votes in favor of adoption of the merger agreement.

                                   THE MERGER

      This discussion of the merger is qualified by reference to the merger agreement, which is attached to this proxy statement as Annex A. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

BACKGROUND OF THE MERGER

      In March 2004, we were approached by a third party that expressed interest in a possible acquisition of our company. To assist us in evaluating this acquisition possibility as well as other strategic alternatives, our board of directors engaged Broadview as our financial advisor. We entered into confidentiality and standstill agreements with the third party. After preliminary diligence and discussions, we were unable to agree on mutually acceptable terms, and discussions were terminated in May 2004.

      At a telephone meeting held on July 13, 2004, our board of directors determined that it would be in the best interests of our stockholders for us to explore the possible sale of our company. On July 16, 2004, at a meeting of our board of directors, representatives of Broadview and the directors reviewed a list of possible acquirors. After reviewing the list, the board of directors determined that it would be appropriate for, and directed Broadview to, approach these companies to determine their level of interest in acquiring our company.

      In July and August 2004, our representatives and Broadview discussed with approximately 13 companies their interest in acquiring our company. In the course of this process, we received formal expressions of interest from six parties, including Computer Associates and the third party that initially approached us in March 2004. We entered into confidentiality and standstill agreements with four of the five new parties. The other new party indicated that it was not interested in discussing a possible acquisition of our company on the terms we had instructed Broadview to discuss with it.

      In August and September, 2004, these five parties undertook due diligence reviews of our company, and Broadview and other representatives of Netegrity engaged in discussions with each of them as to possible acquisition terms. On September 5, 2004, one of the five remaining potential bidders indicated that it was not interested in discussing a possible acquisition of our company on the terms that we had instructed Broadview to discuss with it. Throughout August and September 2004, several meetings of the board of directors were held to update the directors on the status of the discussions.

      Between September 2004 and October 6, 2004, Computer Associates conducted financial, technical and legal due diligence of Netegrity.

      On September 15, 2004, Wilmer Cutler Pickering Hale and Dorr LLP, who we refer to as Wilmer Hale, our legal counsel, delivered a draft merger agreement to Computer Associates and the other three interested parties.

      On September 22, 2004, one of the four potential bidders indicated that it was no longer interested in discussing a possible acquisition of our company.

      On October 1 and 2, 2004, our representatives informed the bidders of our estimated financial results for the quarter ending September 30, 2004, which were estimated to be lower than our initial expectations for the quarter.

      On October 3, 2004, at a telephone meeting of our board of directors, the directors and Broadview reviewed the status of the discussions with the three bidders. Our board determined that it would be in the best interests of our stockholders to pursue discussions with Computer Associates.

      From October 3 through October 5, 2004, our representatives and representatives of Computer Associates, and their respective legal counsel, negotiated the merger agreement and related stockholder agreements.

      On October 4, 2004, at a special telephonic meeting of our board of directors, Broadview and other representatives of Netegrity reviewed the status of the negotiations with Computer Associates and representatives of Wilmer Hale reviewed the principal terms of the merger agreement.

      On October 5, 2004, at a special telephonic meeting of our board of directors, representatives of Wilmer Hale summarized the terms of the definitive merger agreement and the related stockholder agreements, each of which had been previously circulated to our board. Representatives of Wilmer Hale also reviewed for our directors their fiduciary duties in considering the acquisition. Representatives of Broadview presented a financial analysis pertaining to the transaction and delivered their oral opinion (later confirmed by delivery of a written opinion) to the effect that as of October 5, 2004, and based upon and subject to the various qualifications, limitations, factors and assumptions set forth in the opinion, the merger consideration of $10.75 in cash per share was fair, from a financial point of view, to the holders of our common stock. Following these presentations, our board discussed the potential acquisition. Thereafter, our board unanimously determined that the merger agreement was advisable and in the best interests of our stockholders, approved and declared the advisability of the merger agreement and related matters and unanimously recommended that our stockholders adopt the merger agreement.

      During the early morning of October 6, 2004, we and Computer Associates executed the merger agreement and the stockholder agreements were executed.

      Prior to the opening of trading on October 6, 2004, we issued a press release announcing the merger.

REASONS FOR THE MERGER AND RECOMMENDATION OF THE BOARD OF DIRECTORS

      In the course of reaching its decision to approve the merger agreement and the merger, our board consulted with senior management and our financial and legal advisors, and reviewed a significant amount of information and considered a number of factors, including the following:

      - the value of the consideration to be received by our stockholders pursuant to the merger agreement, as well as the fact that stockholders will receive the consideration in cash, which provides certainty of value to our stockholders compared to a transaction in which they would receive stock or other non-cash consideration;

      - the $10.75 per share to be paid as the consideration in the merger represents a 39% premium over the closing price of our common stock on October 5, 2004 (the trading day prior to announcement of the transaction) and a 87% premium over the closing price of our common stock on September 8, 2004 (the twentieth trading day prior to the announcement);

      - the board received offers to acquire our company from other bidders, and the offer of $10.75 per share from Computer Associates was the highest offer;

      - the financial presentation of Broadview (including the assumptions and methodologies underlying the analyses in connection therewith) and the opinion of Broadview which is attached to this proxy statement as Annex B and which you should read carefully in its entirety, that as of October 5, 2004, the merger consideration of $10.75 in cash per share to be received by our stockholders pursuant to the merger was fair to our stockholders from a financial point of view;

      - the then current financial market conditions, and historical market prices, volatility and trading information with respect to our common stock, including the possibility that if we remained as a publicly owned corporation, in the event of a decline in the market price of our common stock or the stock market in general, the price that might be received by holders of our common stock in the open market or in a future transaction might be less than the $10.75 per share cash price to be paid in the merger;

      - historical and current information concerning our business, financial performance and condition, operations, technology, management and competitive position, and current industry, economic and market conditions, including our prospects if we were to remain an independent company;

      -     the terms and conditions of the merger agreement, including:

            o the ability of the board, under certain circumstances, to furnish information to and conduct negotiations with a third party and, upon the payment to Computer Associates of a termination fee of $13 million and up to $2 million in expense reimbursement, to terminate the merger agreement to accept a superior proposal; and

            o the board's belief that the $15 million maximum aggregate fees and expenses payable to Computer Associates was reasonable in the context of termination fees that were payable in other comparable transactions and would not be likely to preclude another party from making a competing proposal; and

      - the likelihood that the merger will be consummated, in light of the limited conditions to Computer Associates' obligation to complete the merger, Computer Associates' financial capability, and the absence of any financing condition to Computer Associates' obligation to complete the merger;

In the course of its deliberations, our board also considered a variety of risks and other countervailing factors, including:

      - the risks and costs to us if the merger does not close, including the diversion of management and employee attention, employee attrition and the effect on business relationships;

      - the restrictions that the merger agreement imposes on actively soliciting competing bids, and the fact that we would be obligated to pay the $13 million termination fee (and up to an additional $2 million in expense reimbursement) to Computer Associates under certain circumstances;

      - the fact that Netegrity will no longer exist as an independent, stand-alone company and our stockholders will no longer participate in the growth of Netegrity or in any synergies resulting from the merger;

      - the fact that gains from an all-cash transaction would be taxable to our stockholders for U.S. federal income tax purposes; and

      - the interests of our officers and directors in the merger described under " -- Interests of Certain Persons in the Merger."

      The foregoing discussion of the factors considered by our board is not intended to be exhaustive, but does set forth the principal factors considered by the board. Our board collectively reached the unanimous conclusion to approve the merger agreement and the merger in light of the various factors described above and other factors that each member of our board felt were appropriate. In view of the wide variety of factors considered by our board in connection with its evaluation of the merger and the complexity of these matters, our board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the board. Rather, our board made its recommendation based on the totality of information presented to and the investigation conducted by it. In considering the factors discussed above, individual directors may have given different weights to different factors.

      After evaluating these factors and consulting with its legal counsel and its financial advisors, our board determined that the merger agreement was advisable and in the best interests of our stockholders. Accordingly, our board has unanimously approved the merger agreement and the merger. OUR BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

OPINION OF FINANCIAL ADVISOR TO THE BOARD OF DIRECTORS OF NETEGRITY

      Pursuant to a letter agreement dated as of May 20, 2004, Broadview was engaged to act as financial advisor to our board of directors. The board selected Broadview based on Broadview's reputation and experience in the information technology (which we refer to as IT), communications, healthcare technology and media industry in particular. Broadview focuses on providing merger and acquisition advisory services to IT, communications, healthcare technology and media companies. In this capacity, Broadview is continually engaged in valuing these businesses and maintains an extensive database of IT, communications, healthcare technology and media mergers and acquisitions for comparative purposes. At the meeting of our board of directors on October 5, 2004, Broadview rendered its opinion that as of such date, and based upon and subject to the various qualifications, limitations, factors and assumptions described in the Broadview opinion, the $10.75 in cash per share to be received by holders of our common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.

      BROADVIEW'S OPINION, WHICH DESCRIBES THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY BROADVIEW, IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT. HOLDERS OF OUR COMMON STOCK ARE URGED TO, AND SHOULD, READ THE BROADVIEW OPINION CAREFULLY AND IN ITS ENTIRETY. THE BROADVIEW OPINION WAS PROVIDED SOLELY TO OUR BOARD OF DIRECTORS AND ADDRESSES ONLY THE FAIRNESS OF THE MERGER CONSIDERATION FROM A FINANCIAL POINT OF VIEW TO HOLDERS OF OUR COMMON STOCK AS OF THE DATE OF THE OPINION. THE BROADVIEW OPINION DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER CONSIDERATION. THE SUMMARY OF THE BROADVIEW OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

      Broadview's opinion does not address the underlying business decision to enter into the merger agreement or the merger, nor does it evaluate alternative transaction structures or other financial or strategic alternatives or business strategies.

      In reading the discussion of the fairness opinion set forth below, you should be aware that Broadview's opinion does not constitute a recommendation to any Netegrity stockholder or any other person as to how they should vote or act with respect to the proposed merger or any other matter.

      In reading the discussion of the fairness opinion set forth below, you should be aware that Broadview:

      - reviewed the terms of the merger agreement in the form of the draft furnished to Broadview by our legal counsel on October 5, 2004;

      - reviewed certain SEC filings, including the financial statements included in such filings, and other information with respect to Netegrity;

      - reviewed certain internal financial and operating information concerning Netegrity, including certain projections for Netegrity prepared and furnished to Broadview by our management;

      - participated in discussions with our management concerning the operations, business strategy, current financial performance and prospects for Netegrity;

      - discussed with our management its view of the strategic rationale for the merger;

      - reviewed the recent reported closing prices and trading activity for our common stock;

      - compared certain aspects of our financial performance with certain public companies;

      - analyzed available information, both public and private, concerning certain precedent transactions;

      -     reviewed recent equity research analyst reports covering Netegrity;

      -     participated in negotiations and discussions related to the merger;
            and

      - conducted other financial studies, analyses and investigations as Broadview deemed appropriate for purposes of its opinion.

      In rendering its opinion, Broadview relied, without independent verification, on the accuracy and completeness of all the financial and other information (including without limitation the representations and warranties contained in the Agreement) that was publicly available or furnished to Broadview by us or our advisors. With respect to the financial projections examined by Broadview, Broadview assumed that they were reasonably prepared and reflected the best available estimates and good faith judgments of our management as to the future performance of Netegrity. Broadview also assumed, that in the course of obtaining the necessary regulatory and third party approvals, consents and releases for the merger, no modification, delay, limitation, restriction or condition would be imposed that would have a material adverse effect on the merger and that the merger would be consummated in accordance with applicable laws and regulations and the terms of the merger agreement as set forth in the October 5, 2004 draft thereof, without waiver, amendment or modification of any material term, condition or agreement. Broadview has not made or taken into account any independent appraisal or valuation of any of Netegrity's assets or liabilities. Broadview expresses no view as to the federal, state or local tax consequences of the merger.

      Broadview did not make or assume any responsibility for making an independent valuation or appraisal of Netegrity's assets, nor was Broadview furnished with any such appraisals, nor did Broadview evaluate the solvency or fair value of Netegrity under any state or federal securities laws relating to bankruptcy, insolvency or similar matters.

      For purposes of its opinion, Broadview assumed that Netegrity was not currently involved in any material transaction other than the merger, other publicly announced transactions and those activities undertaken in the ordinary course of conducting its business. Broadview's opinion was necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of the date of the opinion. It should be understood that, although subsequent developments may affect its opinion, Broadview has no obligation to update, revise or reaffirm its opinion.

      The following is a summary explanation of various sources of information and valuation methodologies employed by Broadview in rendering its opinion. Broadview did not explicitly assign any relative weights to the various factors of analyses considered. This summary of financial analyses includes information presented in tabular format. In order to fully understand the financial analyses used by Broadview, the tables must be read together with the text of each summary. Considering the tables alone could create a misleading or incomplete view of Broadview's financial analyses.

Netegrity Stock Performance Analysis

      Broadview compared our recent stock performance with that of the NASDAQ Composite and an index comprised of public companies that Broadview deemed comparable to Netegrity. Broadview selected companies competing in the information security industry with Trailing Twelve Month (which we refer to as TTM) revenue greater than $75 million, positive TTM revenue growth and positive TTM Earnings Before Interest and Taxes (which we refer to as EBIT) margin. Broadview selected the following companies: Check Point Software Technologies Ltd.; Internet Security Systems, Inc; RSA Security Inc.; SafeNet, Inc.; Secure Computing Corporation; Symantec Corporation; Macrovision Corporation; Trend Micro Incorporated; and Websense, Inc. (which we refer to as the Netegrity Comparable Index).

Public Company Comparables Analysis

      Broadview considered ratios of share price and market capitalization, adjusted for cash and debt when necessary, to selected historical operating and balance sheet results in order to derive multiples placed on a company in a particular market segment. Such ratios indicate the value public equity markets place on companies. In order to perform this analysis, Broadview compared financial information of Netegrity with publicly available information for the companies listed above. For this analysis, as well as other analyses, Broadview examined publicly available information.

      The following table presents, as of October 5, 2004, the median multiples and the range of multiples for the Netegrity Comparable Index of total market capitalization (which is defined as equity market capitalization plus total debt minus cash and cash equivalents and which we refer to as TMC) or Netegrity share price, divided by selected operating metrics as appropriate:

                                                     Median Multiple        Range of Multiples
                                                     ---------------        ------------------
      TTM TMC/R                                           6.98x              2.61x   -   11.50x
      TTM TMC/EBIT                                        22.6x              12.2x   -   32.7x
      TTM P/E                                             37.6x              18.6x   -   54.9x
      Projected 12/31/04 TMC/Revenue                      5.78x              2.41x   -   10.18x
      Projected 12/31/04 TMC/EBIT                         21.4x              11.5x   -   25.6x
      Projected 12/31/04 P/E                              29.2x              17.9x   -   49.0x
      Projected 12/31/05 TMC/Revenue                      5.02x              2.06x   -   9.03x
      Projected 12/31/05 TMC/EBIT                         14.6x               8.9x   -   22.0x
      Projected 12/31/05 P/E                              25.5x              15.3x   -   42.9x

These comparables imply the following medians and ranges for per share value (for analyses employing Netegrity TTM financials, Broadview utilized figures for the TTM ended June 30, 2004, and Netegrity projected figures were not revised to reflect any potential adjustment resulting from Netegrity's performance during the quarter ended September 30, 2004):

                                                          Median
                                                          Implied
                                                           Value       Range of Implied Values
                                                           -----       -----------------------
      TTM TMC/R                                            $17.65         $7.99 - $27.67
      TTM TMC/EBIT                                         $ 5.38         $3.92 -  $6.78
      TTM P/E                                              $ 6.64         $3.29 -  $9.70
      Projected 12/31/04 TMC/Revenue                       $16.52         $8.18 - $27.41
      Projected 12/31/04 TMC/EBIT                          $ 7.69         $5.17 -  $8.78
      Projected 12/31/04 P/E                               $ 7.61         $4.67 - $12.79
      Projected 12/31/05 TMC/Revenue                       $19.98         $9.50 - $34.16
      Projected 12/31/05 TMC/EBIT                          $ 6.38         $4.74 -  $8.47
      Projected 12/31/05 P/E                               $ 8.03         $4.82 - $13.49

      No company included in the Netegrity Comparable Index is identical to Netegrity. In evaluating such comparables, Broadview made numerous assumptions with respect to the information security industry performance and general economic conditions, many of which are beyond the control of Netegrity. Mathematical analysis, such as determining the median, average or range, is not in itself a meaningful method of using comparable company data.

Transaction Comparables Analysis

      Broadview considered ratios of equity purchase price, adjusted for the seller's cash and debt when appropriate, to selected historical and balance sheet operating results in order to indicate multiples strategic and financial acquirers have been willing to pay for companies in a particular market segment. In order to perform this analysis, Broadview reviewed a number of transactions that it considered similar to the merger. Broadview selected these transactions since January 1, 2003 involving sellers in the information security industry with revenue greater than $10 million in the last reported 12 months before the acquisition. For this analysis, as well as other analyses, Broadview examined publicly available information, as well as information from Broadview's proprietary database of published and confidential merger and acquisition transactions in the IT, communications, healthcare technology and media industries. These transactions consisted of the acquisition of:

      -     Netscreen Technologies, Inc. by Juniper Networks, Inc.;

      -     Brightmail, Inc. by Symantec Corporation;

      -     Neoteris, Inc. by Netscreen Technologies, Inc.;

      -     Zone Labs, Inc. by Check Point Software Technologies Ltd;

      -     SSP Solutions, Inc. by SAFLINK Corporation; and

      -     Rainbow Technologies, Inc. by SafeNet, Inc.

      The following table presents, as of October 5, 2004, the median multiple and the range of multiples of adjusted price (defined as equity price plus total debt minus cash and cash equivalents) divided by the seller's revenue (which we refer to as P/R) and the range of multiples of adjusted price divided by the seller's EBIT (which we refer to as P/EBIT) in the last reported twelve months prior to acquisition for the transactions listed above:

                Median Multiple       Range of Multiples
                ---------------       ------------------
P/R                  9.76x               2.71x - 13.82x
P/EBIT               54.5x               24.9x - 226.9x

These comparables imply the following median and range for per share value (for the P/R analysis, Broadview used Netegrity revenue for the TTM ended September 30, 2004, and for the P/EBIT analysis, Broadview used Netegrity EBIT for the TTM ended June 30, 2004 as a proxy for the TTM ended September 30, 2004 due to lack of available data):

                Median Implied Value       Range of Implied Values
                --------------------       -----------------------
P/R                    $23.79                  $8.19 - $32.76
P/EBIT                 $ 9.84                  $5.70 - $33.93

      No transaction utilized as a comparable in the transaction comparables analysis is identical to the merger. In evaluating the comparables, Broadview made numerous assumptions with respect to the information security industry's performance and general economic conditions, many of which are beyond the control of Netegrity. Mathematical analysis, such as determining the average, median or range, is not in itself a meaningful method of using comparable transaction data.

Transaction Premiums Paid Analysis

      Broadview considered the premiums paid above a seller's share price in order to determine the additional value that strategic and financial acquirers, when compared to public stockholders, are willing to pay for companies in a particular market segment. In order to perform this analysis, Broadview reviewed a number of transactions involving publicly-held software companies. Broadview selected these transactions from its proprietary database by choosing transactions since January 1, 2003 with an equity purchase price between $50 million and $1 billion. These transactions consisted of the acquisition of:

      -     Caminus Corporation by SunGard Data Systems Inc.;

      -     Numerical Technologies, Inc. by Synopsys, Inc.;

      -     Mercator Software, Inc. by Ascential Software Corporation;

      -     Speechworks International, Inc. by ScanSoft, Inc.;

      -     Lightspan, Inc. by PLATO Learning, Inc.;

      -     Freemarkets, Inc. by Ariba, Inc.;

      -     Sanchez Computer Associates, Inc. by Fidelity National Financial,
            Inc.;

      -     Group 1 Software, Inc. by Pitney Bowes Inc.;

      -     ON Technology Corporation by Symantec Corp.;

      -     Brio Software, Inc. by Hyperion Solutions Corporation;

      -     Novadigm, Inc. by Hewlett Packard Company;

      -     H.T.E., Inc. by SunGard Data Systems, Inc.;

      -     Rogue Wave Software, Inc. by Quovadx, Inc.;

      -     Elite Information Group, Inc. by The Thomson Corporation;

      -     Marimba, Inc. by BMC Software, Inc.;

      -     Latitude Communications, Inc. by Cisco Systems, Inc.;

      -     Inet Technologies, Inc. by Tektronix, Inc.;

      -     Timberline Software Corporation by Sage Group plc (Best Software);

      -     Comshare, Incorporated by Geac Computer Corp Ltd.;

      -     iManage, Inc. by Interwoven, Inc.;

      -     Concerto Software, Inc. by Melita International, Ltd.;

      -     Barra, Inc. by Morgan Stanley (Morgan Stanley Capital International
            Inc.);

      - Ross Systems, Inc. by chinadotcom corporation (CDC Software Holdings Inc.);

      -     Practiceworks, Inc. by Eastman Kodak Company;

      -     Systems & Computer Technology Corporation by SunGard Data Systems
            Inc.;

      - Triple G Systems Group, Inc. by General Electric Company (General Electric Medical Systems Information Technologies);

      -     Landacorp, Inc. by SHPS Holdings, Inc.; and

      -     Optika, Inc. by Stellent, Inc.

      The following table presents, as of October 5, 2004, the median premium and the range of premiums for these transactions calculated by dividing:

      - the offer price per share minus the closing share price of the seller's common stock twenty trading days or one trading day prior to the public announcement of the transaction, by

      - the closing share price of the seller's common stock twenty trading days or one trading day prior to the public announcement of the transaction:

                                       Median Premium         Range of Premiums
                                       --------------         -----------------
Premium Paid to Seller's Stock             25.2%                3.0%  - 260.0%
Price 1 Trading Day Prior to
Announcement

Premium Paid to Seller's Stock             40.4%               (8.6%) - 214.7%
Price 20 Trading Days Prior to
Announcement

      The following table presents the median implied value and the range of implied values of Netegrity's stock, calculated by using the premiums shown above and Netegrity's share price twenty trading days and one trading day prior to delivery:

                                    Median Implied Value         Range of Implied Values
                                    --------------------         -----------------------
Premium Paid to Seller's Stock             $9.38                       $7.71 - $26.96
Price 1 Trading Day Prior to
Announcement

Premium Paid to Seller's Stock             $8.77                       $5.71 - $19.67
Price 20 Trading Days Prior to
Announcement

      No transaction utilized as a comparable in the transaction premiums paid analysis is identical to the merger. In evaluating the comparables, Broadview made numerous assumptions with respect to the software industry's performance and general economic conditions, many of which are beyond the control of Netegrity. Mathematical analysis, such as determining the average, median or range is not in itself a meaningful method of using comparable transaction data.

Present Value of Projected Share Price Analysis

      Broadview calculated the present value of the projected future share price of shares of Netegrity common stock on a standalone basis using our management's net income estimates for the twelve months ending December 31, 2005 and December 31, 2006. For this analysis, Broadview calculated Netegrity EPS for the twelve months ending December 31, 2005 and December 31, 2006 using net income provided by our management and projected diluted shares outstanding from a selected analyst report. The implied share price calculated using the median TTM P/E for the public company comparables, Netegrity EPS for the twelve months ended December 31, 2005 and discounted based on the Capital Asset Pricing Model (which we refer to as CAPM) using the median capital-structure adjusted beta for the public company comparables was $9.16. The implied share price calculated using the median TTM P/E for the public company comparables, Netegrity EPS for the twelve months ended December 31, 2006 and discounted based on the CAPM using the median capital-structure adjusted beta for the public company comparables was $21.37.

Consideration of the Discounted Cash Flow Methodology

      While discounted cash flow is a commonly used valuation methodology, Broadview did not employ such an analysis for the purposes of its opinion. Discounted cash flow analysis is most appropriate for companies that exhibit relatively steady or somewhat predictable streams of future cash flow. Given the uncertainty in estimating both the future cash flows and a sustainable long-term growth rate for the company, Broadview considered a discounted cash flow analysis inappropriate for valuing Netegrity.

                        ---------------------------------

      The merger and acquisition transaction environment varies over time because of macroeconomic factors such as interest rate and equity market fluctuations and microeconomic factors such as industry results and growth expectations. No company or transaction reviewed was identical to the proposed transactions and, accordingly, the foregoing analyses involve complex considerations and judgments concerning differences in financial and operating characteristics and other factors that would affect the acquisition values in the comparable transactions, including the size and demographic and economic characteristics of the markets of each company and the competitive environment in which it operates.

      The preparation of a fairness opinion is a complex process involving determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analysis or the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying the opinion of Broadview. In arriving at its fairness determination, Broadview considered the results of all these constituent analyses and did not attribute any particular weight to any particular factor or analysis considered by it; rather, Broadview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all such analyses. Certain Broadview analyses are based upon forecasts of future results and are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. The foregoing summary does not purport to be a complete description of the analyses performed by Broadview. Additionally, analyses relating to the value of businesses or securities are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

      As described above, Broadview's opinion to our board was among many factors taken into consideration by our board in making its determination to approve the merger agreement and recommend the merger. Such decisions were solely those of our board. The opinion of Broadview was provided solely to our board and does not constitute a recommendation to any person, including the holders of our common stock, as to how such person should vote or act on any matter related to the merger.

      Based upon and subject to the foregoing qualifications, limitations, factors and assumptions and those set forth in the opinion, Broadview was of the opinion that, as of October 5, 2004, the $10.75 in cash per share of our common stock to be received by the holders of our common stock was fair, from a financial point of view, to such holders.

      Pursuant to the terms of the Broadview engagement letter, Netegrity has paid Broadview an engagement fee of $50,000 and a fee of $750,000 upon delivery of Broadview's opinion and has agreed to pay Broadview a transaction fee equal to 0.75% of the aggregate consideration paid in the transaction, which equates to approximately $3.3 million, less the amount of the engagement fee and the opinion fee already paid, which is only payable upon consummation of the transaction. Broadview will also be reimbursed for its reasonable and customary expenses, and it and related parties will be indemnified against certain liabilities, including liabilities under the federal securities laws, in connection therewith. No limitations were imposed on Broadview by Netegrity with respect to the investigations made or procedures followed by it in rendering its opinion.

      Broadview and its affiliates in the past have provided, currently are providing, or in the future may provide investment banking, financial and advisory services to Netegrity, Computer Associates or certain of their affiliates unrelated to the proposed merger, for which services they have received, or expect to receive, compensation. Paul Deninger, Chairman of Broadview, served as a a director of Netegrity from February 2000 to May 2003.

      In the ordinary course of business Broadview and its affiliates, including Jefferies Group, Inc., Broadview's parent company, may actively trade or hold the securities of Netegrity, Computer Associates or certain of their respective affiliates for their own accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in those securities.

DELISTING AND DEREGISTRATION OF NETEGRITY COMMON STOCK

      If the merger is completed, Netegrity common stock will be delisted from The Nasdaq National Market and deregistered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and Netegrity will no longer file periodic reports with the SEC.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

      In considering the recommendation of our board with respect to the merger agreement, holders of shares of our common stock should be aware that our executive officers and directors have interests in the merger that may be different from, or in addition to, those of our stockholders generally. These interests may create potential conflicts of interest. Our board was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to approve the merger agreement and to recommend that our stockholders vote in favor of adopting the merger agreement.

      STOCK OPTIONS AND OTHER EQUITY-BASED AWARDS

      The merger agreement provides that, in general, at the effective time of the merger, each option to purchase shares of our common stock, including those options held by our executive officers, will be assumed by Computer Associates and become an option to purchase Computer Associates common stock with the number of shares of common stock and the exercise price of the option being adjusted in accordance with a conversion ratio equal to $10.75 divided by the average closing sales price of a share of Computer Associates common stock for the five trading days prior to the closing of the merger. The vesting of the options held by our non-employee directors will accelerate in full at the effective time of the merger. Each of these options will terminate at the effective time of the merger in exchange for a payment equal to the number of shares of our common stock subject to such option multiplied by the amount, if any, by which the cash consideration per share to be paid in the merger exceeds the exercise price of the option.

      In addition, certain agreements between us and our executive officers provide for acceleration of the vesting of options as a result of the merger or in connection with a termination of employment or change of position following consummation of the merger:

      - Our executive employment agreement with Barry N. Bycoff provides that 50% of Mr. Bycoff's unvested stock options will automatically vest in the event Mr. Bycoff's employment is terminated in connection with the merger. As of October 5, 2004, Mr. Bycoff held unvested options to purchase 659,455 shares of our common stock.

      - Our executive retention agreements with each of Regina O. Sommer, William Bartow, and Stephanie Feraday provide that, if within twelve months following the merger, we terminate the employee's employment other than for cause (as defined in the agreement), disability or death, or if the employee terminates his or her employment for good reason (as defined in the agreement), the employee's outstanding stock options will accelerate so that the number of shares that would have vested within the two-year period following the date of such termination will become immediately exercisable. In addition, each such option will continue to be exercisable (to the extent such option was exercisable on the date of termination) for a period of six months following the date of termination (or the remainder of the option term if less than six months). As of October 5, 2004, Ms. Sommer, Mr. Bartow and Ms. Feraday held unvested options to purchase 147,606 138,126 and 147,605 shares, respectively, of our common stock.

      EMPLOYMENT AGREEMENTS

      Pursuant to our executive employment agreement with Mr. Bycoff, in the event Mr. Bycoff's employment is terminated by Netegrity or his roles and responsibilities significantly change for any reason within six months prior to or within one year following the merger, or if Computer Associates does not assume his executive employment agreement, in addition to the vesting of options described above, Mr. Bycoff will be entitled to 36 months base salary and bonus and 24 months continuation of life and disability insurance benefits. If Mr. Bycoff does not receive 90 days notice of the termination of his employment, he will be entitled to an additional payment equal to 90 days salary. Mr. Bycoff's current annual base salary is $375,000 and his bonus for 2003 was $102,000.

      Pursuant to the executive retention agreements with each of Ms. Sommer, Mr. Bartow, and Ms. Feraday, if within twelve months following the merger, we terminate the employee's employment other than for cause (as defined in the agreement), disability or death, or the employee terminates his or her employment for good reason (as defined in the agreement), in addition to the vesting of options described above, the employee will be entitled to six months base salary, 50% of the employee's annual bonus opportunity for the most recently completed fiscal year and 12 months continuation of benefits. The current annual base salary of Ms. Sommer, Mr. Bartow and Ms. Feraday is $200,000, $200,000 and $180,000, respectively and their bonuses for 2003 were $27,000, $44,795 and $18,000, respectively.

      On October 5, 2004, Mr. Bartow signed a letter confirming that he is interested in remaining employed by Netegrity following consummation of the merger and representing his good faith agreement that he will sign an employment contract with Computer Associates on mutually acceptable terms within one month following the closing of the merger.

      INDEMNIFICATION OF OFFICERS AND DIRECTORS

      Computer Associates has agreed that, for a period of six years following the effective time of the merger, it and the surviving corporation will indemnify, to the fullest extent permitted under the General Corporation Law of the State of Delaware, our current and former directors and officers, and the current and former directors and officers of any of our subsidiaries, against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys' fees and disbursements incurred in connection with any claim, action, suit, proceeding or investigation, arising out of or pertaining to the fact that those persons were directors or officers of us or any of our subsidiaries. Each indemnified party will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from Computer Associates and the surviving corporation within ten business days of receipt of a request for an advancement.

However, to the extent required by the General Corporation Law of the State of Delaware, any person to whom expenses are advanced must provide an undertaking to repay the advances if it is ultimately determined that such person is not entitled to indemnification.

      Computer Associates has agreed that the provisions of the certificate of incorporation and bylaws of the surviving corporation will contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of our and our subsidiaries' current and former directors and officers than the current provisions of our certificate of incorporation and bylaws.

      Computer Associates has also agreed to cause the surviving corporation to maintain in effect, at no expense to the beneficiaries, for six years after the merger, a directors' and officers' liability insurance policy covering the current and former officers and directors of us and our subsidiaries with respect to matters existing or occurring at or prior to the effective time of the merger. Computer Associates is not required to pay an annual premium for the insurance in excess of 250% of the last annual premium we paid. If our existing insurance expires, is terminated or is canceled during the six-year period or if it exceeds 250% of the last annual premium we paid, Computer Associates has agreed to cause the surviving corporation to obtain as much directors' and officers' liability insurance as can be obtained for the remainder of the period for an annualized premium not in excess of 250% of the last annual premium we paid, on terms and conditions no less advantageous to the indemnified parties than our existing directors' and officers' liability insurance.

      BENEFIT ARRANGEMENTS WITH COMPUTER ASSOCIATES

      Computer Associates has agreed that, for a period of 12 months following the merger, it will use all commercially reasonable efforts to provide continuing employees with base salary and pension and welfare benefits which are substantially similar in the aggregate to the base salary and benefits currently provided to those persons as employees of Netegrity. Continuing employees are those of our employees who continue as employees of the surviving corporation following the merger. Computer Associates has agreed to give continuing employees full credit for prior service with us for purposes of eligibility and vesting under Computer Associates' employee benefits plans and the determination of benefits levels under Computer Associates' employee benefits plans relating to vacation or severance. Provided that prior to the effective time of the merger we have not previously paid bonuses under our 2004 bonus plan in the ordinary course of business and in accordance with the terms previously approved by our board, Computer Associates agreed to create a $2.5 million bonus pool for the period from January 1, 2004 to March 31, 2005 to persons who are continuing employees at the time of distribution in amounts to be determined by Computer Associates in its discretion. In addition, Computer Associates has reserved the right to pay less than 100% of the bonus pool.

THE STOCKHOLDER AGREEMENTS

      In connection with the execution of the merger agreement, at the request of Computer Associates, each of the following directors, executive officers and stockholders of Netegrity entered into a stockholder agreement with Computer
Associates:

      -     William C. Bartow

      -     Barry N. Bycoff

      -     Stephanie A. Feraday

      -     Eric R. Giler

      -     Lawrence D. Lenihan, Jr.

      -     Ronald T. Maheu

      -     Pequot Private Equity Fund, L.P.

      -     Pequot Offshore Private Equity Fund, Inc.

      -     Regina O. Sommer and

      -     Ralph B. Wagner.

      Under the stockholder agreements, each of these parties has agreed to vote all of his, her or its shares of Netegrity common stock:

      -     in favor of adoption of the merger agreement;

      - against any proposal or offer for a merger, consolidation, dissolution, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving us, other than the transactions contemplated by the merger agreement;

      - against any proposal or offer to acquire in any manner, directly or indirectly, over 15% of our equity securities or consolidated total assets (including equity securities of our subsidiaries), other than the transactions contemplated by the merger agreement; and

      - against any action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the transactions contemplated by the merger agreement.

In addition, under the stockholder agreements, each of these parties has:

      - granted to Computer Associates an irrevocable a proxy to vote or express consent on the matters above;

      - agreed that he, she or it will not, and will not permit his, her or its affiliates to, directly or indirectly, transfer or otherwise dispose of shares of our common stock, or to enter into any agreement, arrangement or understanding with respect to any such transaction, other than pursuant to the merger or to an affiliate or family member who executes a stockholder agreement with Computer Associates;

      - agreed not to take any action that is prohibited to be taken by any of our officers or directors under the no solicitation provisions of the merger agreement, and to use his, her or its reasonable best efforts to cause his, her or its employees, attorneys and other representatives not to take any such action;

      - agreed to notify Computer Associates within 24 hours of receiving any proposal or offer for a business combination or similar transaction involving us or to acquire in any manner, over 15% of our equity securities or consolidated total assets, other than the transactions contemplated by the merger agreement, any request for information relating to us or any of our subsidiaries in connection with such an offer or proposal, or any inquiry with respect to such an offer or proposal; and

      - agreed not to exercise any rights to demand appraisal of any of his, her or its shares of our common stock.

      The stockholder agreements will terminate upon the earlier to occur of the effective time of the merger or the termination of the merger agreement.

      The stockholder agreements apply only to the exercise of voting rights attaching to Netegrity shares and do not limit the discretion of any stockholder who is a director of Netegrity with respect to his or her duties as a director.

      The shares of Netegrity common stock covered by the stockholder agreements, which include all of the shares owned by the persons and entities listed above, represented, as of October 5, 2004, 8.25% of the outstanding shares of Netegrity common stock and, giving effect to the issuance of shares of Netegrity common stock beneficially owned by such stockholders pursuant to stock options in respect of Netegrity common stock, 12.0% of the outstanding shares of Netegrity common stock. None of the Netegrity stockholders who are parties to the stockholder agreements were paid additional consideration in connection with the stockholder agreements.

                               REGULATORY MATTERS

      Mergers and acquisitions that may have an impact in the United States are subject to review by the Department of Justice and the Federal Trade Commission to determine whether they comply with applicable antitrust laws. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, which we refer to as the HSR Act, mergers and acquisitions that meet certain jurisdictional thresholds, such as the present transaction, may not be completed until the expiration of a waiting period that follows the filing of notification forms by both parties to the transaction with the Department of Justice and the Federal Trade Commission. The initial waiting period is 30 days, but this period may be shortened if the reviewing agency grants "early termination" of the waiting period, or it may be lengthened if the reviewing agency determines that an in-depth investigation is required and issues a formal request for additional information and documentary material. We and Computer Associates intend to file pre-merger notifications with the U.S. antitrust authorities pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 before October 22, 2004. We and Computer Associates are currently assessing whether any foreign antitrust approvals are required to consummate the merger and, to the extent any such approvals are required, we and Computer Associates will seek to obtain such approvals as soon as reasonably practicable.

      It is possible that any of the government entities with which filings are made may seek various regulatory concessions as conditions for granting approval of the merger. There can be no assurance that we will obtain the regulatory approvals necessary to complete the merger or that the granting of these approvals will not involve the imposition of conditions on completion of the merger or require changes to the terms of the merger. These conditions or changes could result in conditions to the merger not being satisfied. See "The Merger Agreement -- Conditions to the Merger."

                  MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

      The following is a general discussion of certain material United States federal income tax consequences to our stockholders of the receipt of cash in exchange for shares of our common stock pursuant to the merger or upon the exercise of appraisal rights. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, applicable current and proposed United States Treasury Regulations, judicial authority, and administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis. This discussion assumes that the shares of our common stock are held as capital assets by a United States person (i.e., a citizen or resident of the United States or a domestic corporation). This discussion does not address all aspects of United States federal income taxation that may be relevant to a particular stockholder of ours in light of the stockholder's personal investment circumstances, or those stockholders of ours subject to special treatment under the United States federal income tax laws (for example, life insurance companies, dealers or brokers in securities or currencies, tax-exempt organizations, financial institutions, United States expatriates, foreign corporations and nonresident alien individuals), our stockholders who hold shares of our common stock as part of a hedging, "straddle," conversion or other integrated transaction, or stockholders of ours who acquired their shares of our common stock through the exercise of employee stock options or other compensation arrangements or our employee stock purchase plan. In addition, this discussion does not address any aspect of foreign, state or local or estate and gift taxation that may be applicable to a stockholder of ours. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO YOU (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS) OF THE RECEIPT OF CASH IN EXCHANGE FOR SHARES OF OUR COMMON STOCK PURSUANT TO THE MERGER OR UPON THE EXERCISE OF APPRAISAL RIGHTS.

      The receipt of cash in the merger or upon the exercise of appraisal rights will be a taxable transaction for United States federal income tax purposes. In general, for United States federal income tax purposes, a holder of shares of our common stock will recognize gain or loss equal to the difference between his or her adjusted tax basis in shares of our common stock converted to cash in the merger and the amount of cash received. Gain or loss will be calculated separately for each block of shares of our common stock (i.e., shares of our common stock acquired at the same cost in a single transaction) converted to cash in the merger. If the shares of our common stock have been held for more than one year at the effective time of the merger, the gain or loss will be long-term capital gain or loss subject (in the case of stockholders who are individuals) to tax at a maximum United States federal income tax rate of 15%, and will be short-term capital gain or loss if, at the effective time of the merger, the shares of our common stock so converted to cash have been held for one year or less. The deductibility of a capital loss recognized on the exchange is subject to limitation.

      Under the United States federal income tax backup withholding rules, unless an exemption applies, Computer Associates generally is required to and will withhold 28% of all payments to which a stockholder or other payee is entitled in the merger, unless the stockholder or other payee (1) is a corporation or comes within other exempt categories and demonstrates this fact or (2) provides its correct tax identification number (social security number, in the case of an individual, or employer identification number in the case of other stockholders), certifies under penalties of perjury that the number is correct (or properly certifies that it is awaiting a taxpayer identification number), certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. Each stockholder of ours and, if applicable, each other payee, should complete, sign and return to the paying agent for the merger the substitute Form W-9 that each stockholder of ours will receive with the letter of transmittal following completion of the merger in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exception exists and is proved in a manner satisfactory to the paying agent. The exceptions provide that certain stockholders of ours (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, however, he or she must submit a signed Form W-8BEN, "Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding." Backup withholding is not an additional tax. Generally, any amounts withheld under the backup withholding rules described above can be refunded or credited against a holder's United States federal income tax liability, if any, provided that the required information is furnished to the United States Internal Revenue Service in a timely manner.

      THE FOREGOING DISCUSSION OF CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED AS, LEGAL OR TAX ADVICE TO ANY HOLDER OF SHARES OF OUR COMMON STOCK. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO YOU (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS) OF THE RECEIPT OF CASH IN EXCHANGE FOR SHARES OF OUR COMMON STOCK PURSUANT TO THE MERGER OR UPON THE EXERCISE OF APPRAISAL RIGHTS.

                              THE MERGER AGREEMENT

      The following is a summary of the material terms of the merger agreement. However, because the merger agreement is the primary legal document that governs the merger, you should carefully read the complete text of the merger agreement for its precise legal terms and other information that may be important to you. The merger agreement is included as Annex A to this proxy statement.

FORM OF THE MERGER

      If all of the conditions to the merger are satisfied or waived in accordance with the merger agreement, Merger Sub, a wholly-owned subsidiary of Computer Associates created solely for the purpose of engaging in the transactions contemplated by the merger agreement, will merge with and into Netegrity. The separate corporate existence of Merger Sub will cease, and Netegrity will survive the merger and will become a wholly-owned subsidiary of Computer Associates. We sometimes refer to Netegrity after the merger as the surviving corporation.

STRUCTURE AND EFFECTIVE TIME

      The merger agreement provides that we will complete the merger no later than the second business day after satisfaction or waiver of the conditions to the completion of the merger described in the merger agreement. We intend to complete the merger as promptly as practicable, subject to receipt of stockholder approval and all requisite regulatory approvals. We refer to the time at which the merger is completed as the effective time. Although we expect to complete the merger by the end of the fourth quarter of 2004, we cannot specify when, or assure you that, we and Computer Associates will satisfy or waive all conditions to the merger.

CERTIFICATE OF INCORPORATION AND BYLAWS

      Our certificate of incorporation, as in effect on the date of the merger agreement, will be the certificate of incorporation of the surviving corporation (subject to an amendment as of the effective time to reduce our authorized share capital to 1,000 shares), and the bylaws of Merger Sub, as in effect immediately prior to the effective time of the merger, will be the bylaws of the surviving corporation.

BOARD OF DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

      The directors of Merger Sub immediately prior to the merger will become the directors of the surviving corporation following the merger. Our officers will continue to be the officers of the surviving corporation following the merger.

CONSIDERATION TO BE RECEIVED IN THE MERGER

      Upon completion of the merger, each share of our common stock issued and outstanding immediately prior to the effective time of the merger will be cancelled and converted into the right to receive $10.75 in cash, without interest and less applicable withholding taxes, other than shares held by stockholders who properly exercise and perfect their appraisal rights and any shares owned by us, Computer Associates or Merger Sub. Our stockholders are entitled to assert appraisal rights instead of receiving the merger consideration. For a description of these appraisal rights, please see "Appraisal Rights."

PAYMENT PROCEDURES

      Prior to the effective time of the merger, Computer Associates will appoint a paying agent that will make payment of the merger consideration in exchange for certificates representing shares of our common stock. Computer Associates will deposit sufficient cash with the paying agent at or before the effective time of the merger in order to permit the payment of the merger consideration. Promptly after the effective time of the merger, the paying agent will mail to each holder of record of a certificate representing shares of our common stock a letter of transmittal and instructions explaining how to send his, her or its stock certificates to the paying agent. The paying agent will pay the merger consideration, less any withholding taxes required by law, to our stockholders promptly following the paying agent's receipt of the stock certificates and properly completed letter of transmittal. No interest will be paid or accrued on the cash payable upon the surrender or any such stock certificate. Computer Associates is entitled to cause the paying agent to deliver to it any funds that have not been distributed within 180 days after the effective time of the merger. After that date, holders of certificates who have not complied with the instructions to exchange their certificates will be entitled to look only to Computer Associates for payment of the applicable merger consideration, without interest.

      You should not send your Netegrity stock certificates to the paying agent until you have received transmittal materials from the paying agent. Do not return your Netegrity stock certificates with the enclosed proxy.

      If any of your certificates representing common stock have been lost, stolen or destroyed, you will be entitled to obtain the merger consideration after you make an affidavit of that fact and, if required by Computer Associates, post a bond as Computer Associates may direct as indemnity against any claim that may be made against Computer Associates with respect to your lost, stolen or destroyed stock certificates.

STOCK OPTIONS AND THE EMPLOYEE STOCK PURCHASE PLAN

      The merger agreement provides that, at the completion of the merger, each option to purchase shares of our common stock will be assumed by Computer Associates and will become an option to acquire shares of Computer Associates common stock, on the same terms and conditions (other than the number of underlying shares and the exercise price) as were applicable under such option immediately prior to the effective time of the merger. The number of shares of Computer Associates common stock underlying each option will be determined by multiplying the number of shares of our common stock that were subject to the option immediately prior to the effective time by the conversion ratio described below, and rounding the resulting number down to the nearest whole number of shares of Computer Associates common stock. The per share exercise price for the Computer Associates common stock issuable upon exercise of each option will be determined by dividing the per share exercise price of our common stock subject to such option, as in effect immediately prior to the effective time, by the conversion ratio and rounding the resulting exercise price up to the nearest whole cent. Options that are "incentive stock options" may be further adjusted to comply with the applicable regulations.

      The conversion ratio will be equal to the fraction having a numerator equal to $10.75 and a denominator equal to the average of the closing sales prices of a share of Computer Associates common stock as reported on the New York Stock Exchange for each of the five consecutive trading days immediately preceding the closing date.

      The vesting of the options held by our non-employee directors will accelerate in full at the effective time of the merger. The non-employee directors have separately agreed that each of these options will terminate at the effective time of the merger in exchange for a payment equal to the number of shares of our common stock subject to such option multiplied by the amount, if any, by which the cash consideration per share to be paid in the merger exceeds the exercise price of the option. See "The Merger - Interests of Certain Persons in the Merger - Stock Options and Other Equity-Based Awards."

      We have agreed to terminate our 2002 Employee Stock Purchase Plan as of or prior to the effective time of the merger.

REPRESENTATIONS AND WARRANTIES

      The merger agreement contains customary representations and warranties that we made to Computer Associates regarding, among other things:

      - corporate matters, including due organization, power and qualification;

      -     our capitalization;

      -     our subsidiaries;

      - authorization, execution, delivery and performance and the enforceability of the merger agreement and related matters;

      - absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger;

      -     identification of required governmental filings and consents;

      - accuracy of information contained in registration statements, reports and other documents that we file with the SEC and the compliance of our filings with the SEC with applicable federal securities law requirements and, with respect to financial statements therein, generally accepted accounting principles;

      -     accuracy of information contained in this proxy statement;

      - maintenance and effectiveness of disclosure controls and procedures required under applicable federal securities law;

      - compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002;

      -     absence of undisclosed liabilities;

      - absence of certain changes or events affecting our business since June 30, 2004;

      -     filing of tax returns and absence of unpaid taxes;

      -     owned and leased property;

      -     intellectual property;

      -     our material contracts and key customer relationships;

      -     litigation;

      -     environmental matters;

      -     employee benefits plans;

      -     compliance with laws;

      -     permits;

      -     labor matters;

      -     insurance;

      -     receipt of a fairness opinion from our financial advisor;

      -     inapplicability of state anti-takeover statutes; and

      -     absence of undisclosed brokers' fees.

      In addition, Computer Associates made representations and warranties regarding, among other things:

      - corporate matters, including due organization, power and qualification;

      - authorization, execution, delivery and performance and the enforceability of the merger agreement and related matters

      - absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger;

      -     identification of required governmental filings and consents;

      - accuracy of information supplied for inclusion in this proxy statement;

      -     operations of Merger Sub; and

      - availability of funds necessary for the merger, including the merger consideration.

      Many of our representations and warranties are qualified by a material adverse effect standard. A "material adverse effect" means, with respect to Netegrity, any change, event, circumstance of development that is materially adverse to the business, assets, financial condition or results of operation of Netegrity, except that the following will not be considered to constitute a material adverse effect:

      - any change resulting from (A) general economic or business conditions in the U.S., Europe or Israel, or acts of war or terrorism, (B) factors generally affecting the industries or markets in which Netegrity operates or (C) any changes in applicable law or generally accepted accounting principles (except, in each case, to the extent such change primarily relates only to Netegrity or disproportionately adversely affects Netegrity as compared to other companies of similar size in our industry);

      - any adverse change proximately caused by the pendency or announcement of the merger;

      - any out of pocket expenses (including legal fees arising from the transactions contemplated by the merger agreement) directly incurred in connection with the merger agreement;

      - any failure by Netegrity to meet any revenue or earnings estimates for any period ending on or after October 6, 2004 and prior to the closing (provided that this will not prevent an event underlying a missed revenue or earnings estimate from constituting a material adverse effect to the extent the underlying event rises to the level of a material adverse effect); or

      - a decline in the price of our common stock on Nasdaq (provided that this will not prevent an event underlying a decline in stock price from constituting a material adverse effect to the extent the underlying event rises to the level of a material adverse effect).

COVENANTS RELATING TO THE CONDUCT OF OUR BUSINESS

      From the date of the merger agreement through the effective time of the merger, we have agreed, and have agreed to cause our subsidiaries, to conduct our business in the ordinary course of business and use our reasonable best efforts to preserve our business organization, assets, properties and relationships with third parties and to keep available the services of our present officers and key employees.

      During the same period, we have also agreed that, subject to certain exceptions, we will not do any of the following without the prior written consent of Computer Associates:

      - declare, make or pay any dividends on shares of our capital stock, or split, combine or reclassify any of our capital stock, or purchase or redeem any shares of our capital stock or any of our other securities, except for the acquisition of shares of our common stock in connection with the exercise of options;

      - issue or otherwise dispose of or encumber any shares of our capital stock or other securities, or grant any right or option to acquire any shares of our capital stock or other securities, other than the issuance of shares of common stock pursuant to the exercise of outstanding options under our existing option plans or pursuant to our employee stock purchase plan;

      - amend our certificate of incorporation or bylaws or comparable organizational documents;

      - acquire any business or any business organization or division, or any assets, other than inventory and other items in the ordinary course of business;

      - sell, lease or otherwise dispose of or encumber any material property or assets, other than in the ordinary course of business;

      - adopt a stockholder rights plan or similar plan or arrangement that is applicable to Computer Associates or its affiliates;

      - incur or guarantee indebtedness, other than obligations pursuant to existing credit facilities in the ordinary course of business;

      -     issue, sell, amend or guarantee any debt securities;

      - make any loans or advances, except routine employee advances in the ordinary course of business, or capital contributions to, or investment in, any other person;

      - enter into any hedging agreements or other similar financial agreements, other than in the ordinary course of business;

      - make any capital expenditures in excess of $250,000 in the aggregate, other than as set forth in our budget;

      - make any material changes in accounting methods, except as may be required under generally accepted accounting principles;

      - enter into, amend or terminate or waive any material rights under, any material contract, other than in the ordinary course of business;

      - grant any exclusivity rights, "most favored nation" rights or agreements restricting our ability to compete, to the extent any such rights or agreements would survive the effective time of the merger;

      - except as required by applicable law or agreements in effect as of October 6, 2004:

            o adopt, amend or terminate any employment agreement or any employee benefit plan or arrangement;

            o increase the compensation or fringe benefits of any director, officer or employee, other than annual increases in salaries of persons who are not officers in the ordinary course of business and that do not exceed 2%;

            o amend or accelerate the payment, right to payment or vesting of any compensation or benefits;

            o pay any benefit not provided for on the date of the merger agreement under our employee benefit plans;

            o grant any awards under any bonus, compensation or equity compensation plan, except for grants of options to purchase common stock to new hires in the ordinary course of business;

      - make or rescind any material tax election, settle or compromise any material tax liability or amend any material tax return;

      - initiate, compromise or settle any material litigation or arbitration proceeding;

      - take any action that may result in any condition to the merger not being satisfied; or

      -     authorize, or commit or agree to take, any of the foregoing actions.

NO SOLICITATION

      The merger agreement provides that, until the effective time of the merger or the earlier termination of the merger agreement, neither Netegrity nor any of our officers and directors will, and we will use reasonable best efforts to cause our employees, investment bankers, attorneys, accountants and other advisors or representatives not to, directly or indirectly:

      - solicit, initiate or knowingly encourage any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expect to lead to, any acquisition proposal; or

      - enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any non-public information for the purpose of encouraging or facilitating, any acquisition proposal.

However, until such time as our stockholders adopt the merger agreement, we may provide information to and participate in discussions or negotiations with a third party if we receive a superior proposal or a bona fide, unsolicited written acquisition proposal (other than as a result of a breach by us of the no solicitation provision). Our board may take these actions only if:

      - our board determines in good faith after consultation with outside counsel that the failure to so act would be inconsistent with its fiduciary obligations under applicable law;

      - the third party has entered into a customary confidentiality agreement with us containing terms not less restrictive of the third party than those terms contained in our confidentiality agreement with Computer Associates;

      - in the case of an acquisition proposal, our board determines in good faith, after consultation with outside counsel and our financial advisors, that it is reasonably likely that the acquisition proposal will result in a superior proposal; and

      - also in the case of an acquisition proposal, for this purpose the reference in the definition of acquisition proposal below to 15% will be replaced by 50%, except in the case the acquisition proposal is an asset sale, in which case "all substantially all" will be substituted for 15%.

In response to such a proposal, we may also amend, or grant a waiver or release under, any standstill or similar agreement with respect to any shares of our common stock.

      We have further agreed that, until the effective time of the merger or the earlier termination of the merger agreement, our board will not:

      - withhold, withdraw or modify (or publicly propose to take any such action), in a manner adverse to Computer Associates, its approval of the merger agreement or its recommendation that stockholders vote to adopt the merger agreement or publicly take a neutral position or no position with respect to an acquisition proposal (except during the ten-business day period after the first public announcement of such acquisition proposal);

      - permit us to enter into any letter of intent, merger agreement or similar agreement regarding any acquisition proposal; or

      - approve, recommend or adopt any acquisition proposal (or propose (publicly or otherwise) to take any such action).

However, until such time as our stockholders adopt the merger agreement, our board may withhold, withdraw or modify its recommendation with respect to the merger agreement or approve or recommend any superior proposal if our board determines in good faith, after consultation with outside counsel, that failure to do so would be inconsistent with its fiduciary obligations under applicable law. The superior proposal must have been made or received after the date of the merger agreement and must not have been solicited, initiated or knowingly encouraged in breach of the merger agreement. We must notify Computer Associates if our board intends to take any of these actions, our board may not take such actions until 72 hours after Computer Associates has been so notified and our board must take into account any changes to the terms of the merger agreement proposed by Computer Associates in determining whether the acquisition proposal still constitutes a superior proposal.

      We have agreed to promptly notify Computer Associates of our receipt of any acquisition proposal or request for information or inquiry with respect to any acquisition proposal, the material terms of any such acquisition proposal or inquiry and the identity of the person making any such acquisition proposal or inquiry. We are also required to keep Computer Associates informed of the status of any such acquisition proposal or inquiry. We also agreed to cease all discussions and negotiations regarding any acquisition proposal that existed as of the date of the merger agreement and to request the return or destruction of all confidential information provided to the other bidders.

      Nothing in the merger agreement prohibits us or our representatives from taking and disclosing a position to our stockholders with respect to a tender offer contemplated by Rules 14d-9 and 14e-2 of the Exchange Act or from making any required disclosure to our stockholders, if our board determines in good faith, and after consultation with outside counsel, that failure to do so would be inconsistent with its obligations under applicable law.

      An acquisition proposal means any proposal or offer for a merger, consolidation, dissolution, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving us or any proposal or offer to acquire in any manner, directly or indirectly, over 15% of our equity securities or consolidated total assets.

      A superior proposal means any unsolicited, bona fide written proposal made by a third party to acquire over 50% of our equity securities or all or substantially all of our assets pursuant to a tender or exchange offer, a merger, a consolidation or a sale of our assets, that our board determines in its good faith judgment, after consultation with our outside counsel and financial advisor, to be more favorable from a financial point of view to our stockholders than the merger, taking into account all the terms and conditions of the proposal and the merger agreement, and is reasonably capable of being completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of the proposal.

STOCKHOLDERS MEETING

      We have agreed that unless the merger agreement has been terminated in accordance with its terms, we will be obligated to hold a meeting of our stockholders to vote on the proposal to adopt the merger agreement. We are required to hold the meeting regardless of whether our board determines to withhold, withdraw or modify its recommendation that stockholders adopt the merger agreement or our board determines to approve or recommend a superior proposal.

INDEMNIFICATION AND INSURANCE

      Computer Associates has agreed that, for a period of six years following the effective time of the merger, it and the surviving corporation will indemnify our current and former directors and officers against losses arising out of or pertaining to the fact that those persons were directors or officers of Netegrity. Computer Associates has also agreed to cause the surviving corporation to maintain in effect for six years after the merger a directors' and officers' liability insurance policy covering the current and former officers and directors with respect to matters existing or occurring at or prior to the effective time of the merger. Computer Associates is not required to pay an annual premium for the insurance in excess of 250% of the last annual premium we paid. For more information, please refer to "The Merger -- Interests of Certain Persons in the Merger -- Indemnification of Officers and Directors."

BENEFIT ARRANGEMENTS

      Computer Associates has agreed that, for a period of 12 months following the merger, it will use all commercially reasonable efforts to provide continuing employees with base salary and pension and welfare benefits which are substantially similar in the aggregate to the base salary and benefits currently provided to those persons as employees of Netegrity. Continuing employees are those of our employees who continue as employees of the surviving corporation following the merger. Computer Associates has agreed to give continuing employees full credit for prior service with us for purposes of eligibility and vesting under Computer Associates' employee benefits plans and the determination of benefits levels under Computer Associates' employee benefits plans relating to vacation or severance. Provided that prior to the effective time of the merger we have not previously paid bonuses under our 2004 bonus plan in the ordinary course of business and in accordance with the terms previously approved by our board, Computer Associates has also agreed to create a $2.5 million bonus pool that may be distributed after March 31, 2005 to persons who are continuing employees at the time of distribution in amounts to be determined by Computer Associates in its discretion. In addition, Computer Associates has reserved the right to pay less than 100% of the bonus pool.

      Prior to the effective time of the merger, Computer Associates' board of directors, or an appropriate board committee of non-employee directors, will adopt a resolution consistent with the interpretative guidance of the SEC so that the assumption of the options to purchase our common stock held by company insiders will be an exempt transaction for purposes of Section 16 of the Exchange Act. Company insiders means our officers and directors who will become subject to the reporting requirements of Section 16 of the Exchange Act with respect to Computer Associates' equity securities immediately following the merger.

CONDITIONS TO THE MERGER

      Our and Computer Associates' obligations to effect the merger are subject to the satisfaction or waiver of the following conditions:

      -     our stockholders must have adopted the merger agreement;

      - the applicable waiting period under the HSR Act must have expired or been terminated;

      - we and Computer Associates must have obtained all authorizations, consents, orders and approvals and made all filings required to be obtained from or filed with any governmental entity without any terms or conditions that would reasonably be likely to (i) have a material adverse effect on us or on Computer Associates (but with materiality measured at the Netegrity level) or (ii) materially impair Computer Associates' ability to own and operate any of our material businesses and assets from and after the closing, other than those failures to obtain, individually or in the aggregate, that would not be reasonably likely to any of the effects described in (i) or (ii) of this bullet point; and

      - no court or governmental agency shall have enacted, issued, promulgated, enforced or entered any order, stay, decree, judgment or injunction or statute, rule or regulation that is in effect and that has the effect of making the merger illegal or otherwise prohibiting the merger or that would be reasonably likely to materially impair Computer Associates' ability to own and operate any of our material businesses or assets after the merger.

      In addition, our obligation to effect the merger is subject to the satisfaction or waiver of the following conditions:

      - the representations and warranties of Computer Associates in the merger agreement that are qualified by reference to a material adverse effect on Computer Associates must be true and correct, and the representations and warranties of Computer Associates in the merger agreement that are not so qualified must be true and correct except where the failure to be true and correct would not individually or in the aggregate have or be reasonably like to have a material adverse effect on Computer Associates; and

      - Computer Associates must have performed, in all material respects, all obligations required to be performed by it under the merger agreement.

      In addition, the obligation of Computer Associates to effect the merger is subject to the satisfaction or waiver of the following conditions:

      - our representations and warranties in the merger agreement that are qualified by reference to a material adverse effect on us must be true and correct, and our representations and warranties in the merger agreement that are not so qualified must be true and correct except where the failure to be true and correct would not individually or in the aggregate have or be reasonably like to have a material adverse effect on us;

      - we must have performed, in all material respects, all obligations required to be performed by us under the merger agreement;

      - there must not be instituted or pending any suit, action or proceeding in which a governmental entity is challenging or seeking to restrain or prohibit the consummation of the merger, or seeking to prohibit or materially impair Computer Associates' ability to own or operate any of our material businesses and assets, or seeking to prohibit or limit in any material respect Computer Associates' ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the surviving corporation; and

      - there must not have occurred any change, event, circumstance or development since October 6, 2004 that has had, or is reasonably likely to have, a material adverse effect on us.

TERMINATION

      The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger (notwithstanding any approval by our stockholders):

      -     by the mutual written consent of us and Computer Associates;

      -     by either us or Computer Associates, if:

            o the merger has not consummated by June 30, 2005, provided that this right to terminate is not available to any party whose failure to fulfill any obligation under the merger agreement has been a principal cause of or resulted in the failure of the merger to occur by June 30, 2005;

            o any governmental order, decree, ruling or action permanently restraining, enjoining or otherwise prohibiting the merger shall become final and nonappealable; or

            o the meeting of our stockholders has been held and completed, and the required vote to adopt the merger agreement was not obtained;

      -     by Computer Associates, if:

            o our board fails to recommend, or withdraws, qualifies or modifies its recommendation that our stockholders adopt the merger agreement in a manner adverse to Computer Associates, or fails to reconfirm its recommendation within five business days after Computer Associates requests it to do so, or our board approves or recommends an acquisition proposal (or publicly announces an intention to do so), or recommends that our stockholders accept a tender offer or exchange offer for our common stock or, within ten business days after commencement of a tender offer or exchange offer, fails to recommend against acceptance of the offer; or

            o we breach or fail to perform any representation, warranty, covenant or agreement that would result in the failure of a condition to our obligation to effect the merger being satisfied and which is not cured within 20 days after written notice of the breach or failure to perform is given to us; or

      -     by us, if:

            o our board approves or recommends to our stockholders a superior proposal, provided that prior to any such termination, (A) we inform Computer Associates of our intent to effect such termination, (B) we disclose the material terms and conditions (and provide copies of the documentation) regarding the superior proposal, (C) Computer Associates does not make within three business days an offer that our board determines in good faith (after consultation with our financial advisor) is at least as favorable from a financial point of view to our stockholders as the superior proposal and
                  (D) we pay Computer Associates a termination fee and reimburse Computer Associates for its expenses; or

            o Computer Associates breaches or fails to perform any representation, warranty, covenant or agreement that would result in the failure of a condition to its obligation to effect the merger being satisfied and which is not cured within 20 days after written notice of the breach or failure to perform is given to Computer Associates.

TERMINATION FEE

      The merger agreement obligates us to pay a termination fee to Computer Associates of $13 million, plus reimburse up to $2 million of Computer Associates' expenses relating to the transactions contemplated by the merger agreement, if:

      - the merger agreement is terminated by us or Computer Associates because:

            o the merger has not been completed by June 30, 2005, and (A) between the date of the merger agreement and the date of termination of the merger agreement an acquisition proposal was made or publicly disclosed and not publicly withdrawn in good faith and without qualification prior to June 30, 2005, and (B) within 12 months after termination of the merger agreement we enter into a definitive agreement to consummate, or consummate, the acquisition proposal; or

            o our stockholders did not adopt the merger agreement at the special meeting, and (A) between the date of the merger agreement and the date of termination of the merger agreement an acquisition proposal was made or publicly disclosed and not publicly withdrawn in good faith and without qualification prior to the fifth business day prior to the date of the special meeting, and (B) within 12 months after termination of the merger agreement we enter into a definitive agreement to consummate, or consummate, the acquisition proposal;

      -     the merger agreement is terminated by Computer Associates because:

            o our board fails to recommend, or withdraws, qualifies or modifies its recommendation that our stockholders adopt the merger agreement in a manner adverse to Computer Associates (or publicly announces its intention to do so), or fails to reconfirm its recommendation within five business days after Computer Associates requests it to do so; or

            o our board approves or recommends an acquisition proposal, or recommends that our stockholders accept a tender offer or exchange offer for our common stock or, within ten business days after commencement of a tender offer or exchange offer, fails to recommend against acceptance of the offer; or

      -     the merger agreement is terminated by us because:

            o the meeting of our stockholders has been duly convened and our stockholders have not adopted the merger agreement, and, prior to the date of the meeting, our board shall have failed to recommend, or shall have withdrawn, qualified or modified its recommendation that our stockholders adopt the merger agreement in a manner adverse to Computer Associates (or publicly announced its intention to do so), or shall have failed to reconfirm its recommendation within five business days after Computer Associates requests it to do so, or our board shall have approved or recommended an acquisition proposal, or recommended that our stockholders accept a tender offer or exchange offer for our common stock or, within ten business days after commencement of a tender offer or exchange offer, failed to recommend against acceptance of the offer; or

            o our board has approved or recommended to our stockholders a superior proposal, and such action was done in compliance with the no solicitation, notification and other provisions of the merger agreement.

AMENDMENT

      The parties may amend the merger agreement at any time before or after adoption of the merger agreement by our stockholders. However, after stockholder approval has been obtained, the parties may not amend the merger agreement in a manner that by law requires further approval by our stockholders without obtaining such further approval.

                                APPRAISAL RIGHTS

      Delaware law entitles the holders of shares of our common stock, who follow the procedures specified in Section 262 of the General Corporation Law of the State of Delaware, to have their shares appraised by the Delaware Court of Chancery and to receive "fair value" of these shares as of completion of the merger in place of the merger consideration, as determined by the court.

      IN ORDER TO EXERCISE APPRAISAL RIGHTS, A HOLDER MUST DEMAND AND PERFECT THE RIGHTS IN ACCORDANCE WITH SECTION 262.

      The following description is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed in order to perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to
Section 262 of the General Corporation Law of the State of Delaware, the full text of which appears in Annex C to this proxy statement.

      Section 262 requires that stockholders on the record date for the special meeting be notified not less than 20 days before the special meeting that appraisal rights will be available. A copy of Section 262 must be included with the notice. This proxy statement constitutes our notice to the holders of shares of our common stock of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex C to this proxy statement since failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

      If you elect to demand appraisal of your shares, you must:

      -     be a holder of record of shares of our common stock;

      - deliver to us a written demand for appraisal of your shares of Netegrity common stock before the vote of stockholders with respect to the merger is taken;

      -     not vote in favor of the merger; and

      - continuously hold your shares of our common stock through the completion of the merger.

      Neither voting (in person or by proxy) against, abstaining from voting on nor failing to vote on the proposal to adopt the merger agreement will constitute a written demand for appraisal within the meaning of Section 262 of the General Corporate Law of the State of Delaware. The written demand for appraisal must be in addition to and separate from any proxy or vote. If the written demand for appraisal is made in accordance with the requirements of Delaware law, failure to vote against the merger (i.e., abstaining) will not operate as a waiver of the stockholder's appraisal rights.

      Only a holder of record of shares of our common stock are entitled to assert appraisal rights for the shares of common stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as his, hers or its name appears on his, hers or its stock certificates, and must state that such person intends thereby to demand appraisal of his, hers or its shares of our common stock in connection with the merger. If the shares of our common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of common stock are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder, such as a broker who holds shares of our common stock as nominee for several beneficial owners, may exercise appraisal rights with respect to the shares of our common stock held for one or more beneficial owners while not exercising such rights with respect to the shares of our common stock held for other beneficial owners; in such case, however, the written demand should set forth the number of shares of our common stock as to which appraisal is sought and where no number of shares of our common stock is expressly mentioned the demand will be presumed to cover all shares of our common stock which are held in the name of the record owner. Stockholders who hold their shares of our common stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

      All demands for appraisal should be made in writing and addressed to the Secretary of Netegrity at 201 Jones Road, Waltham, Massachusetts 02451 before the stockholder vote on the merger is taken at the special meeting. The demand must reasonably inform us of the identity of the holder and the intention of the holder to demand appraisal of his, her or its shares of common stock. If your shares of our common stock are held through a broker, bank, nominee or other third party, and you wish to demand appraisal rights you must act promptly to instruct the applicable broker, bank nominee or other third party to follow the steps summarized in this section.

      Within 10 days after the effective date of the merger, the surviving corporation must give written notice of the date the merger became effective to each holder who has properly filed a written demand for appraisal and has not voted in favor of the merger. At any time within 60 days after the effective date, any holder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his or her shares of our common stock. Within 120 days after the effective date, either the surviving corporation or any holder who has complied with the requirements of Section 262 and who is otherwise entitled to appraisal rights, may file a petition in the Delaware Court of Chancery (which we refer to as the Chancery Court) demanding a determination of the fair value of the shares of our common stock held by all holders entitled to appraisal. Neither Netegrity nor Computer Associates has any intention or obligation to file such a petition. Accordingly, the failure of a holder to file a petition in the Chancery Court demanding a determination of the fair value of the shares within 120 days after the effective time could nullify the holder's previously written demand for appraisal. Within 120 days after the effective time of the merger, any holder of our common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed to such holder within 10 days after a written request for the statement has been received by the surviving corporation or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

      If a petition for appraisal is duly filed by a holder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Chancery Court with a duly verified list containing the names and addresses of all holders who have demanded an appraisal of their shares of our common stock and with whom agreements as to the value of their shares of our common stock have not been reached by the surviving corporation. After notice to dissenting holders of the time and place of the hearing of the petition, the Chancery Court is empowered to conduct such a hearing. At the hearing, the Chancery Court will determine those holders who have complied with
Section 262 and who have become entitled to appraisal rights. The Chancery Court may require the holders who have demanded an appraisal for their shares of our common stock to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Chancery Court may dismiss the proceedings as to that holder.

      After determination of the holders entitled to appraisal of their shares of our common stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any. When the fair value is determined, the Chancery Court will direct the payment of the value, with interest, if any, to the holders entitled to receive payment, upon surrender by such holders of the certificates representing the applicable shares of our common stock.

      In determining fair value and the fair rate of interest, if any, the Chancery Court is required to take into account all relevant factors. You should be aware that the fair value of your shares of Netegrity common stock as determined under Section 262 could be more, the same, or less than the value that you are entitled to receive under the terms of the merger agreement.

      Costs of the appraisal proceeding may be imposed upon the parties participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a holder, the Chancery Court may order all or a portion of the expenses incurred by any holder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of our common stock entitled to appraisal.

      Any holder who has demanded appraisal rights will not, from and after the effective date of the merger, be entitled to vote shares of Netegrity common stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than dividends or other distribution payable to our stockholders of record at a date prior to the effective date; however, if no petition for appraisal is filed within 120 days after the effective date of the merger, or if the holder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the merger within 60 days after the effective date of the merger, then the right of that holder to appraisal will cease and that holder will be entitled to receive the cash payment for his, her or its shares of our common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective date of the merger may only be made with the written approval of the surviving corporation and must, to be effective, be made within 120 days after the effective date. Notwithstanding the foregoing, no appraisal proceeding in the Chancery Court will be dismissed without the approval of the Chancery Court and may be subject to conditions the Chancery Court deems just.

      IN VIEW OF THE COMPLEXITY OF SECTION 262, HOLDERS OF SHARES OF OUR COMMON STOCK WHO MAY WISH TO PURSUE APPRAISAL RIGHTS SHOULD PROMPTLY CONSULT THEIR LEGAL ADVISORS.

                         MARKET PRICE AND DIVIDEND DATA

      Our common stock is traded on The NASDAQ National Market under the symbol "NETE." The table below shows, for the periods indicated, the high and low sales prices for shares of our common stock as reported by The NASDAQ National Market.

                                                              Netegrity Common Stock
                                                              ----------------------
                                                               Low              High
                                                               ---              ----
Year Ended December 31, 2002
First quarter                                                 $11.50           $19.60
Second quarter                                                  5.05            14.77
Third quarter                                                   1.97             4.72
Fourth quarter                                                  1.40             4.14
Year Ended December 31, 2003
First quarter                                                   2.87             4.87
Second quarter                                                  3.30             7.30
Third quarter                                                   5.82            11.97
Fourth quarter                                                  9.27            13.85
Year Ended December 31, 2004
First quarter                                                   7.22            14.18
Second quarter                                                  7.75             9.95
Third quarter                                                   5.46             8.43
Fourth quarter through ______, 2004

      The following table sets forth the closing sales prices per share of Netegrity common stock, as reported on The NASDAQ National Market on October 5, 2004, the last full trading day before the public announcement of the proposed merger, and on ______, 2004, the latest practicable date before the printing of this proxy statement:

                       October 5, 2004               $7.75
                       ________, 2004                $____

      If the merger is consummated, our common stock will be delisted from The NASDAQ National Market, there will be no further public market for shares of our common stock and each share of our common stock will be converted into the right to receive $10.75 in cash, without interest.

      We have never paid dividends on shares of our common stock and do not anticipate paying dividends on shares of our common stock in the future.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

      The following table sets forth the beneficial ownership of shares of our common stock as of October 5, 2004 by (1) each person or entity known by us to beneficially own more than five percent of the shares of our common stock, (2) each director and named executive officer individually and (3) all our current directors and executive officers as a group. Unless otherwise indicated and except pursuant to the stockholder agreements (as discussed on page 21), all shares of our common stock are owned directly and the indicated owner has sole voting and dispositive power with respect to such shares.

                                                                         SHARES            PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                               BENEFICIALLY OWNED        CLASS
------------------------------------                               ------------------        -----
T. Rowe Price Associates, Inc. (1)...............................        4,499,060          11.69%
  100 East Pratt Street
  Baltimore, MD  21202
Lawrence D. Lenihan, Jr. (2).....................................        2,711,055           7.05%
Pequot Capital Management, Inc. (3)..............................        2,656,430           6.90%
  500 Nyala Farm Road
  Westport, CT  06880

                                                                         SHARES            PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                               BENEFICIALLY OWNED        CLASS
------------------------------------                               ------------------        -----
Barry N. Bycoff (4)..............................................        1,491,181           3.85%
Regina O. Sommer (5).............................................          169,062               *
Deepak Taneja....................................................          144,679               *
Ralph B. Wagner (6)..............................................           92,966               *
Thomas L. Thimot (7).............................................            4,500               *
William C. Bartow (7)............................................          219,375               *
Sandra E. Bergeron...............................................               --               *
Eric R. Giler (7)................................................           44,563               *
Ronald T. Maheu (7)..............................................            9,000               *
All current executive officers and directors as a
group (9 persons) (8)............................................        4,825,302          12.03%

---------------

      *less than 1%

      (1) Consists of securities owned by various individual and institutional investors which T. Rowe Price Associates, Inc. serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of such securities; however,
T. Rowe Price Associates, Inc. expressly disclaims beneficial ownership of such securities. Based on information provided to us by T. Rowe Price Associates, Inc. in February 2004.

      (2) Includes 15,000 shares held by Mr. Lenihan's minor children. Mr. Lenihan is a Managing General Partner of Pequot Capital Management, Inc., and may be deemed to beneficially own the 2,656,430 shares held by Pequot Private Equity Fund, L.P. and Pequot Offshore Private Equity Fund, Inc. Mr. Lenihan disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. The 2,711,055 shares include 5,250 shares issuable upon exercise of options exercisable within 60 days of October 5, 2004.

      (3) Consists of 2,353,235 shares held of record by Pequot Equity Fund, L.P., 297,945 shares held of record by Pequot Offshore Private Equity Fund, Inc., and 5,250 shares issuable upon exercise of options exercisable within 60 days of October 5, 2004. Both funds are managed by Pequot Capital Management, Inc., which has voting and dispositive power of the shares of common stock held by Pequot Equity Fund, L.P. and Pequot Offshore Private Equity Fund, Inc.

      (4) Includes 15,000 shares held in trust for the benefit of Mr. Bycoff's children and 1,105,931 shares issuable upon exercise of options exercisable within 60 days of October 5, 2004.

      (5) Includes 134,062 shares issuable upon exercise of options exercisable within 60 days of October 5, 2004.

      (6) Includes 33,598 shares issuable upon exercise of options exercisable within 60 days of October 5, 2004.

      (7) Consists of shares issuable upon exercise of options exercisable within 60 days of October 5, 2004.

      (8) Includes 1,639,879 shares issuable upon exercise of options exercisable within 60 days of October 5, 2004.

                         DESCRIPTION OF NETEGRITY, INC.

      Netegrity, Inc., a corporation organized under the laws of the State of Delaware, is a leading provider of security software solutions for managing user identities and access. We provide an identity and access management product line for evolving computing environments, including legacy, Web, and service-oriented architectures. Our flexible, standards-based offerings are designed to increase security, reduce administrative costs, and enable revenue enhancement. Supported by a network of over 1,200 trained integration consultants and over 200 technology partners, our solutions are licensed to more than

350 million users at over 850 organizations worldwide, including more than half of the Fortune 100(R) companies. Our common stock is quoted on The Nasdaq National Market under the symbol "NETE."

             DESCRIPTION OF COMPUTER ASSOCIATES INTERNATIONAL, INC.

      Computer Associates International, Inc., a corporation organized under the laws of the State of Delaware, is one of the world's largest providers of management software. Founded in 1976, Computer Associates designs, markets and licenses computer software products that allow businesses to efficiently run, manage, and automate critical aspects of their IT operations. Computer Associates operates in more than 100 countries, has a large and broad base of customers and estimates that 95% of the Fortune 500(R) companies currently use its products. Computer Associates' common stock is listed on the New York Stock Exchange under the symbol "CA."

                      DESCRIPTION OF NOVA ACQUISITION CORP.

      Nova Acquisition Corp., a corporation organized under the laws of the State of Delaware, is a direct wholly-owned subsidiary of Computer Associates. Nova Acquisition Corp. was formed exclusively for the purpose of effecting the merger. This is the only business of Nova Acquisition Corp.

                          FUTURE STOCKHOLDER PROPOSALS

      If the merger is consummated, we will not have public stockholders and there will be no public participation in any future meetings of stockholders. However, if the merger is not completed, we will hold our 2005 Annual Meeting of Stockholders. If such meeting is held, stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in our 2005 annual proxy statement should be sent to us at 201 Jones Road, Waltham, Massachusetts 02451,
Attention: Corporate Secretary, and we must receive such proposals by December 1, 2004. All stockholder proposals must also meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in our proxy statement for our 2005 Annual Meeting of Stockholders.

      Stockholder proposals submitted outside the process of Rule 14a-8 under the Exchange Act should be sent to us at 201 Jones Road, Waltham, Massachusetts 02451 and must be received between January 26 and February 25, 2005 to be considered timely under the Exchange Act.

                         HOUSEHOLDING OF PROXY STATEMENT

      Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements. This means that only one copy of our proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a copy of the proxy statement to you if you write or call us at the following address or phone number: Netegrity, Inc., 201 Jones Road, Waltham, Massachusetts 02451, Attention: Corporate Secretary, (781) 890-1700.

                       WHERE YOU CAN FIND MORE INFORMATION

      Each of Netegrity and Computer Associates files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at, or obtain copies of this information by mail from, the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

      The filings of Netegrity and Computer Associates with the SEC are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."

      YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED OR VOTE THROUGH THE INTERNET OR BY TELEPHONE AS DESCRIBED IN THE ENCLOSED PROXY CARD. GIVING YOUR PROXY NOW WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

      If you have any questions about this proxy statement, the special meeting or the merger or need assistance with the voting procedures, you should contact Georgeson Shareholder Communications Inc., our proxy solicitor, toll-free at
(888) 350-3512.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                    COMPUTER ASSOCIATES INTERNATIONAL, INC.
                             NOVA ACQUISITION CORP.
                                      AND
                                NETEGRITY, INC.
                                  DATED AS OF
                                OCTOBER 6, 2004

                               TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
ARTICLE I      THE MERGER..................................................   A-7
  1.1          Effective Time of the Merger................................   A-7
  1.2          Closing.....................................................   A-7
  1.3          The Merger; Effects of the Merger...........................   A-7
  1.4          Certificate of Incorporation and By-laws....................   A-8
  1.5          Directors and Officers of the Surviving Corporation.........   A-8

ARTICLE II     CONVERSION OF SECURITIES....................................   A-8
  2.1          Conversion of Capital Stock.................................   A-8
  2.2          Exchange of Certificates....................................   A-9
  2.3          Company Stock Plans and Warrants............................  A-10
  2.4          Dissenting Shares...........................................  A-11

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............  A-12
  3.1          Organization, Standing and Power............................  A-12
  3.2          Capitalization..............................................  A-13
  3.3          Subsidiaries................................................  A-14
  3.4          Authority; No Conflict; Required Filings and Consents.......  A-15
  3.5          SEC Filings; Financial Statements; Information Provided.....  A-16
  3.6          No Undisclosed Liabilities..................................  A-18
  3.7          Absence of Certain Changes or Events........................  A-18
  3.8          Taxes.......................................................  A-18
  3.9          Owned and Leased Properties.................................  A-19
  3.10         Intellectual Property.......................................  A-20
  3.11         Contracts...................................................  A-22
  3.12         Litigation..................................................  A-24
  3.13         Environmental Matters.......................................  A-24
  3.14         Employee Benefit Plans......................................  A-25
  3.15         Compliance With Laws........................................  A-26
  3.16         Permits.....................................................  A-26
  3.17         Labor Matters...............................................  A-27
  3.18         Insurance...................................................  A-27
  3.19         Opinion of Financial Advisor................................  A-27
  3.20         Takeover Statutes...........................................  A-27
  3.21         Brokers.....................................................  A-27

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE
               TRANSITORY SUBSIDIARY.......................................  A-28
  4.1          Organization, Standing and Power............................  A-28
  4.2          Authority; No Conflict; Required Filings and Consents.......  A-28
  4.3          Information Provided........................................  A-29
  4.4          Operations of the Transitory Subsidiary.....................  A-29
  4.5          Financing...................................................  A-29

ARTICLE V      CONDUCT OF BUSINESS.........................................  A-29
  5.1          Covenants of the Company....................................  A-29
  5.2          Confidentiality.............................................  A-31

                                                                             PAGE
                                                                             ----
ARTICLE VI     ADDITIONAL AGREEMENTS.......................................  A-32
  6.1          No Solicitation.............................................  A-32
  6.2          Proxy Statement.............................................  A-34
  6.3          Nasdaq Quotation............................................  A-34
  6.4          Access to Information.......................................  A-34
  6.5          Stockholders Meeting........................................  A-35
  6.6          Legal Conditions to the Merger..............................  A-35
  6.7          Public Disclosure...........................................  A-36
  6.8          Indemnification.............................................  A-36
  6.9          Notification of Certain Matters.............................  A-37
  6.10         Exemption from Liability Under Section 16(b)................  A-38
  6.11         Employee Benefits...........................................  A-38
  6.12         Service Credit..............................................  A-38
  6.13         Company 401(k) Plans........................................  A-39
  6.14         Loans to Company Employees, Officers and Directors..........  A-39
  6.15         Takeover Statutes and Laws..................................  A-39
  6.16         Termination of Non-Employee Director Options................  A-39

ARTICLE VII    CONDITIONS TO MERGER........................................  A-39
  7.1          Conditions to Each Party's Obligation To Effect the
               Merger......................................................  A-39
  7.2          Additional Conditions to Obligations of the Buyer and the
               Transitory Subsidiary.......................................  A-40
  7.3          Additional Conditions to Obligations of the Company.........  A-41

ARTICLE VIII   TERMINATION AND AMENDMENT...................................  A-41
  8.1          Termination.................................................  A-41
  8.2          Effect of Termination.......................................  A-43
  8.3          Fees and Expenses...........................................  A-43
  8.4          Amendment...................................................  A-44
  8.5          Extension; Waiver...........................................  A-44

ARTICLE IX     MISCELLANEOUS...............................................  A-44
  9.1          Nonsurvival of Representations, Warranties and Agreements...  A-44
  9.2          Notices.....................................................  A-44
  9.3          Entire Agreement............................................  A-45
  9.4          No Third Party Beneficiaries................................  A-45
  9.5          Assignment..................................................  A-46
  9.6          Severability................................................  A-46
  9.7          Counterparts and Signature..................................  A-46
  9.8          Interpretation..............................................  A-46
  9.9          Governing Law...............................................  A-46
  9.10         Remedies....................................................  A-46
  9.11         Submission to Jurisdiction..................................  A-46
  9.12         WAIVER OF JURY TRIAL........................................  A-47
Exhibit A      Form of Company Stockholder Agreement.......................
Schedule A     Parties to Company Stockholder Agreements...................

                             TABLE OF DEFINED TERMS

                                                              REFERENCE IN
TERMS                                                         AGREEMENT
-----                                                         ------------
Acquisition Proposal........................................  Section 6.1(f)
Acquisition Proposal Assessment Period......................  Section 6.1(b)(i)
Adverse Recommendation Notice...............................  Section 6.1(b)
Affiliate...................................................  Section 3.2(c)
Agreement...................................................  Preamble
Alternative Acquisition Agreement...........................  Section 6.1(b)(ii)
Antitrust Laws..............................................  Section 6.6(b)
Antitrust Order.............................................  Section 6.6(b)
Bankruptcy and Equity Exception.............................  Section 3.4(a)
Bonus Pool..................................................  Section 6.11
Bonus Pool Period...........................................  Section 6.11
Business Day................................................  Section 1.2
Buyer.......................................................  Preamble
Buyer Common Stock..........................................  Section 2.3(a)
Buyer Disclosure Schedule...................................  Article IV
Buyer Employee Plan.........................................  Section 6.12
Buyer Material Adverse Effect...............................  Section 4.1
Buyer Stock Options.........................................  Section 2.3(a)
Certificate.................................................  Section 2.2(b)
Certificate of Merger.......................................  Section 1.1
Change of Recommendation....................................  Section 6.1(b)
Closing.....................................................  Section 1.2
Closing Date................................................  Section 1.2
Code........................................................  Section 2.2(f)
Company.....................................................  Preamble
Company Balance Sheet.......................................  Section 3.5(b)
Company Board...............................................  Section 3.4(a)
Company Common Stock........................................  Section 2.1(b)
Company Disclosure Schedule.................................  Article III
Company Employee Plans......................................  Section 3.14(a)
Company ESPP................................................  Section 2.3(e)
Company Insiders............................................  Section 6.10(c)
Company Intellectual Property...............................  Section 3.10(b)
Company Leases..............................................  Section 3.9(b)
Company Material Adverse Effect.............................  Section 3.1
Company Material Contract...................................  Section 3.11(a)
Company Meeting.............................................  Section 3.4(d)
Company Obligations.........................................  Section 3.6
Company Permits.............................................  Section 3.16
Company Preferred Stock.....................................  Section 3.2(a)
Company Registered Intellectual Property....................  Section 3.10(b)
Company SEC Reports.........................................  Section 3.5(a)

                                                              REFERENCE IN
TERMS                                                         AGREEMENT
-----                                                         ------------
Company Stock Options.......................................  Section 2.3(a)
Company Stock Plans.........................................  Section 2.3(c)
Company Stockholder Agreements..............................  Preamble
Company Stockholder Approval................................  Section 3.4(a)
Company Voting Proposal.....................................  Section 3.4(a)
Confidentiality Agreement...................................  Section 5.2
Continuing Employees........................................  Section 6.11
Contract....................................................  Section 3.4(b)
Conversion Ratio............................................  Section 2.3(a)
Costs.......................................................  Section 6.8(a)
DGCL........................................................  Preamble
Dissenting Shares...........................................  Section 2.4(a)
Effective Time..............................................  Section 1.1
Employee Benefit Plan.......................................  Section 3.14(a)
Environmental Law...........................................  Section 3.13(b)
ERISA.......................................................  Section 3.14(a)
ERISA Affiliate.............................................  Section 3.14(a)
Exchange Act................................................  Section 3.4(c)
Exchange Agent..............................................  Section 2.2(a)
Exchange Fund...............................................  Section 2.2(a)
GAAP........................................................  Section 3.5(b)
Governmental Entity.........................................  Section 3.4(c)
Hazardous Substance.........................................  Section 3.13(c)
HSR Act.....................................................  Section 3.4(c)
Indemnified Parties.........................................  Section 6.8(a)
Insurance Policies..........................................  Section 3.18
Intellectual Property.......................................  Section 3.10(a)
IRS.........................................................  Section 3.14(b)
Liens.......................................................  Section 3.4(b)
Maximum Premium.............................................  Section 6.8(c)
Merger......................................................  Preamble
Merger Consideration........................................  Section 2.1(c)
Outside Date................................................  Section 8.1(b)
Person......................................................  Section 2.2(b)
Potential Superior Proposal.................................  Section 6.1(a)
Pre-Closing Period..........................................  Section 5.1
Proxy Statement.............................................  Section 3.5(c)
Required Company Stockholder Vote...........................  Section 3.4(d)
Representatives.............................................  Section 6.1(a)
SEC.........................................................  Section 3.4(c)
Section 16 Information......................................  Section 6.10(b)
Securities Act..............................................  Section 3.2(c)
Specified Time..............................................  Section 6.1(a)
Subsidiary..................................................  Section 3.3(a)

                                                              REFERENCE IN
TERMS                                                         AGREEMENT
-----                                                         ------------
Superior Proposal...........................................  Section 6.1(f)
Surviving Corporation.......................................  Section 1.3
Tax Returns.................................................  Section 3.8(a)
Taxes.......................................................  Section 3.8(a)
Termination Fee.............................................  Section 8.3(b)
Third Party Intellectual Property...........................  Section 3.10(b)
Transaction Documents.......................................  Section 9.3
Transitory Subsidiary.......................................  Preamble
Voting Debt.................................................  Section 3.2(d)
Waiting Period..............................................  Section 8.1(f)
Warrants....................................................  Section 2.3(e)

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of October 6, 2004, by and among Computer Associates International, Inc., a Delaware corporation (the "Buyer"), Nova Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Buyer (the "Transitory Subsidiary"), and Netegrity, Inc., a Delaware corporation (the "Company").

     WHEREAS, the respective Boards of Directors of the Buyer and the Company deem it advisable and in the best interests of each corporation and their respective stockholders to consummate the Merger (as defined below) on the terms and conditions set forth herein;

     WHEREAS, the acquisition of the Company shall be effected through a merger (the "Merger") of the Transitory Subsidiary with and into the Company in accordance with the terms of this Agreement and the Delaware General Corporation Law (the "DGCL"), as a result of which the Company shall continue its existence and become a wholly owned subsidiary of the Buyer; and

     WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the Buyer's willingness to enter into this Agreement, the stockholders of the Company listed on Schedule A have entered into Stockholder Agreements, dated as of the date of this Agreement, in the form attached hereto as Exhibit A (the "Company Stockholder Agreements"), pursuant to which such stockholders have, among other things, agreed to give the Buyer a proxy to vote shares of capital stock of the Company that such stockholders own in favor of the Company Voting Proposal (as defined below);

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer, the Transitory Subsidiary and the Company agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 Effective Time of the Merger. Subject to the provisions of this Agreement, prior to the Closing, the Buyer and the Company shall jointly prepare, and immediately following the Closing the Surviving Corporation shall cause to be filed with the Secretary of State of Delaware, a certificate of merger (the "Certificate of Merger") in such form as is required by, and executed by the Company in accordance with, the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of Delaware or at such later time as is established by the Buyer and the Company and set forth in the Certificate of Merger (the date and time at which the Merger becomes effective, the "Effective Time").

     1.2 Closing. The closing of the Merger (the "Closing") shall take place at 9:00 a.m., Eastern time, on a date to be specified by the Buyer and the Company (the "Closing Date"), which shall be no later than the second (2nd) Business Day after satisfaction or waiver of the conditions set forth in Article VII (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing), at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, unless another date, place or time is agreed to in writing by the Buyer and the Company. For purposes of this Agreement, the term "Business Day" means any day ending on 11:59 p.m. (eastern time) other than a day on which banks in the State of New York are authorized or obligated to be closed.

     1.3 The Merger; Effects of the Merger. Subject to the provisions of this Agreement, at the Effective Time, the Transitory Subsidiary shall be merged with and into the Company, whereupon the separate corporate existence of the Transitory Subsidiary shall cease and the Company shall continue as the surviving corporation (the Company following the Merger is sometimes referred to herein as the "Surviving Corporation"). The Merger shall have the effects set forth in Section 259 of the DGCL.

     1.4 Certificate of Incorporation and By-laws. The Certificate of Incorporation of the Company, as in effect on the date of this Agreement, shall remain in effect, as amended at the Effective Time as provided in the next sentence and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until hereafter changed or amended as provided therein or by applicable law. ARTICLE FOURTH shall be deleted in its entirety and replaced with the following: "FOURTH. The total number of shares which the Corporation shall have authority to issue is 1,000 shares of Common Stock (the "Common Stock"), and the par value of each of such share is $0.01." The By-laws of the Transitory Subsidiary as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     1.5 Directors and Officers of the Surviving Corporation.

     (a) The directors of the Transitory Subsidiary immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.

     (b) The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

     2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the Transitory Subsidiary, the Company or any holder of shares of the capital stock of the Company or capital stock of the Transitory Subsidiary:

          (a) Capital Stock of the Transitory Subsidiary. Each share of the common stock of the Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, $0.01 par value per share, of the Surviving Corporation.

          (b) Cancellation of Treasury Stock and Buyer-Owned Stock. All shares of common stock, $0.01 par value per share, of the Company ("Company Common Stock") that are owned by the Company as treasury stock and any shares of Company Common Stock owned by the Buyer or the Transitory Subsidiary immediately prior to the Effective Time shall be cancelled and shall cease to exist and no payment shall be made with respect thereto.

          (c) Merger Consideration for Company Common Stock. Subject to Section 2.2, each share of Company Common Stock (other than shares to be cancelled in accordance with Section 2.1(b) and Dissenting Shares (as defined in Section 2.4 below)) issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive $10.75 in cash per share, without interest (the "Merger Consideration"). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right (other than in respect of Dissenting Shares) to receive the Merger Consideration pursuant to this Section 2.1(c) upon the surrender of such certificate in accordance with Section 2.2, without interest.

          (d) Adjustments to Merger Consideration. The Merger Consideration shall be adjusted to reflect fully the effect of any reclassification, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization or other like change with respect to Company Common Stock occurring (or for which a record date is established) after the date hereof and prior to the Effective Time.

     2.2 Exchange of Certificates. The procedures for exchanging outstanding shares of Company Common Stock for the Merger Consideration pursuant to the Merger are as follows:

          (a) Exchange Agent. At or prior to the Effective Time, the Buyer shall deposit, or cause to be deposited, with a bank or trust company or paying agent mutually acceptable to the Buyer and the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for payment through the Exchange Agent in accordance with this Section 2.2, cash in an amount equal to the product of the Merger Consideration and the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (exclusive of any shares to be cancelled pursuant to Section 2.1(b)) (the "Exchange Fund"). The Exchange Agent shall invest the Exchange Fund as directed by the Buyer, provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $1 billion. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable under Section 2.1(c) shall be promptly returned to Buyer.

          (b) Exchange Procedures. Promptly (and in any event within five (5) Business Days) after the Effective Time, the Buyer shall cause the Exchange Agent to mail to each holder of record of a certificate which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (each, a "Certificate") (i) a letter of transmittal in customary form and (ii) instructions for effecting the surrender of the Certificates in exchange for the Merger Consideration payable with respect thereto. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration that such holder has the right to receive pursuant to the provisions of this Article II, after giving effect to any required withholding taxes, and the Certificate so surrendered shall immediately be cancelled. No interest will be paid or accrued on the cash payable upon the surrender of such certificate or certificates. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, it will be a condition of payment of the Merger Consideration that the surrendered Certificate be properly endorsed, with signatures guaranteed, or otherwise in proper form for transfer and that the Person requesting such payment will pay any transfer or other taxes required by reasons of the payment to a Person other than the registered holder of the surrendered Certificate or such Person will establish to the satisfaction of the Buyer that such taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by this Section 2.2. For purposes of this Agreement, the term "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

          (c) No Further Ownership Rights in Company Common Stock. All Merger Consideration paid upon the surrender for exchange of Certificates evidencing shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been paid in satisfaction of all rights pertaining to such shares of Company Common Stock, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II.

          (d) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock one hundred eighty (180) days after the

     Effective Time shall be delivered to the Buyer, upon demand, and any former holder of Company Common Stock who has not previously complied with this
     Section 2.2 shall be entitled to receive only from the Buyer payment of its claim for Merger Consideration, without interest.

          (e) No Liability. To the extent permitted by applicable law, none of the Buyer, the Transitory Subsidiary, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any holder of shares of Company Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (f) Withholding Rights. Each of the Buyer and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any other applicable state, local or foreign Tax law. To the extent that amounts are so withheld by the Surviving Corporation or the Buyer, as the case may be, such withheld amounts (i) shall be remitted by the Buyer or the Surviving Corporation, as the case may be, to the applicable Governmental Entity, and (ii) shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or the Buyer, as the case may be.

          (g) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, and, if required by the Buyer, the posting by such Person of a bond in such reasonable amount as the Buyer may direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent shall pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented thereby pursuant to this Agreement.

     2.3 Company Stock Plans and Warrants.

     (a) At the Effective Time, by virtue of the Merger and without any action on the part of any holder of outstanding options to purchase Company Common Stock ("Company Stock Options"), each Company Stock Option, whether vested or unvested, and all stock option plans or other equity-related plans of the Company (the "Company Stock Plans") themselves, insofar as they relate to outstanding Company Stock Options, shall be assumed by the Buyer and shall become an option to acquire, on the same terms and conditions as were applicable under the Company Stock Option immediately prior to the Effective Time, the number of shares of common stock, $0.10 par value per share, of the Buyer ("Buyer Common Stock;" such options, "Buyer Stock Options") determined as follows: (i) the number of shares of Buyer Common Stock subject to each Company Stock Option assumed by the Buyer shall be determined by multiplying the number of shares of Company Common Stock that were subject to such Company Stock Option immediately prior to the Effective Time by the Conversion Ratio (as defined below), and rounding the resulting number down to the nearest whole number of shares of Buyer Common Stock; and (ii) the per share exercise price for the Buyer Common Stock issuable upon exercise of each Company Stock Option assumed by the Buyer shall be determined by dividing the per share exercise price of Company Common Stock subject to such Company Stock Option, as in effect immediately prior to the Effective Time, by the Conversion Ratio, and rounding the resulting exercise price up to the nearest whole cent. Any restrictions on the exercise of any Company Stock Option assumed by the Buyer shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Stock Option shall otherwise remain unchanged as a result of the assumption of such Company Stock Option (other than as set forth in any agreement in effect as of the date of this Agreement and listed in
Section 2.3(a) of the Company Disclosure Schedule). The "Conversion Ratio" shall be equal to the fraction having a numerator equal to $10.75 and having denominator equal to the average of the closing sale prices of a share of Buyer Common Stock as reported on The New York Stock Exchange for each of the five (5) consecutive trading days immediately preceding the Closing Date; provided, however, that if, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Buyer Common

Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Conversion Ratio shall be adjusted to the extent appropriate; provided, however, that with respect to any Company Stock Option which is an "incentive stock option", within the meaning of Section 422 of the Code, the adjustments provided in this Section shall, if applicable, be modified in a manner so that the adjustments are consistent with requirements of Section 424(a) of the Code.

     (b) Prior to the Effective Time, the Company shall take any actions that are necessary to accomplish the provisions of Section 2.3(a).

     (c) Within five (5) Business Days following the Effective Time, the Buyer shall deliver to the participants in the Company Stock Plans an appropriate notice setting forth such participants' rights pursuant to the Company Stock Options, as provided in this Section 2.3.

     (d) The Buyer shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Buyer Common Stock for delivery upon exercise of the Company Stock Options assumed in accordance with this Section. Within five (5) Business Days following the Effective Time, the Buyer shall have filed a registration statement on Form S-8 (or any successor form) or another appropriate form with respect to the shares of Buyer Common Stock subject to such options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

     (e) At the Effective Time, by virtue of the Merger and without any action on the part of the holder of the warrants to purchase Company Common Stock ("Warrants") issued pursuant to the Warrant Agreement dated August 2, 1999 between the Company and General Electric Company, the holder of the Warrants shall have the right, upon exercise of the Warrants and in accordance with
Section 8.2 of such warrant agreement, only to receive in cash the amount of Merger Consideration receivable at the Effective Time by a holder of the number of shares of Company Common Stock for which the Warrants may have been exercised immediately prior to the Effective Time. The Surviving Corporation expressly assumes the obligation to deliver, upon exercise, such cash.

     (f) The Company shall terminate its 2002 Employee Stock Purchase Plan (the "Company ESPP") in accordance with its terms as of or prior to the Effective Time.

     2.4 Dissenting Shares.

     (a) Notwithstanding anything to the contrary contained in this Agreement, shares of Company Common Stock held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal rights in respect of such shares of Company Common Stock in accordance with the DGCL (any such shares being referred to as "Dissenting Shares" until such time as such holder fails to perfect or otherwise loses such holder's appraisal rights under the DGCL with respect to such shares) shall not be converted into or represent the right to receive Merger Consideration in accordance with Section 2.1, but shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Shares.

     (b) If any Dissenting Shares shall lose their status as such (through failure to perfect or otherwise), then, as of the later of the Effective Time or the date of loss of such status, such shares shall automatically be converted into and shall represent only the right to receive Merger Consideration in accordance with Section 2.1, without interest thereon, upon surrender of the Certificate formerly representing such shares.

     (c) The Company shall give the Buyer: (i) prompt notice of any written demand for appraisal received by the Company prior to the Effective Time pursuant to the DGCL, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL that relate to such demand; and (ii) the opportunity to direct and participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand, notice or instrument, unless the Buyer shall have given its prior written consent to such payment or settlement offer.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Buyer and the Transitory Subsidiary that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule delivered by the Company to the Buyer and the Transitory Subsidiary prior to the execution of this Agreement (the "Company Disclosure Schedule"). The Company Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs contained in this Article III, and the disclosure in any Section or paragraph shall qualify (a) the corresponding Section or paragraph in this Article III and (b) the other sections and paragraphs in this Article III to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections and paragraphs.

     3.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and is duly qualified to do business and, where applicable as a legal concept, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that have not had, and are not reasonably likely to have, a Company Material Adverse Effect. The Company has made available to the Buyer a complete and correct copy of the Company's certificate of incorporation and by-laws, each as amended to the date hereof. The Company's certificates of incorporation and by-laws so delivered are in full force and effect. The Company has made available to the Buyer correct and complete copies of the minutes of all meetings of the stockholders, the Company Board and each committee of the Board of Directors of the Company and each of its Subsidiaries held between January 1, 2002 and September 30, 2004 (excluding all names and information required to be redacted in compliance with applicable laws governing the sharing of information and information relating to the Company's consideration and exploration of strategic alternatives). For purposes of this Agreement, the term "Company Material Adverse Effect" means any material adverse change, event, circumstance or development with respect to, or material adverse effect on, the business, assets, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following, in and of itself or themselves, shall constitute a Company Material Adverse Effect:

          (a) changes that are the result of general economic or business conditions in the United States, Europe or Israel or acts of war or terrorism;

          (b) changes that are the result of factors generally affecting the industries or markets in which the Company operates;

          (c) any adverse change, effect or circumstance proximately caused by the pendency or the announcement of the transactions contemplated by this Agreement (provided that the exclusion set forth in this clause (c) shall not apply to the use of the term "Company Material Adverse Effect" in
     Section 3.4(b), 3.4(c), 3.11(c) or 3.12 or in Section 7.2(a) in connection with a breach of any such representations and warranties);

          (d) changes in applicable law, rule or regulations or generally accepted accounting principles or the interpretation thereof after the date hereof;

          (e) any out of pocket expenses (including filing fees and legal expenses specifically with respect to any litigation arising from the transactions contemplated by this Agreement) directly incurred in connection with the transaction contemplated by this Agreement and in accordance with its terms;

          (f) any failure by the Company to meet any estimates of revenues or earnings for any period ending on or after the date of this Agreement and prior to the Closing; provided, that, the exception in this clause shall not prevent or otherwise affect a determination that any change, effect, circumstance or development underlying such failure has resulted in, or contributed to, a Company Material Adverse Effect; and

          (g) a decline in the price of the Company Common Stock on The Nasdaq National Market; provided, that, the exception in this clause shall not prevent or otherwise affect a determination that any change, effect, circumstance or development underlying such decline has resulted in, or contributed to, a Company Material Adverse Effect;

provided, further, that, with respect to clauses (a), (b) and (d), such change, event, circumstance or development does not (i) primarily relate only to (or have the effect of primarily relating only to) the Company and its Subsidiaries or (ii) disproportionately adversely affect the Company and its Subsidiaries compared to other companies of similar size operating in the industry in which the Company and its Subsidiaries operate.

     3.2 Capitalization.

     (a) The authorized capital stock of the Company as of the date of this Agreement consists of 135,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, $0.01 par value per share ("Company Preferred Stock"). As of October 1, 2004, (i) 38,473,706 shares of Company Common Stock were issued and outstanding, and (ii) no shares of Company Preferred Stock were issued or outstanding and (iii) Company Stock Options to purchase an aggregate of 6,397,234 shares of Company Common Stock were outstanding. Since October 1, 2004, no shares of Company Common Stock or Company Preferred Stock have been issued by the Company, except Company Common Stock issued upon exercise of outstanding Company Stock Options.

     (b) Section 3.2(b) of the Company Disclosure Schedule sets forth a complete and accurate list, as of the date specified therein, of: (i) all Company Stock Plans, indicating for each Company Stock Plan, as of such date, the number of shares of Company Common Stock issued under such Plan, the number of shares of Company Common Stock subject to outstanding options under such Plan and the number of shares of Company Common Stock reserved for future issuance under such Plan; and (ii) all outstanding Company Stock Options, indicating with respect to each such Company Stock Option the name of the holder thereof, the Company Stock Plan under which it was granted, the number of shares of Company Common Stock subject to such Company Stock Option, the exercise price, the date of grant, and the vesting schedule, including whether (and to what extent) the vesting will be accelerated in any way by the Merger or by termination of employment or change in position following consummation of the Merger. The Company has made available to the Buyer complete and accurate copies of all Company Stock Plans and the forms of all stock option agreements evidencing Company Stock Options.

     (c) Except (i) as set forth in this Section 3.2 and (ii) as reserved for future grants under Company Stock Plans, as of the date of this Agreement, (A) there are no equity securities of any class of the Company, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (B) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity interests of the Company or any security or rights convertible into or exchangeable or exercisable for any such shares or other equity interests, or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. The Company does not have any outstanding stock appreciation rights, phantom stock, performance based rights or similar rights or obligations. Other than the Company Stockholder Agreements, neither the Company nor any of its Affiliates is a party to or is bound by any agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock or other equity interests of the Company. For purposes of this Agreement, the term "Affiliate" when used with respect to any party shall mean any Person who is an "affiliate" of that party within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). There are no registration rights, and, as of the date of this Agreement, there is no rights agreement, "poison pill" anti-takeover plan or other similar plan, device or arrangement to which the Company or any of its Subsidiaries is a party or by which it or they are bound with respect to any equity security of any class of the Company.

     (d) All outstanding shares of Company Common Stock are, and all shares of Company Common Stock subject to issuance as specified in Section 3.2(b) above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any other right of any kind under any provision of the DGCL, the Company's Certificate of Incorporation or By-laws, any agreement to which the Company is a party or is otherwise bound or otherwise that obligate the Company to issue or sell any shares of capital stock or other securities of the Company or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter ("Voting Debt"). The Company does not own, directly or indirectly, any voting interest in any Person that requires an additional filing by the Buyer under the HSR Act.

     (e) There are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of the Company or any of its Subsidiaries.

     3.3 Subsidiaries.

     (a) Section 3.3 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, for each Subsidiary of the Company: (i) its name; (ii) the number and type of outstanding equity securities and a list of the holders thereof; and (iii) the jurisdiction of organization. For purposes of this Agreement, the term "Subsidiary" means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person or by one or more of its respective Subsidiaries.

     (b) Each Subsidiary of the Company is a corporation or other entity duly organized, validly existing and in good standing (to the extent such concepts are applicable) under the laws of the jurisdiction of its incorporation or organization, has all requisite corporate or organization power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation (to the extent such concepts are applicable) in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that have not had, and are not reasonably likely to have, a Company Material Adverse Effect. All of the outstanding shares of capital stock and other equity securities or interests of each Subsidiary of the Company are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and all such shares or securities other than directors' qualifying shares in the case of non-U.S. Subsidiaries, all of which the Company has the power to cause to be transferred for no or nominal consideration to the Company or the

Company's designee are owned, of record and beneficially, by the Company or another of its Subsidiaries free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or any of its Subsidiaries is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary of the Company. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary of the Company. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Company.

     (c) The Company has made available to the Buyer complete and accurate copies of the charter, by-laws or other organizational documents of each Subsidiary of the Company, and all such documents are in full force and effect.

     (d) The Company does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association or entity which is not a Subsidiary of the Company, other than securities in a publicly traded company held for investment by the Company or any of its Subsidiaries and consisting of less than 1% of the outstanding capital stock of such company. Each such investment is listed on Section 3.3(d) of the Company Disclosure Schedule.

     3.4 Authority; No Conflict; Required Filings and Consents.

     (a) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the adoption of this Agreement (the "Company Voting Proposal") by the Company's stockholders under the DGCL (the "Company Stockholder Approval"), to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Board of Directors of the Company (the "Company Board"), at a meeting duly called and held, by the unanimous vote of all directors (i) determined that the Merger is fair and in the best interests of the Company and its stockholders, (ii) approved this Agreement and declared its advisability in accordance with the provisions of the DGCL, (iii) directed that this Agreement be submitted to the stockholders of the Company for their adoption and resolved to recommend that the stockholders of the Company vote in favor of the adoption of this Agreement, and (iv) to the extent necessary, adopted a resolution having the effect of causing the Company not to be subject to any state takeover law or similar law that might otherwise apply to the Merger and any other transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject only to the required receipt of the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

     (b) The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or By-laws of the Company or of the charter, by-laws, or other organizational document of any Subsidiary of the Company, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any mortgage, security interest, pledge, lien, charge or encumbrance ("Liens") on the Company's or any of its Subsidiary's assets under, any of the terms, conditions or provisions of any lease, license, contract or other agreement, instrument or obligation, written or oral, to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound (a "Contract"), or (iii) subject to obtaining the Company Stockholder Approval and compliance with the requirements specified in clauses (i) through (v) of

Section 3.4(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of its or their respective properties or assets, except in the case of clauses (ii) and
(iii) of this Section 3.4(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, losses, penalties or Liens, and for any consents or waivers not obtained, that, individually or in the aggregate, have not had, and are not reasonably likely to have, a Company Material Adverse Effect or prevent or materially delay consummation of the Merger. Section 3.4(b)(ii) of the Company Disclosure Schedule sets forth a list of all consents or waivers required to be obtained under the Company Material Contracts in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     (c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority, agency or instrumentality (a "Governmental Entity"), or any stock market or stock exchange on which shares of Company Common Stock are listed for trading is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the premerger notification requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate corresponding documents with the appropriate authorities of other U.S. states in which the Company is qualified as a foreign corporation to transact business, (iii) the filing of the Proxy Statement with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iv) the filing of such reports, schedules or materials under Section 13 of or Rule 14a-12 under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable U.S. state securities laws and (vi) such other consents, approvals, licenses, permits, orders, authorizations, registrations, declarations, notices and filings as may be required under applicable U.S. state or local laws which, if not obtained or made, would not be reasonably likely to have a Company Material Adverse Effect or prevent or materially delay consummation of the Merger.

     (d) The affirmative vote for adoption of the Company Voting Proposal by the holders of at least a majority of the outstanding shares of Company Common Stock on the record date for the meeting of the Company's stockholders (the "Company Meeting") to consider the Company Voting Proposal (the "Required Company Stockholder Vote") is the only vote of the holders of any class or series of the Company's capital stock or other securities necessary for the adoption of this Agreement and for the consummation by the Company of the other transactions contemplated by this Agreement.

     3.5 SEC Filings; Financial Statements; Information Provided.

     (a) The Company has filed all registration statements, forms, reports and other documents required to be filed by the Company with the SEC since January 1, 2002. All such registration statements, forms, reports and other documents (including those that the Company may file after the date hereof until the Closing) are referred to herein as the "Company SEC Reports." The Company SEC Reports (i) were or will be filed on a timely basis, (ii) at the time filed, complied, or will comply when filed, as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (iii) did not or will not at the time they were or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is subject to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act. There are no off-balance sheet structures or transactions with respect to the Company or any of its Subsidiaries that would be required to be reported or set forth in the Company SEC Reports.

     (b) Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in or incorporated by reference in the Company SEC Reports at the time filed (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and (ii) were or will be prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as permitted by the SEC on Form 10-Q under the Exchange Act). Each of the consolidated balance sheets (including, in each case, any related notes and schedules) contained or to be contained or incorporated by reference in the Company SEC Reports at the time filed fairly presented or will fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and each of the consolidated statements of income and of changes in financial position contained or to be contained or incorporated by reference in the Company SEC Reports (including, in each case, any related notes and schedules) fairly presented or will fairly present in all material respects the consolidated results of operations, retained earnings and changes in financial position, as the case may be, of the Company and its Subsidiaries for the periods set forth therein, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments. The consolidated, unaudited balance sheet of the Company as of June 30, 2004 is referred to herein as the "Company Balance Sheet."

     (c) The information to be supplied by or on behalf of the Company for inclusion in the proxy statement to be sent to the stockholders of the Company (the "Proxy Statement") in connection with the Company Meeting shall not, on the date the Proxy Statement is first mailed to stockholders of the Company or at the time of the Company Meeting, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading in light of the circumstances under which they were or shall be made; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting which has become false or misleading. If at any time prior to the Company Meeting any fact or event relating to the Company or any of its Affiliates which should be set forth in a supplement to the Proxy Statement should be discovered by the Company or should occur, the Company shall, promptly after becoming aware thereof, inform the Buyer of such fact or event.

     (d) The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are effective to ensure that all material information concerning the Company is made known on a timely basis to the individuals responsible for the preparation of the Company's filings with the SEC and other public disclosure documents. The Company has disclosed, based on its most recent evaluation prior to the date hereof, to the Company's auditors and the audit committee of the Company Board (A) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect the Company's ability to record, process, summarize and report financial data and has identified for the Company's auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls. The Company has made available to Buyer a summary of any such disclosure made by management to the Company's auditors and audit committee since January 1, 2003. Since January 1, 2003, no former or current employee of the Company or any of its Subsidiaries has alleged to any of the senior officers of the Company that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices. No attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company.

     (e) The Company is in compliance with the applicable listing and other rules and regulations of The Nasdaq National Market and has not since January 1, 2002 received any notice from The Nasdaq National Market asserting any non-compliance with such rules and regulations.

     (f) The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002.

     3.6 No Undisclosed Liabilities. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement and except for obligations or liabilities incurred in the ordinary course of business after the date of the Company Balance Sheet, the Company and its Subsidiaries do not have any obligations or liabilities of any nature, whether or not accrued, contingent or otherwise and whether or not required to be disclosed in the Company SEC Reports, including those relating to matters involving any Environmental Law (any such obligations or liabilities, "Company Obligations"), that are material, individually or in the aggregate, and that are required by GAAP to be shown as a liability on a consolidated balance sheet of the Company. To the knowledge of the Company, the Company and its Subsidiaries do not have any other Company Obligations, except (a) as disclosed in the Company SEC Reports filed prior to the date of this Agreement and (b) for such Company Obligations that, individually or in the aggregate, have not had, and are not reasonably likely to have, a Company Material Adverse Effect.

     3.7 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, since the date of the Company Balance Sheet, each of the Company and its Subsidiaries has conducted their respective businesses only in the ordinary course of business and, since such date, there has not been (i) any change, event, circumstance or development that, individually or in the aggregate, has had, or is reasonably likely to have, a Company Material Adverse Effect, or (ii) any other action or event that would have required the consent of the Buyer under Section 5.1 of this Agreement had such action or event occurred after the date of this Agreement.

     3.8 Taxes.

     (a) The Company and each of its Subsidiaries has filed all Tax Returns that it was required to file, and all such Tax Returns were correct and complete, except for any failure to file or errors or omissions that, individually or in the aggregate, has not had, and is not reasonably likely to have, a Company Material Adverse Effect. The Company and each of its Subsidiaries has paid on a timely basis all Taxes that are shown to be due on any such Tax Returns. The unpaid Taxes of the Company and its Subsidiaries for Tax periods through the date of the Company Balance Sheet do not exceed the accruals and reserves for Taxes set forth on the Company Balance Sheet exclusive of any accruals and reserves for "deferred taxes" or similar items that reflect timing differences between Tax and financial accounting principles. All liabilities for Taxes that arose since the date of the Company Balance Sheet arose in the ordinary course of business. All Taxes that the Company or any of its Subsidiaries is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. For purposes of this Agreement, (i) "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including income, gross receipts, ad valorem, windfall profits, premium, value-added, excise, real property, personal property, sales, use, services, transfer, withholding, employment, severance, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof and (ii) "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

     (b) The Company has made available to the Buyer correct and complete copies of (i) all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company since January 1, 2002 and (ii) any "closing agreement" as described in Section 7121 of the Code (or any similar provision of state, local or foreign Tax law) applicable to the Company or any of its Subsidiaries. The federal income Tax Returns of the Company and each of its Subsidiaries have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through the taxable year specified in Section 3.8(b) of the Company Disclosure Schedule. The Company has made available to the Buyer correct and complete copies of all other Tax Returns of the Company and its Subsidiaries together with all related examination reports and statements of deficiency for all periods from and after January 1, 2002. No examination or audit of any Tax Return of the Company or any of its Subsidiaries by any Governmental Entity is currently in progress or, to the knowledge of the Company, threatened or contemplated. Neither the Company nor any of its Subsidiaries has been informed by any Governmental Entity that the Governmental Entity believes that the Company or any of its Subsidiaries was required to file any Tax Return that was not filed. Neither the Company nor any of its Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency. Neither the Company nor any of its Subsidiaries has undergone, nor will the Company or any of its Subsidiaries undergo as a result of the transactions contemplated by this Agreement, a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code.

     (c) Neither the Company nor any of its Subsidiaries: (i) has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that will be treated as an "excess parachute payment" under Section 280G of the Code; or (ii) has any actual or potential liability for any Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of law in any jurisdiction), or as a transferee or successor, by contract or otherwise.

     (d) Neither the Company nor any of its Subsidiaries (i) is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which only the Company and its Subsidiaries are or were members or (ii) is a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement.

     3.9 Owned and Leased Properties.

     (a) The Company owns no real property.

     (b) Section 3.9(b) of the Company Disclosure Schedule sets forth a complete and accurate list as of the date of this Agreement of all real property leased, subleased or licensed by the Company or any of its Subsidiaries as lessor, lessee, sublessor, sublessee, licensor or licensee (collectively "Company Leases") and the location of the premises. Each of the Company Leases is in full force and effect. Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any other party to any Company Lease is in default under any of the Company Leases, except where the existence of such defaults, individually or in the aggregate, has not had, and is not reasonably likely to have, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries leases, subleases or licenses any real property to any Person other than the Company and its Subsidiaries. The Company has made available to the Buyer complete and accurate copies of all Company Leases.

     (c) The Company and each of its Subsidiaries has good and marketable title to, or valid leasehold interests in, all of its material tangible assets and properties, except for such tangible assets and properties as are disposed in the ordinary course of business and except for defects in title, easements, restrictive covenants, Taxes that are not yet delinquent and similar encumbrances that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. All such material tangible assets and properties, other than assets and properties in which the Company or any of its Subsidiaries has a leasehold interest, are free and clear of all Liens, except for (i) Liens for Taxes not yet due and payable, that are payable without penalty or that are being contested in good faith and for which adequate reserves have been recorded, (ii) Liens for assessments and other governmental charges or liens of landlords, carriers, warehousemen, mechanics and repairmen incurred in the ordinary course of business, in each case for sums not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings, (iii) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, and (iv) Liens that do not materially interfere with the conduct of the Company's business and do not materially affect the use or value of the Company's assets.

     3.10 Intellectual Property.

     (a) The Company and its Subsidiaries own, license, sublicense or otherwise possess legally enforceable rights to use all Intellectual Property used in or necessary to conduct the business of the Company and its Subsidiaries as currently conducted, other than those rights the absence of which, individually or in the aggregate, has not had, and is reasonably likely not to have, a Company Material Adverse Effect. For purposes of this Agreement, the term "Intellectual Property" means (i) patents, trademarks, service marks, trade names, domain names, copyrights, designs and trade secrets, (ii) inventions, discoveries, ideas, processes, formulae, methods, schematics, technology, know-how, computer software programs (including, without limitation, source code, operating systems, applications, documentation, specifications, files, and other materials related thereto), published and unpublished works of authorship, data and databases, (iii) other tangible or intangible proprietary or confidential information and materials, and (iv) all applications for or registrations of any of the foregoing and all rights in or to any of the foregoing.

     (b) The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations under this Agreement, and the consummation by the Company of the Merger will not result in the breach, termination or modification of the terms of, or create on behalf of any third party the right to terminate or modify, (i) any license, sublicense or other agreement relating to any Company Intellectual Property ("Company Intellectual Property" means any Intellectual Property that is owned or purported to be owned by the Company or any of its Subsidiaries) that is material to the business of the Company and its Subsidiaries, taken as a whole, or that is material to any Company Product (as defined below) or (ii) any license, sublicense and other agreement as to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries is authorized to use any third party Intellectual Property ("Third Party Intellectual Property") that is material to the business of the Company and its Subsidiaries, taken as a whole, or that is material to any Company Product. Section 3.10(b)(i) of the Company Disclosure Schedule sets forth a complete and accurate list of all products of the Company or any of its Subsidiaries currently distributed or supported (the "Company Products"). To the knowledge of the Company, except as set forth in Section 3.10(b)(ii) of the Company Disclosure Schedule, there are no royalties, honoraria, fees or other payments payable by Company or any of its Subsidiaries to any third party after the Closing (other than salaries payable to employees, consultants and independent contractors not contingent on or related to use of their work product) as a result of the ownership, use, possession, license, sale, marketing, advertising or disposition of any item of Company Intellectual Property or Third Party Intellectual Property (other than generally commercially available, off-the-shelf software programs with a purchase price of less than $10,000 and that are not embedded in a Company Product) or any Company Product other than payments made to third parties in connection with the distribution, reselling or licensing of products of such third party on a standalone or bundled basis (but not as incorporated in Company Products). Section 3.10(b)(iii) of the Company Disclosure Schedule sets forth a complete and accurate list of all distribution, reseller and licensing agreements or other arrangements pursuant to which the Company distributes, resells or licenses any products of any third party on a standalone or bundled basis. Section 3.10(b)(iv) of the Company Disclosure Schedule sets forth a complete and accurate list of: (i) all patents and patent applications (including provisional applications) that are Company Intellectual Property;
(ii) registered trademarks and applications to register trademarks that are Company Intellectual Property; (iii) registered copyrights and applications for copyright registration that are Company Intellectual Property; (iv) registered Internet domain names that are Company Intellectual Property that are used or intended to be used in the business of the Company or any of its Subsidiaries; and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any governmental authority that is Company Intellectual Property ((i) through (iv) collectively, "Company Registered Intellectual Property"), including the jurisdictions in which each such item has been issued or registered or in which any application for such issuance and registration has been filed, or in which any other filing or recordation has been made. Section 3.10(b)(v) of the Company Disclosure Schedule sets forth a complete and accurate list of all Third Party Intellectual Property.

     (c) Each item of Company Registered Intellectual Property is subsisting and, to the Company's knowledge, valid and enforceable, and has not expired or been cancelled or abandoned, and all necessary registration, maintenance and renewal fees due on or before the Closing in connection with such Company Registered Intellectual Property have been paid and all documents, recordations and certificates in connection with such Company Registered Intellectual Property required to be filed on or before the Closing have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining and perfecting such Company Registered Intellectual Property and recording the Company's and its Subsidiaries' ownership interests therein. To the knowledge of the Company, no third party is infringing, violating or misappropriating any of the Company Intellectual Property rights of the Company or any of its Subsidiaries. Except as set forth on Section 3.10(c) of the Company Disclosure Schedule, no claim has been asserted or threatened, or has been or is planned to be asserted, by the Company or any of its Subsidiaries that (A) any third party has infringed, misappropriated or otherwise violated any Intellectual Property rights of the Company or its Subsidiaries; or (B) a third party's owned or claimed Intellectual Property interferes with, infringes, dilutes or otherwise harms any Intellectual Property rights of the Company or any of its Subsidiaries.

     (d) The Company and its Subsidiaries have taken reasonable measures to protect the proprietary nature of the Company Intellectual Property. Without limiting the generality of the foregoing, except as set forth in Section 3.10(d) of the Company Disclosure Schedule, each employee, consultant and contractor of the Company or any of its Subsidiaries has executed proprietary information, confidentiality and assignment agreements substantially similar to the form of the Company's standard forms, as provided to Buyer, pursuant to which such employee, consultant or contractor has assigned and agreed to assign to the Company or the relevant Subsidiary, as applicable, all rights to any Intellectual Property relating to the Company's or its Subsidiary's business that is developed by such employee, consultant or contractor during the employment of such employee with the Company or the relevant Subsidiary, as applicable, or in the course of engagement of such consultant or contractor with the Company or the relevant Subsidiary, as applicable, and, except under nondisclosure or confidentiality agreements, or as necessary for the release or distribution of products, to the knowledge of the Company there has been no disclosure by the Company or any of its Subsidiaries of any of their material confidential information or trade secrets at such time as the Company and its Subsidiaries generally treated such information as confidential or proprietary.

     (e) To the knowledge of the Company, the conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe, violate or constitute a misappropriation of any Intellectual Property of any third party. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any of their respective Indemnitees, has received any written claim or notice alleging any such infringement, violation or misappropriation or offering to license or grant any other rights or immunities under any Intellectual Property of any third party, or otherwise concerning the ownership, validity, registerability, enforceability, infringement, use or licensed right to use any Intellectual Property.

     (f) Except as set forth on Section 3.10(f) of the Company Disclosure Schedule, none of the Company Products are, in whole or in part, subject to the provision of any open source or other license agreement that: (i) requires the distribution or making available of the source code for the Company Product in connection with the distribution of any Company Product; (ii) prohibits or limits the Company or its Subsidiaries from charging a fee or receiving consideration in connection with sublicensing or distributing any Company Product (whether in source or object code form), or (iii) allows a customer, other than as permitted by law, or requires that a customer have the right to, decompile, disassemble or otherwise reverse-engineer any Company Product by its terms and not by operation of law (any such open source or other license agreement described in clause (i), (ii) or (iii) above, a "Limited License"). The proprietary source code of the Company or any of its Subsidiaries does not incorporate, constitute a derivative work of, dynamically link with or otherwise interact with and is not distributed with any software that is subject to a Limited License.

     (g) Except as set forth in Section 3.10(g) of the Company Disclosure Schedule, all Company Intellectual Property and all Company Products were, in their entirety: (i) developed by employees of the

Company or its Subsidiaries within the scope of their employment; or (ii) developed by independent contractors or other third parties who have assigned their Intellectual Property rights to the Company or a Subsidiary of the Company pursuant to written agreements.

     (h) Neither the Company nor any of its Subsidiaries has received, since January 1, 2002, any written demand for the release of any proprietary source code of the Company or any of its Subsidiaries nor, to the knowledge of the Company, has any event occurred or does any circumstance or condition exist that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in the occurrence of any release conditions in a source code escrow agreement that would result in such release.

     (i) Section 3.10(i) of the Company Disclosure Schedule contains a list of all industry standards bodies or similar organizations that the Company or any of its Subsidiaries is now or ever was a member or promoter of, or a contributor to, or otherwise participated in, provided that the mere act of implementing a standard shall not be deemed to cause Company to be considered a member, promoter, contributor or participant in a standards body or similar organization. The Company has provided to the Buyer complete and accurate copies of all Contracts, policies and rules to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound relating to Intellectual Property of each standards body or similar organization identified in the Company Disclosure Schedule.

     3.11 Contracts.

     (a) For purposes of this Agreement, "Company Material Contract" shall mean:

          (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company and its Subsidiaries;

          (ii) any employment, service or consulting Contract or arrangement with any current or former executive officer or other employee of the Company or member of the Company's Board of Directors contemplating payment in excess of $75,000 in any year, other than those that are terminable by the Company or any of its Subsidiaries on no more than thirty (30) days' notice without liability or financial obligation to the Company or any of its Subsidiaries;

          (iii) any Contract containing any covenant (A) limiting in any respect the right of the Company or any of its Affiliates to engage in any line of business or compete with any Person in any line of business or to compete with any party or the manner or locations in which any of them engage, (B) granting any exclusivity rights or "most favored nation" status that, following the Merger, would in any way apply to the Buyer or any of its Subsidiaries, including the Company and its Subsidiaries, or (C) otherwise prohibiting or limiting the right of the Company or any of its Affiliates to make, sell or distribute any products or services or use, transfer, license, distribute or enforce any Intellectual Property rights of the Company or any of its Subsidiaries;

          (iv) any Contract relating to the disposition or acquisition by the Company or any of its Subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which the Company or any of its Subsidiaries has any material ownership interest in any other Person or other business enterprise other than the Company's Subsidiaries (including, without limitation, joint venture, partnership or other similar agreements);

          (v) any Contract to provide source code to any third party for all or any portion of any Company Product or Company Intellectual Property;

          (vi) any Contract to license any third party to manufacture, reproduce, develop or modify any portion of the Company's products, services or technology or any Contract to sell or distribute any of the Company's products, services or technology, except (A) agreements with distributors, sales representatives or other resellers in the ordinary course of business, or (B) agreements allowing internal backup copies to be made by end-user customers in the ordinary course of business;

          (vii) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other contracts relating to the borrowing of money or extension of credit, other than accounts receivables and payables in the ordinary course of business;

          (viii) any settlement agreement entered into within three (3) years prior to the date of this Agreement, other than (A) releases immaterial in nature or amount entered into with former employees or independent contractors of the Company in the ordinary course of business in connection with the routine cessation of such employee's or independent contractor's employment with the Company, or (B) settlement agreements for cash only (which has been paid) and does not exceed $125,000 as to such settlement;

          (ix) any Contract not described in clause (iii) above under which the Company or any Subsidiaries has licensed or otherwise made available any Company Intellectual Property or Third Party Intellectual Property to a third party, other than to customers, distributors and other resellers in the ordinary course of business;

          (x) any Contract under which the Company or any Subsidiaries has received a license to any Third Party Intellectual Property that is material to the business of the Company and its Subsidiaries, taken as a whole, but excluding generally commercially available, off-the-shelf software programs with a purchase price of less than $10,000;

          (xi) any Contract between the Company or any of its Subsidiaries and any of the top 50 current customers of the Company and its Subsidiaries (determined on the basis of cumulative license revenues received by the Company and its Subsidiaries during the twelve-month period ended September 30, 2004) (the "Major Customers," and each such Contract, a "Major Customer Contract");

          (xii) any Contract which has aggregate future sums due from the Company or any of its Subsidiaries in excess of $250,000 and is not terminable by the Company or any such Subsidiary (without penalty or payment) on ninety (90) (or fewer) days' notice; or

          (xiii) any other Contract (A) with any Affiliate of the Company (other than its Subsidiaries), (B) with a Governmental Authority (other than ordinary course Contracts with Governmental Authorities as a customer) which imposes any material obligation or restriction on the Company or any of its Affiliates, (C) with investment bankers, financial advisors, attorneys, accountants or other advisors retained by the Company or any of its Subsidiaries involving payments by or to the Company or any of its Subsidiaries of more than $250,000 on an annual basis, (D) providing for indemnification by the Company or any of its Subsidiaries of any Person, except for any such Contract that is (x) not material to the Company or any of its Subsidiaries and (y) entered into in the ordinary course of business, (E) containing a standstill or similar agreement pursuant to which the Company or any of its Subsidiaries have agreed not to acquire assets or securities of another Person, or (F) relating to currency hedging or similar transactions.

     (b) Section 3.11(b) of the Company Disclosure Schedule sets forth a list (arranged in clauses corresponding to clauses set forth in Section 3.11(a)) of all Company Material Contracts to which the Company or any of its Subsidiaries is a party or bound by as of the date hereof. A correct and complete copy of each Company Material Contract has been made available to Buyer (including all amendments, modifications, extensions, renewals, guarantees or other Contracts with respect thereto, but excluding all names, terms and conditions that have been redacted in compliance with applicable laws governing the sharing of information).

     (c) All Company Material Contracts are valid and binding and in full force and effect, except to the extent they have previously expired in accordance with their terms or for such failures to be valid and binding or in full force and effect that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has violated, and, to the knowledge of the Company, no other party to any of the Company Material Contracts has violated, any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both, would constitute a default under the provisions of any Company Material Contract, except in each case for those violations and defaults which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

     (d) During the last twelve (12) months, to the knowledge of the senior officers of the Company, none of the Major Customers has terminated or failed to renew any of its Major Customer Contracts and neither the Company nor any of its Subsidiaries has received any written notice of termination from any of the Major Customers.

     (e) The Company has made available to Buyer a copy of each of its standard form Contracts currently in use by the Company or any of its Subsidiaries in connection with their respective businesses (each, a "Company Standard Form Contract").

     (f) Section 3.11(f) of the Company Disclosure Schedule sets forth a list of all active vendors, resellers and distributors or similar Persons through which the products of the Company and its Subsidiaries are marketed, sold or otherwise distributed (determined on the basis of product revenues received by the Company and its Subsidiaries during the twelve months preceding the date of this Agreement).

     3.12 Litigation. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, there is no civil, criminal or administrative action, suit, proceeding, claim, arbitration, hearing or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries that, individually or in the aggregate, has had since June 30, 2004, or is reasonably likely to have, a Company Material Adverse Effect or prevent or materially delay the consummation of the Merger. There are no material judgments, orders or decrees outstanding against the Company or any of its Subsidiaries.

     3.13 Environmental Matters.

     (a) Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement and except for matters that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect:

          (i) the Company and its Subsidiaries have complied with applicable Environmental Laws, and, to the knowledge of the Company, there are no facts existing which would give rise to such non-compliance;

          (ii) neither the Company nor any of its Subsidiaries has received a written notice that it is subject to liability for any Hazardous Substance disposal or contamination pursuant to any Environmental Law on the property of any third party;

          (iii) neither the Company nor any of its Subsidiaries has received any written notice, demand, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of, liable under or have obligations under any Environmental Law;

          (iv) to the knowledge of the Company, there is no contamination by Hazardous Substances at, under or in the vicinity of any site of which the Company, any of its Subsidiaries or any predecessor of either is or was owner or operator, as such terms are used in Environmental Laws; and

          (v) neither the Company nor any of its Subsidiaries is subject to any orders, decrees or injunctions by any Governmental Entity or is subject to any indemnity agreement with any third party addressing liability under any Environmental Law.

     (b) For purposes of this Agreement, the term "Environmental Law" means any law (including common law), regulation, order, decree or permit requirement of any governmental jurisdiction relating to: (i) the protection, investigation or restoration of the environment (including ambient air, surface water, ground water, land surface or subsurface strata), human health and safety, or natural resources, (ii) the handling, use, storage, treatment, transport, disposal, release or threatened release of any Hazardous Substance, or (iii) noise, odor or wetlands protection.

     (c) For purposes of this Agreement, the term "Hazardous Substance" means:
(i) any substance that is regulated or which falls within the definition of a "hazardous substance," "hazardous waste" or "hazardous material" pursuant to any Environmental Law; or (ii) any petroleum product or by-product, asbestos-containing material, polychlorinated biphenyls, radioactive materials or radon.

     3.14 Employee Benefit Plans.

     (a) Section 3.14(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all Employee Benefit Plans maintained, or contributed to or with respect to which there is any liability, by the Company, any of the Company's Subsidiaries or any of their ERISA Affiliates (together, the "Company Employee Plans"). For purposes of this Agreement, the following terms shall have the following meanings: (i) "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement (whether or not subject to ERISA) involving direct or indirect compensation to more than one person or monetary benefits in excess of $75,000, including insurance coverage, vacation, loans, fringe benefits, severance benefits, disability benefits, retention or change in control benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation or benefits and all unexpired severance agreements, for the benefit of, or relating to, any current or former employee, consultant or director of the Company or any of its Subsidiaries or an ERISA Affiliate; (ii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended; and (iii) "ERISA Affiliate" means any entity which is a member of (A) a controlled group of corporations (as defined in Section 414(b) of the Code), (B) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (C) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company or a Subsidiary of the Buyer.

     (b) With respect to each Company Employee Plan, the Company has made available to the Buyer a complete and accurate copy of (i) such Company Employee Plan, (ii) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS"), and (iii) each trust agreement, group annuity contract and summary plan description, if any, relating to such Company Employee Plan.

     (c) Each Company Employee Plan is in compliance in all material respects with ERISA, the Code and all other applicable laws and the regulations thereunder and is being administered in all material respects in accordance with its terms.

     (d) With respect to the Company Employee Plans, there are no benefit obligations for which any required contributions, premiums or expenses have not been timely made and all obligations have been properly accrued to the extent required by GAAP. The assets of each Company Employee Plan which is funded are reported at their fair market value on the books and records of such Company Employee Plan.

     (e) All the Company Employee Plans that are intended to be qualified under
Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Company Employee Plans are qualified and the plans and trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Company Employee Plan has been amended or operated since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Company Employee Plan that could subject the Company or any Subsidiary to material liability under Title I of ERISA or the penalty, excise tax or joint and several liability provisions of the Code or applicable law.

     (f) Neither the Company, any of the Company's Subsidiaries nor any of their ERISA Affiliates has (i) ever maintained a Company Employee Plan which was ever subject to Section 412 of the Code or

Title IV of ERISA or (ii) ever been obligated to contribute to a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

     (g) As of the date hereof, there is no material pending or, to the knowledge of the Company, threatened claim (other than routine claims for benefits), litigation, audit or investigation by any federal or state or foreign agency relating to the Company Employee Plans. Neither the Company nor any of its Subsidiaries has any obligations for retiree health and life benefits under any Company Employee Plan or collective bargaining agreement, except for continuation of medical benefits to the extent required by applicable law. The Company or its Subsidiaries may amend or terminate any such retiree health or life benefit plan at any time without incurring any liability thereunder other than in respect of claims incurred prior to such amendment or termination, subject only to such constraints as may be imposed by applicable law.

     (h) There has been no amendment to, announcement by the Company or any of its Subsidiaries relating to, or change in employee participation or coverage under, any Company Employee Plan which would increase materially the expense of maintaining such plan above the level of the expense incurred therefor for the most recent fiscal year. Neither the Company nor any of its Subsidiaries is a party to any oral or written (i) agreement with any stockholders, director, executive officer or other key employee of the Company or any of its Subsidiaries (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its Subsidiaries of the nature of any of the transactions contemplated by this Agreement (either alone or in combination with another event), (B) providing any term of employment or compensation guarantee, or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; or (ii) agreement or plan binding the Company or any of its Subsidiaries, including any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, compensation, bonus or severance benefit plan, (x) any of the benefits of which (including any amount of compensation) shall be increased, or the vesting or funding of the benefits of which shall be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which shall be calculated on the basis of any of the transactions contemplated by this Agreement, (y) which limits or restricts the right of Buyer to merge, amend or terminate any such agreement or plan or (z) which would result in any payments under any Company Employee Plan which would not be deductible under Section 162(m) of the Code.

     (i) Set forth on Section 3.14(i) of the Company Disclosure Schedule is a list of all loans by the Company or any of its Subsidiaries to any of their employees, officers or directors outstanding as of the date hereof, together with the name of each borrower and the aggregate principal amount of indebtedness owed by each borrower to the Company and its Subsidiaries as of September 30, 2004.

     (j) Each current U.S. employee of the Company has executed a confidentiality agreement, substantially similar to the form of one of the Company's standard forms, as provided to Buyer, which include a noncompetition provision.

     3.15 Compliance With Laws. The Company and each of its Subsidiaries is in compliance with, is not in violation of, and, since January 1, 2002, has not received any written notice alleging any violation with respect to, any applicable federal, state, local or foreign statute, law ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity, except such events of non-compliance or notices that, individually or in the aggregate, (i) have not had, and are not reasonably likely to have, a Company Material Adverse Effect, or (ii) have not resulted, and are not reasonably likely to result, in the imposition of a criminal fine, penalty or sanction against the Company, any of its Subsidiaries or any of their respective officers of directors. To the knowledge of the Company, (x) no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or threatened, and (y) no Governmental Entity has indicated an intention to conduct the same.

     3.16 Permits. The Company and each of its Subsidiaries have all permits, licenses, franchises and other authorizations from Governmental Entities required to conduct their businesses as now being conducted, except for such permits, licenses and franchises the absence of which, individually or in the aggregate, have not had, and is not reasonably likely to have, a Company Material Adverse Effect (the "Company Permits"). The Company and each of its Subsidiaries are in compliance with the terms of the Company Permits, except for such failures to comply that, individually or in the aggregate, have not had, and are not reasonably likely to have, a Company Material Adverse Effect. No Company Permit shall cease to be effective as a result of the consummation of the transactions contemplated by this Agreement.

     3.17 Labor Matters. Section 3.17 of the Company Disclosure Schedule contains a list as of the date of this Agreement of all employees of the Company and each of its Subsidiaries, along with the position and the annual rate of base compensation of each such person. Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the subject of any proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization, and there is not pending or, to the knowledge of the Company, threatened, nor has there been during the past five (5) years any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries. There are no complaints, charges or claims against the Company or any of its Subsidiaries or, to the knowledge of the Company, threatened to be brought or filed with any Governmental Entity in connection with the employment by the Company or any of its Subsidiaries of any individual, including any claim relating to employment discrimination, equal pay, sexual harassment, employee safety, and health, wages and hours or workers' compensation.

     3.18 Insurance. Each of the Company and its Subsidiaries maintains insurance policies, including without limitation fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies (the "Insurance Policies"), with reputable insurance carriers against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. Since January 1, 2002, no insurer of the Company or any if its Subsidiaries has (a) cancelled or invalidated any Insurance Policy or (b) refused any coverage or rejected any material claim under any Insurance Policy. Each Insurance Policy is in full force and effect and all premiums due with respect to all Insurance Policies have been paid.

     3.19 Opinion of Financial Advisor. The financial advisor of the Company, Broadview International, a division of Jefferies & Company, has delivered to the Company an opinion dated the date of this Agreement to the effect, as of such date, that the Merger Consideration is fair to the holders of Company Common Stock from a financial point of view, a copy of which opinion has been made available to the Buyer (it being understood that the Buyer will not be a third party beneficiary of such opinion).

     3.20 Takeover Statutes. The Company Board has taken all actions necessary so that the restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in Section 203) shall not apply to the execution, delivery or performance of this Agreement, the Company Stockholder Agreements or the consummation of the Merger or the other transactions contemplated by this Agreement or the Company Stockholder Agreements. No other "fair price," "moratorium," "control share acquisition" or similar anti-takeover statute or regulation or any anti-takeover provision in the Company's certificate of incorporation and by-laws is, or at the Effective Time will be, applicable to the Merger, the Company Stockholder Agreements or the other transactions contemplated hereby or thereby.

     3.21 Brokers. No agent, broker, investment banker, financial advisor or other firm or Person is or shall be entitled, as a result of any action, agreement or commitment of the Company or any of its Affiliates, to any broker's, finder's, financial advisor's or other similar fee or commission in connection with any of the transactions contemplated by this Agreement, except Broadview International, whose fees and expenses shall be paid by the Company. The Company has made available to the Buyer a complete and accurate copy of all agreements pursuant to which Broadview International is entitled to any fees and expenses in connection with any of the transactions contemplated by this Agreement.

                                   ARTICLE IV

   REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE TRANSITORY SUBSIDIARY

     The Buyer and the Transitory Subsidiary represent and warrant to the Company that the statements contained in this Article IV are true and correct, except as set forth in the disclosure schedule delivered by the Buyer and the Transitory Subsidiary to the Company prior to the execution of this Agreement (the "Buyer Disclosure Schedule"). The Buyer Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs contained in this Article IV and the disclosure in any Section or paragraph shall qualify (a) the corresponding Section or paragraph in this Article IV and (b) the other sections and paragraphs in this Article IV to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections and paragraphs.

     4.1 Organization, Standing and Power. Each of the Buyer and the Transitory Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and, where applicable as a legal concept, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that are not reasonably likely to have a Buyer Material Adverse Effect. For purposes of this Agreement, the term "Buyer Material Adverse Effect" means any material adverse change, event, circumstance or development with respect to, or any material adverse effect on, (a) the business, financial condition or results of operations of the Buyer and its Subsidiaries, taken as a whole, or (b) the ability of the Buyer or the Transitory Subsidiary to consummate the transactions contemplated by this Agreement.

     4.2 Authority; No Conflict; Required Filings and Consents.

     (a) Each of the Buyer and the Transitory Subsidiary has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Buyer and the Transitory Subsidiary have been duly authorized by all necessary corporate action on the part of each of the Buyer and the Transitory Subsidiary. This Agreement has been duly executed and delivered by each of the Buyer and the Transitory Subsidiary and constitutes the valid and binding obligation of each of the Buyer and the Transitory Subsidiary, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

     (b) The execution and delivery of this Agreement by each of the Buyer and the Transitory Subsidiary do not, and the consummation by the Buyer and the Transitory Subsidiary of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or By-laws of the Buyer or the Transitory Subsidiary, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any Lien on the Buyer's or the Transitory Subsidiary's assets under, any of the terms, conditions or provisions of any lease, license, contract or other agreement, instrument or obligation to which the Buyer or the Transitory Subsidiary is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to compliance with the requirements specified in clauses (i) and (ii) of Section 4.2(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Buyer or the Transitory Subsidiary or any of its or their respective properties or assets, except in the case of clauses (ii) and (iii) of this Section 4.2(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, losses, penalties or Liens, and for any consents or waivers not obtained, that, individually or in the aggregate, are not reasonably likely to have a Buyer Material Adverse Effect or prevent or materially delay the consummation of the Merger.

     (c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity or any stock market or stock exchange on which shares of Buyer Common Stock are listed for trading is required by or with respect to the Buyer or the Transitory Subsidiary in connection with the execution and delivery of this Agreement by the Buyer or the Transitory Subsidiary or the consummation by the Buyer or the Transitory Subsidiary of the transactions contemplated by this Agreement, except for (i) the premerger notification requirements under the HSR Act, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate corresponding documents with the appropriate authorities of other U.S. states in which the Company is qualified as a foreign corporation to transact business, (iii) the filing of such reports, schedules or materials under Section 13 of or Rule 14a-12 under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable U.S. state securities laws and
(v) such other consents, approvals, licenses, permits, orders, authorizations, registrations, declarations, notices and filings as may be required under applicable U.S. state or local laws which, if not obtained or made, would not be reasonably likely to have a Buyer Material Adverse Effect or prevent or materially delay consummation of the Merger.

     (d) No vote of the holders of any class or series of the Buyer's capital stock or other securities is necessary for the consummation by the Buyer of the transactions contemplated by this Agreement.

     4.3 Information Provided. The information to be supplied by or on behalf of the Buyer for inclusion in the Proxy Statement to be sent to the stockholders of the Company in connection with the Company Meeting shall not, on the date the Proxy Statement is first mailed to stockholders of the Company or at the time of the Company Meeting, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading in light of the circumstances under which they were or shall be made; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting which has become false or misleading. If at any time prior to the Company Meeting any fact or event relating to the Buyer or any of its Affiliates which should be set forth in a supplement to the Proxy Statement should be discovered by the Buyer or should occur, the Buyer shall, promptly after becoming aware thereof, inform the Company of such fact or event.

     4.4 Operations of the Transitory Subsidiary. The Transitory Subsidiary was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

     4.5 Financing. The Buyer and the Transitory Subsidiary have sufficient funds to perform all of their respective obligations under this Agreement and to consummate the Merger.

                                   ARTICLE V

                              CONDUCT OF BUSINESS

     5.1 Covenants of the Company. Except as expressly provided or permitted herein, set forth in Section 5.1 of the Company Disclosure Schedule or as consented to in writing by the Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), during the period commencing on the date of this Agreement and ending at the Effective Time or such earlier date as this Agreement may be terminated in accordance with its terms (the "Pre-Closing Period"), the Company shall, and shall cause each of its Subsidiaries to, act and carry on its business in the ordinary course of business and use reasonable best efforts to maintain and preserve its and each of its Subsidiary's business organization, assets and properties, keep available the services of its present officers and key employees and preserve its business relationships with customers, strategic partners, suppliers, distributors and others having business dealings with it. Without limiting the generality of the foregoing, except as expressly provided or permitted herein or as set forth in Section 5.1 of the Company Disclosure Schedule, during the Pre Closing Period the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do any of the following without the prior written consent of the Buyer (which consent shall not be unreasonably withheld, conditioned or delayed):

          (a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock (other than dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent);
     (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities or engage in a recapitalization or reorganization or similar change effecting Company Common Stock; or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities of the Company or any of its Subsidiaries or any rights, warrants or options to acquire any such shares or other securities, except, in the case of this clause (iii), for the acquisition of shares of Company Common Stock (A) from holders of Company Stock Options in full or partial payment of the exercise price payable by such holder upon exercise of Company Stock Options to the extent required or permitted under the terms of such Company Stock Options; or (B) from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares at their original issuance price in connection with any termination of services to the Company or any of its Subsidiaries;

          (b) except as permitted by Section 5.1(k), issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of its capital stock or the capital stock of any of its Subsidiaries, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities (other than the issuance of shares of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement or pursuant to the Company ESPP) or Voting Debt;

          (c) amend its Certificate of Incorporation, by-laws or other comparable charter or organizational documents;

          (d) acquire (i) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof, or (ii) any assets that are material, individually or in the aggregate, to the Company and any of its Subsidiaries, taken as a whole, except purchases of inventory and raw materials in the ordinary course of business;

          (e) sell, lease, license, pledge, abandon, cancel, surrender, or allow to lapse or expire, or otherwise dispose of or encumber any material properties or material assets of the Company (including capital stock of any of its Subsidiaries) or of any of its Subsidiaries other than in the ordinary course of business;

          (f) adopt or implement any stockholder rights plan, "poison pill" anti-takeover plan or other similar plan, device or arrangement that, in each case, is applicable to the Buyer or any of its Affiliates, the transactions contemplated by this Agreement or pursuant to the Voting Agreements;

          (g) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person (other than pursuant to existing credit facilities in the ordinary course of business), (ii) issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing,
     (iii) make any loans, advances (other than routine advances to employees of the Company and its Subsidiaries in the ordinary course of business) or capital contributions to, or investment in, any other Person, other than the Company or any of its direct or indirect wholly owned Subsidiaries, or
     (iv) other than in the ordinary course of business, enter into any hedging agreement or other financial agreement or arrangement designed to protect the Company or its Subsidiaries against fluctuations in commodities prices or exchange rates;

          (h) make any capital expenditures or other expenditures with respect to property, plant or equipment in excess of $250,000 in the aggregate for the Company and its Subsidiaries, taken as a whole, other than as set forth in the Company's budget for capital expenditures previously made available to the Buyer or the specific capital expenditures disclosed in Section 3.7 of the Company Disclosure Schedule;

          (i) make any material changes in accounting methods, principles or practices, except insofar as may have been required by a change in GAAP or, except as so required, change any assumption underlying, or method of calculating, any bad debt, contingency or other reserve;

          (j) except in the ordinary course of business, enter into, renew, modify, amend, terminate, waive, delay the exercise of, release or assign any material rights or claims under, any Company Material Contract; provided, that, nothing herein shall permit the Company or any of its Subsidiaries to enter into any Contract of the type specified in Section 3.11(a)(iii) or 3.11(a)(xiii)(E) to the extent such Contract would survive after the Effective Time;

          (k) except as required to comply with applicable law or agreements, plans or arrangements existing on the date hereof, (i) take any action with respect to, adopt, enter into, terminate or amend any employment, severance, retirement, retention, welfare, incentive or similar agreement, arrangement or benefit plan for the benefit or welfare of any current or former director, officer, employee or consultant or any collective bargaining agreement, (ii) increase in any respect the compensation or fringe benefits of, or pay any bonus to, any director, officer, employee or consultant (except for annual increases of salaries of persons who are not officers in the ordinary course of business and that do not exceed 2%),
     (iii) amend or accelerate the payment, right to payment or vesting of any compensation or benefits, including any outstanding options or restricted stock awards, (iv) pay any benefit not provided for as of the date of this Agreement under any Company Employee Plan, (v) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan, including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder, except for grants of options to purchase Company Common Stock to new hires in the ordinary course of business, which options shall have an exercise price equal to the fair market value of the Company Common Stock on the date of grant (determined in a manner consistent with the Company's existing practice for establishing fair market value for option grants) and which options shall otherwise be upon the Company's customary terms, or (vi) take any action to fund or in any other way secure the payment of compensation or benefits under any Company Employee Plan;

          (l) make or rescind any material Tax election, settle or compromise any material Tax liability or amend any material Tax Return;

          (m) initiate, compromise or settle any material litigation or arbitration proceeding (other than in connection with the enforcement of the Company's rights under this Agreement);

          (n) take any action that is intended or would reasonably be expected to result in any of the conditions to the Merger set forth in Article VII not being satisfied; or

          (o) authorize any of, or commit, resolve or agree, in writing or otherwise, to take any of, the foregoing actions.

     5.2 Confidentiality. The parties acknowledge that the Buyer and the Company have previously executed a confidentiality agreement, dated as of July 28, 2004, as amended on October 3, 2004 (the

"Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms, except as expressly modified herein.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     6.1 No Solicitation.

     (a) No Solicitation or Negotiation. The Company hereby covenants that, except as expressly permitted by this Section 6.1, during the Pre-Closing Period neither the Company nor any of its Subsidiaries nor any of its or their officers or directors shall, and the Company shall use reasonable best efforts to instruct and cause its employees, investment bankers, attorneys, accountants and other advisors or representatives (such employees, investment bankers, attorneys, accountants and other advisors or representatives, collectively, "Representatives") not to, directly or indirectly:

          (i) solicit, initiate or knowingly encourage any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal; or

          (ii) enter into, continue or otherwise participate in, any discussions or negotiations regarding, or furnish to any Person any non-public information for the purpose of encouraging or facilitating, any Acquisition Proposal.

     Notwithstanding anything to the contrary set forth in this Agreement, prior to the adoption of this Agreement at the Company Meeting (the "Specified Time"), the Company may, to the extent failure to do so would be inconsistent with the fiduciary obligations of the Company Board under applicable law, as determined in good faith by the Company Board after consultation with outside counsel, (A) in response to (1) a Superior Proposal or (2) a bona fide, unsolicited written Acquisition Proposal (as defined herein, but substituting 50% for 15%, except in the case of an asset sale, in which case "all or substantially all" shall be substituted for 15%), that the Company Board determines in good faith after consultation with outside counsel and its financial advisor is reasonably likely to lead to a Superior Proposal (any such Acquisition Proposal, a "Potential Superior Proposal"), in each case, that did not result from a breach by the Company of this Section 6.1, and subject to compliance with
     Section 6.1(c), (x) furnish information with respect to the Company to the Person making such Superior Proposal or Potential Superior Proposal and its Representatives pursuant to a customary confidentiality agreement not less restrictive of the other party than the Confidentiality Agreement (and promptly disclose (and if applicable, provide copies of) any such information to the Buyer to the extent not previously provided to the Buyer by the Company) and (y) participate in discussions or negotiations (including solicitation of such a revised Superior Proposal or Potential Superior Proposal) with such Person and its Representatives regarding any such Superior Proposal or Potential Superior Proposal, and (B) in response to a Superior Proposal or a Potential Superior Proposal, in each case, that did not result from a breach by the Company of this Section 6.1, and subject to compliance with Section 6.1(c), amend, or grant a waiver or release under, any standstill or similar agreement with respect to any Company Common Stock.

     (b) No Change in Recommendation or Alternative Acquisition Agreement. During the Pre-Closing Period, the Company Board and each committee thereof shall not:

          (i) except as expressly permitted by this Section 6.1, withhold, withdraw or modify (or publicly propose or resolve to withhold, withdraw or modify), in a manner adverse to the Buyer, the approval, recommendation or declaration of advisability by the Company Board or any committee thereof with respect to the Company Voting Proposal (it being understood that publicly taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification, except that publicly taking a neutral position or no position with respect to an Acquisition Proposal for a period of time not in excess of ten (10) Business Days after the first public announcement of such Acquisition Proposal shall not be considered an adverse modification (such time period, an

     "Acquisition Proposal Assessment Period") unless such position continues beyond the expiration of the Acquisition Proposal Assessment Period);

          (ii) cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement (an "Alternative Acquisition Agreement") providing for the consummation of a transaction contemplated by any Acquisition Proposal (other than a confidentiality agreement referred to in Section 6.1(a) entered into in the circumstances referred to in
     Section 6.1(a)); or

          (iii) except as expressly permitted by this Section 6.1, approve, recommend or adopt or propose (publicly or otherwise) to approve, recommend or adopt, any Acquisition Proposal.

Notwithstanding anything to the contrary set forth in this Agreement, prior to the Specified Time, the Company Board may withhold, withdraw or modify its recommendation with respect to the Company Voting Proposal or approve or recommend any Superior Proposal made or received after the date hereof and not solicited, initiated or knowingly encouraged in breach of this Agreement, and subject to compliance with Section 6.1(c), if the Company Board determines in good faith, after consultation with outside counsel, that failure to do so would be inconsistent with its fiduciary obligations under applicable law (a "Change of Recommendation"); provided, however, that no Change of Recommendation may be made until after 72 hours following the Buyer's receipt of written notice from the Company (an "Adverse Recommendation Notice") advising the Buyer that the Company Board intends to make such Change in Recommendation, which Adverse Recommendation Notice shall contain all information concerning any Superior Proposal required by Section 6.1(c) (it being understood and agreed that, in accordance with Section 6.1(c), the Company shall keep the Buyer reasonably informed during such 72-hour period of the status and material terms and conditions (including any amendment thereto) of any such Superior Proposal). In determining whether to make a Change of Recommendation in response to a Superior Proposal, the Company Board shall take into account any changes to the terms of this Agreement proposed by the Buyer (in response to an Adverse Recommendation Notice or otherwise) in determining whether such third party Acquisition Proposal still constitutes a Company Superior Proposal.

     (c) Notices to the Buyer. The Company shall promptly (within 24 hours) advise the Buyer, orally and in writing, of receipt by the Company of any Acquisition Proposal or any request for information in connection with any Acquisition Proposal, or of any inquiry with respect to any Acquisition Proposal and provide copies of any such written request, Acquisition Proposal or inquiry, together with the material terms and conditions thereof (including any amendment thereto) and the identity of the Person making any such request, Acquisition Proposal or inquiry. The Company shall keep the Buyer reasonably informed of the status and the material terms and conditions (including any amendment thereto) of any such request, Acquisition Proposal or inquiry.

     (d) Certain Permitted Disclosure. Nothing contained in this Section 6.1 or in Section 6.5 (or elsewhere in this Agreement) shall be deemed to prohibit the Company from taking and disclosing to its stockholders a position with respect to a tender offer contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act or from making any required disclosure to the Company's stockholders if, in the good faith judgment of the Company Board, after consultation with outside counsel, failure to so disclose would be inconsistent with its obligations under applicable law.

     (e) Cessation of Ongoing Discussions. The Company shall, and shall direct its Representatives to, cease immediately all discussions and negotiations that commenced prior to the date of this Agreement regarding any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal. The Company also agrees, if it has not done so already, to promptly request of each Person, if any, that has heretofore executed a confidentiality agreement within the twelve (12) months prior to the date hereof in connection with any Acquisition Proposal to return or destroy all confidential information heretofore furnished to such Person by or on behalf of it or its Subsidiaries.

     (f) Definitions.  For purposes of this Agreement:

          "Acquisition Proposal" means (i) any proposal or offer for a merger, consolidation, dissolution, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company or (ii) any proposal or offer to acquire in any manner, directly or indirectly, over 15% of the equity securities or consolidated total assets (including, without limitation, equity securities of its Subsidiaries) of the Company, in each case other than the transactions contemplated by this Agreement.

          "Superior Proposal" means any unsolicited, bona fide written proposal made by a third party to acquire over 50% of the equity securities or all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, pursuant to a tender or exchange offer, a merger, a consolidation or a sale of its assets, which the Company Board determines in its good faith judgment (after consultation with its outside counsel and financial advisor) (i) to be more favorable from a financial point of view to the holders of Company Common Stock than the Merger, taking into account all the terms and conditions of such proposal and this Agreement (including, after complying with Sections 6.1(b) and (c), any proposal by the Buyer to amend the terms of this Agreement) and (ii) is reasonably capable of being completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal.

     6.2 Proxy Statement. As promptly as practicable after the execution of this Agreement, the Company, in cooperation with the Buyer, shall prepare and file with the SEC the Proxy Statement. The Company shall respond to any comments of the SEC or its staff and shall cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time after the resolution of any such comments. The Company shall notify the Buyer promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement and shall supply the Buyer with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement. The Company shall use commercially reasonable efforts to cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.2 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Buyer or the Company, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company, such amendment or supplement.

     6.3 Nasdaq Quotation. The Company agrees to use commercially reasonable efforts to continue the quotation of the Company Common Stock on The Nasdaq Stock Market during the term of this Agreement.

     6.4 Access to Information. During the Pre-Closing Period, subject to applicable law regarding the sharing of information, the Company shall (and shall cause each of its Subsidiaries to) afford to the Buyer's officers, employees, accountants, counsel and other representatives, reasonable access, upon reasonable notice, during normal business hours and in a manner that does not unreasonably disrupt or interfere with business operations, to all its properties, books, contracts, commitments, personnel and records as Buyer shall reasonably request, and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the Buyer (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties, assets and personnel as the Buyer may reasonably request; provided, that no investigation pursuant to this Section 6.4 shall affect or be deemed to modify any representation or warranty made by the Company in this Agreement. The Buyer will hold any such information which is nonpublic in confidence in accordance with the Confidentiality Agreement.

     6.5 Stockholders Meeting. The Company, acting through the Company Board, shall take all actions in accordance with applicable law, its Certificate of Incorporation and By-laws and the rules of The Nasdaq Stock Market to promptly and duly call, give notice of, convene and hold as promptly as practicable the Company Meeting for the purpose of considering and voting upon the Company Voting Proposal. Unless this Agreement is terminated in accordance with Article VIII, the obligation of the Company to convene and hold the Company Meeting will not be limited or otherwise affected by a Change in Recommendation. Subject to
Section 6.1, (i) the Company Board will recommend to the stockholders of the Company the adoption of the Company Voting Proposal include such recommendation in the Proxy Statement and (ii) the Company Board shall not withhold, withdraw or modify, or publicly propose or resolve to withhold, withdraw or modify in a manner adverse to the Buyer, the recommendation of the Company Board that the Company's stockholders vote in favor of the Company Voting Proposal. Subject to
Section 6.1 (but without affecting in any manner the Company's obligations pursuant to Section 6.2), the Company shall take all action that is both reasonable and lawful to solicit from its stockholders proxies in favor of the Company Voting Proposal and shall take all other action necessary or advisable to secure the vote or consent of the stockholders of the Company required by the rules of The Nasdaq Stock Market or the DGCL to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, the Company, after consultation with the Buyer, may adjourn the Company Meeting, but only to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Company's stockholders or, if as of the time for which the Company Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Meeting.

     6.6 Legal Conditions to the Merger.

     (a) Subject to the terms hereof, including Section 6.1 and Section 6.6(b), the Company and the Buyer shall each use commercially reasonable efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as promptly as practicable, (ii) as promptly as practicable, obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by the Company or the Buyer or any of their Subsidiaries, or otherwise reasonably requested by the Buyer, in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Exchange Act, and any other applicable federal or state securities laws, (B) the HSR Act and any related governmental request thereunder, and (C) any other applicable law, and (iv) execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. The Company and the Buyer shall consult and cooperate with each other, and consider in good faith the views of one another, in connection with the obtaining of all such consents, licenses, permits, waivers, approvals, authorizations, or orders, including, without limitation, (i) keeping the other apprised of the status of matters relating to the completion of the transactions contemplated hereby, (ii) providing copies of written notices or other communications received by such party or any of its respective Subsidiaries with respect to the transactions contemplated hereby, (iii) subject to applicable laws relating to the sharing of information, providing copies of any proposed filings to be made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the transactions contemplated hereby (including, without limitation, any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto) and (iv) if requested, accepting reasonable additions, deletions or changes suggested in connection therewith. The Company and the Buyer shall each use its reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Proxy Statement) in connection with the transactions contemplated by this Agreement. For the avoidance of doubt, the Buyer and the Company agree that nothing contained in this Section 6.6(a) shall modify or affect their respective rights and responsibilities under Section 6.6(b). The Company shall not permit any of its officers or any other representatives or agents to participate in any meeting or proceeding with any Governmental Entity in respect of any filings, investigation or other inquiry in connection with the transactions contemplated by this Agreement unless it consults with the Buyer in advance and, to the extent permitted by such Governmental Entity, gives the Buyer and its outside counsel the opportunity to attend and participate at such meeting or proceeding.

     (b) Subject to the terms hereof, each of the Buyer and the Company agree, and shall cause each of their respective Subsidiaries, to cooperate and to use commercially reasonable efforts to obtain any government clearances or approvals required for Closing under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign law, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade (collectively "Antitrust Laws"), to respond to any government requests for information under any Antitrust Law, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Antitrust Order") that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement under any Antitrust Law. Notwithstanding the foregoing or any other provision in this Agreement, (i) nothing in this Agreement shall require, or be construed to require, the Buyer or any of its Affiliates to proffer to, or agree to, sell or hold separate and agree to sell, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of Buyer, the Company or any of their respective Affiliates (or to consent to any sale, or agreement to sell, by the Company of any of its assets or businesses) or to agree to any material changes (including, without limitation, through a licensing arrangement) or restriction in the operations of any such assets or businesses and (ii) nothing in this Agreement shall require, or be construed to require, the Buyer or any of its Affiliates to take any other action under this Section 6.6 if the United States Department of Justice or the United States Federal Trade Commission authorizes its staff to seek a preliminary injunction or restraining order to enjoin consummation of the Merger. The Company and the Buyer will each request early termination of the waiting period with respect to the Merger under the HSR Act.

     (c) Each of the Company and the Buyer shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, commercially reasonable efforts to obtain any third party consents required in connection with the Merger that are
(i) necessary to consummate the transactions contemplated hereby or otherwise reasonably requested by the Buyer, (ii) disclosed or required to be disclosed in the Company Disclosure Schedule or the Buyer Disclosure Schedule, as the case may be, or (iii) required to prevent the occurrence of an event that has had, or is reasonably likely to have, a Company Material Adverse Effect or a Buyer Material Adverse Effect prior to or after the Effective Time, it being understood that neither the Company nor the Buyer shall be required to make materially burdensome payments in connection with the fulfillment of its obligations under this Section 6.6.

     6.7 Public Disclosure. Except as may be required by law or stock market regulations, (a) the press release announcing the execution of this Agreement shall be issued only in such form as shall be mutually agreed upon by the Company and the Buyer and (b) the Buyer and the Company shall consult with the other party before issuing any other press release or otherwise making any public statement with respect to the Merger or this Agreement.

     6.8 Indemnification.

     (a) From the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, each of Buyer and the Surviving Corporation shall, jointly and severally, indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries (the "Indemnified Parties"), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys' fees and disbursements (collectively, "Costs"), incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the Indemnified Party is or was an officer or director of the Company or any of its Subsidiaries, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under the DGCL for officers and directors of Delaware corporations. Each Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from each of Buyer and the Surviving Corporation within ten (10) Business Days of receipt by Buyer or the Surviving Corporation from the Indemnified Party of a request therefor; provided that any Person to whom expenses are advanced provides an undertaking, to the extent required by the DGCL, to repay such advances if it is ultimately determined that such Person is not entitled to indemnification.

     (b) The Certificate of Incorporation and By-laws of the Surviving Corporation shall contain, and Buyer shall cause the Certificate of Incorporation and By-laws of the Surviving Corporation to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of the Company and its Subsidiaries than are presently set forth in the Certificate of Incorporation and By-laws of the Company.

     (c) Subject to the next sentence, the Surviving Corporation shall maintain, and Buyer shall cause the Surviving Corporation to maintain, at no expense to the beneficiaries, in effect for six (6) years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company with respect to matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), so long as the annual premium therefor would not be in excess of 250% of the annual premium paid by the Company in its most recent fiscal year, which premium is set forth in Section 6.8(c) of the Company Disclosure Schedule (250% of such annual premium, the "Maximum Premium"). If the Company's existing insurance expires, is terminated or canceled during such six-year period or exceeds the Maximum Premium, the Surviving Corporation shall obtain, and Buyer shall cause the Surviving Corporation to obtain, as much directors' and officers' liability insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous to the Indemnified Parties than the Company's existing directors' and officers' liability insurance. The provisions of this Section 6.8(c) shall be deemed to have been satisfied if the Buyer, with the cooperation of the Company, obtains prepaid policies prior to the Closing for purposes of this
Section 6.8, which policies provide such directors and officers with coverage no less advantageous to the insured for an aggregate period of six (6) years with respect to claims arising from facts or events that occurred on or before the Effective Time (including those related to this Agreement and the transactions contemplated hereby).

     (d) If the Buyer fails to comply with its obligations under this Section 6.8, and, in order to enforce an Indemnified Party's rights under this Section 6.8, an Indemnified Party commences a suit that results in a judgment against the Buyer that the Buyer breached its obligations under this Section 6.8, the Buyer shall pay to the Indemnified Party its reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such suit after delivery to the Buyer of reasonable documentation evidencing such costs and expenses.

     (e) The provisions of this Section 6.8 are intended to be in addition to the rights otherwise available to the current officers and directors of the Company by law, charter, statute, by-law or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives in accordance with Section 9.4 hereof.

     6.9 Notification of Certain Matters. During the Pre-Closing Period, the Buyer shall give prompt notice to the Company, and the Company shall give prompt notice to the Buyer, of (a) the occurrence, or failure to occur, of any event, which occurrence or failure to occur is reasonably likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect, in each case at any time from and after the date of this Agreement until the Effective Time, (b) any material failure of the Buyer and the Transitory Subsidiary or the Company, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, or (c) any actions, suits, claims, investigations or proceedings commenced or threatened in writing against, relating to or involving or otherwise affecting such party or any of its Subsidiaries that relate to the consummation of the Merger. Notwithstanding the above, the delivery of any notice pursuant to this Section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party's obligation to consummate the Merger.

     6.10 Exemption from Liability Under Section 16(b).

     (a) The Board of Directors of the Buyer, or a committee thereof consisting of non-employee directors (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall adopt a resolution in advance of the Effective Time providing that the receipt by the Company Insiders of Buyer Stock Options upon substitution of Company Stock Options, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information, is intended to be exempt pursuant to Rule 16b-3 under the Exchange Act.

     (b) The Company shall provide the Section 16 Information to the Buyer at least ten (10) Business Days prior to the Closing. For purposes of this Agreement, "Section 16 Information" means information regarding the Company Insiders and the number of shares of Company Common Stock or other Company equity securities deemed to be beneficially owned by each such Company Insider and expected to be exchanged for options to purchase Buyer Common Stock in connection with the Merger.

     (c) For purposes of this Agreement, "Company Insiders" means those officers and directors of the Company who immediately after the Closing become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to equity securities of the Buyer.

     6.11 Employee Benefits. For a twelve (12) month period following the Effective Time, the Buyer will use all commercially reasonable efforts to provide generally to those of its employees and employees of the Surviving Corporation or their respective Subsidiaries who shall have been employees of the Company or any of its Subsidiaries immediately prior to the Effective Time ("Continuing Employees"), the same base salary and pension and welfare benefits under employee benefit plans (but excluding bonus and equity compensation) which are substantially similar in the aggregate to those benefits provided to those Continuing Employees immediately prior to the execution of this Agreement under the Company Employee Plans. The Buyer shall create a bonus pool of $2.5 million (the "Bonus Pool") for the Continuing Employees for the period from January 1, 2004 through March 31, 2005 (the "Bonus Pool Period"); provided however that if the Company has paid bonuses under its bonus plan for 2004 in the ordinary course of business (provided such payment may be made at any time after January 2, 2005 and in accordance with the terms of the formula approved by the Company Board prior to the date hereof (but under no circumstances to exceed $2.4 million in the aggregate) prior to the Effective Time, then the Buyer shall not be obligated to create such Bonus Pool. In the event the Company has not made the bonus payments referred to above and subject to the provisions of Section
6.11 of the Company Disclosure Schedule, at the time that the Buyer pays annual bonuses to its other employees after March 31, 2005, the Buyer shall distribute bonuses from the Bonus Pool to the Continuing Employees who are actively employed as of the end of the Bonus Pool Period in amounts determined by the Buyer in its discretion, provided that the Buyer reserves the right to pay less than 100% of the Bonus Pool.

     6.12 Service Credit. Following the Effective Time, the Buyer will give each Continuing Employee full credit for prior service with the Company or its Subsidiaries for purposes of (a) eligibility and vesting under any Buyer Employee Plans (as defined below), (b) determination of benefits levels under any Buyer Employee Plan or policy relating to vacation or severance and (c) determination of "retiree" status under the Computer Associates International, Inc. Savings Harvest Plan, in each case for which the Continuing Employee is otherwise eligible and in which the Continuing Employee is offered participation, but except where such crediting would result in a duplication of benefits. In addition, the Buyer shall waive, or cause to be waived, any limitations on benefits relating to pre-existing conditions to the same extent such limitations are waived under any comparable plan of the Buyer and recognize for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by Continuing Employees in the calendar year in which the Effective Time occurs. For purposes of this Agreement, the term "Buyer Employee Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement, including insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation and all unexpired severance agreements, for the benefit of, or relating to, any current or former employee of the Buyer or any of its Subsidiaries or any entity which is a member of (A) a controlled group of corporations (as defined in Section 414(b) of the Code), (B) a group of trades or businesses under common control (as defined in Section 414(c) of the Code) or (C) an affiliated service group (as defined in Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Buyer or a Subsidiary of the Buyer.

     6.13 Company 401(k) Plans. Prior to the Effective Time, the Company shall take all actions necessary to terminate the Netegrity, Inc. Retirement Savings Plan.

     6.14 Loans to Company Employees, Officers and Directors. Prior to the Effective Time, all loans (other than travel advances, payroll advances and other advances made in the ordinary course of business, which in each case do not exceed $1,000, and the relocation loans set forth in Section 6.14 of the Company Disclosure Schedule) by the Company or any of its Subsidiaries to any of their employees, officers or directors shall be no longer outstanding.

     6.15 Takeover Statutes and Laws. If any anti-takeover statute, law or regulation (including, without limitation, a "fair price," "moratorium," or "control share acquisition" statute) becomes applicable to the Merger, the Stockholder Agreements or any of the other transactions contemplated by hereby or thereby, the Company and its Board of Directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Stockholder Agreements or by the Merger and otherwise act to eliminate or minimize the effects of such statute, law or regulation on such transactions.

     6.16 Termination of Non-Employee Director Options. Prior to the Effective Time, the non-employee members of the Company Board shall have agreed to terminate, effective as of the Effective Time, all of the Company Options issued to them under the 1997 Non-Employee Director Stock Option Plan that shall have not been exercised as of the Effective Time.

                                  ARTICLE VII

                              CONDITIONS TO MERGER

     7.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

          (a) Stockholder Approval. The Company Voting Proposal shall have been duly adopted at the Company Meeting, at which a quorum is present, by the Required Company Stockholder Vote.

          (b) HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          (c) Governmental Approvals. Other than the filing of the Certificate of Merger, all authorizations, consents, orders or approvals of, or declarations, notices or filings with, or expirations of waiting periods imposed by, any Governmental Entity in connection with the Merger and the consummation of the other transactions contemplated by this Agreement, the failure to file, obtain or occur, individually or in the aggregate, would be reasonably likely (i) to have a Company Material Adverse Effect or a Buyer Material Adverse Effect (measuring "materiality," solely for purposes of determining whether such failure would be reasonably likely to have a "Buyer Material Adverse

     Effect" pursuant to this clause (i), in terms of the level of adverse effect that would constitute "material" if such effect were to occur to the Company and its Subsidiaries) or (ii) to materially impair the Buyer's ability to own and operate any of the material businesses and assets of the Company or its Subsidiaries from and after the Effective Time, shall have been filed, been obtained or occurred on terms and conditions which, individually or in the aggregate, would not be reasonably likely to have any of the effects set forth in clause (i) or (ii) above.

          (d) No Injunctions. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which is in effect and which (i) has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger or the other transactions contemplated by this Agreement or (ii) would be reasonably likely to materially impair the Buyer's ability to own and operate any of the material businesses or assets of the Company or its Subsidiaries from and after the Effective Time.

     7.2 Additional Conditions to Obligations of the Buyer and the Transitory Subsidiary. The obligations of the Buyer and the Transitory Subsidiary to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived, in writing, exclusively by the Buyer and the Transitory Subsidiary:

          (a) Representations and Warranties. (i) The representations and warranties of the Company set forth in this Agreement that are qualified by reference to Company Material Adverse Effect shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date); (ii) the representations and warranties of the Company set forth in this Agreement that are not qualified by Company Material Adverse Effect shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date); provided, that, notwithstanding anything herein to the contrary, the condition set forth in this Section 7.2(a)(ii) shall be deemed to have been satisfied even if any representations and warranties of the Company (other than Section 3.2 hereof, which must be true and correct in all material respects) are not so true and correct unless the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, has had, or is reasonably likely to have, a Company Material Adverse Effect; and the Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date; and the Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

          (c) No Restraints. There shall not be instituted or pending any suit, action or proceeding in which a Governmental Entity is (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or (ii) seeking to
     (A) prohibit or materially impair the Buyer's ability to own or operate any of the material businesses and assets of the Company or its Subsidiaries from and after the Effective Time or any of the businesses or assets of the Buyer or its Subsidiaries (including, without limitation, through any divestiture, licensing or hold separate arrangement) or (B) prohibit or limit in any material respect the Buyer's ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation.

          (d) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any change, event, circumstance or development that has had, or is reasonably likely to have, a Company Material Adverse Effect.

          (e) Consents. The consents, authorizations, orders, permits and approvals listed in Section 7.2(e) of the Company Disclosure Schedule shall have been obtained and shall be in full force and effect.

     7.3 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived, in writing, exclusively by the Company:

          (a) Representations and Warranties. (i) The representations and warranties of the Buyer set forth in this Agreement that are qualified by reference to Buyer Material Adverse Effect shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date); (ii) the representations and warranties of the Buyer set forth in this Agreement that are not qualified by Buyer Material Adverse Effect shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date); provided, that, notwithstanding anything herein to the contrary, the condition set forth in this Section 7.3(a)(ii) shall be deemed to have been satisfied even if any representations and warranties of the Buyer are not so true and correct unless the failure of such representations and warranties of the Buyer to be so true and correct, individually or in the aggregate, has had or is reasonably likely to have, a Buyer Material Adverse Effect; and the Company shall have received a certificate signed on behalf of the Buyer by the chief executive officer or the chief financial officer of the Buyer to such effect.

          (b) Performance of Obligations of the Buyer and the Transitory Subsidiary. The Buyer and the Transitory Subsidiary shall have performed in all material respects all obligations required to be performed by them under this Agreement on or prior to the Closing Date; and the Company shall have received a certificate signed on behalf of the Buyer by the chief executive officer or the chief financial officer of the Buyer to such effect.

                                  ARTICLE VIII

                           TERMINATION AND AMENDMENT

     8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 8.1(b) through 8.1(h), by written notice by the terminating party to the other party), whether before or after stockholder approval hereof:

          (a) by mutual written consent of the Buyer, the Transitory Subsidiary and the Company; or

          (b) by either the Buyer or the Company if the Merger shall not have been consummated by June 30, 2005 (the "Outside Date") (provided, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been a principal cause of or resulted in the failure of the Merger to occur on or before the Outside Date); or

          (c) by either the Buyer or the Company if a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

          (d) by either the Buyer or the Company if at the Company Meeting at which a vote on the Company Voting Proposal is taken, the Required Company Stockholder Vote in favor of the Company Voting Proposal shall not have been obtained; provided, that, prior to or upon any termination by the Company pursuant to this Section 8.1(d), the Company shall have paid to Buyer any Termination Fee and Expenses then due and payable under Section 8.3(b) under the terms specified therein; or

          (e) by the Buyer, if: (i) the Company Board shall have failed to recommend approval of the Company Voting Proposal in the Proxy Statement or shall have withheld, withdrawn, qualified or modified its recommendation of the Company Voting Proposal in a manner adverse to the Buyer (it being understood that the taking of a neutral position or no position with respect to an Acquisition Proposal beyond the Acquisition Proposal Assessment Period shall be considered an adverse modification), (ii) the Company Board shall have approved, recommended or adopted (or publicly announced its intention to take any such action) any Acquisition Proposal,
     (iii) after the end of an Acquisition Proposal Assessment Period, the Company Board shall have failed to reaffirm its approval or recommendation of this Agreement and the Merger as promptly as practicable (but in any event within five (5) Business Days) after receipt of any written request to do so from the Buyer, or (iv) a tender offer or exchange offer for outstanding shares of Company Common Stock shall have been commenced (other than by the Buyer or an Affiliate of the Buyer) and the Company Board recommends that the stockholders of the Company tender their shares in such tender or exchange offer or, within ten (10) Business Days after the commencement of such tender or exchange offer, the Company Board fails to recommend against acceptance of such offer; or

          (f) by the Company, if (i) the Company Board, pursuant to and in compliance with Section 6.1, shall have approved or recommended to the stockholders of the Company any Superior Proposal and (ii) prior to or upon termination pursuant to this Section 8.1(f), the Company shall have paid to the Buyer the Termination Fee then due and payable under Section 8.3; provided, that, (A) the Company notifies the Buyer in writing, prior to such termination, promptly of its intention to terminate this Agreement and to enter into a binding written agreement concerning a Superior Proposal promptly following the Waiting Period (as hereinafter defined), attaching the most current version of such agreement (or, to the extent no such agreement is contemplated to be entered into by the Company in connection with such Superior Proposal, a description of all material terms and conditions of such Superior Proposal), and (B) the Buyer does not make, within three (3) Business Days after its receipt of such written notification (the "Waiting Period"), an offer that the Company Board determines, in good faith after consultation with its financial advisor, is at least as favorable from a financial point of view to the stockholders of the Company as such Superior Proposal (it being understood that (1) the Company shall not enter into any such binding agreement during the Waiting Period, (2) the Company shall keep the Buyer reasonably informed at all times during the Waiting Period of the status and material terms and conditions (including any amendment thereto) of such Superior Proposal and provide copies of all draft Alternative Acquisition Agreements related thereto (and any executed confidentiality agreement entered into in the circumstances referred to in Section 6.1(a)), and (3) the Company shall notify the Buyer promptly if the Company's intention to enter into such binding written agreement shall change at any time after giving notification of such Superior Proposal); or

          (g) by the Buyer, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in Section 7.2(a) or 7.2(b) not to be satisfied, and (ii) shall not have been cured within twenty (20) days following receipt by the Company of written notice of such breach or failure to perform from the Buyer; or

          (h) by the Company, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Buyer or the Transitory Subsidiary set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in
     Section 7.3(a) or 7.3(b) not to be satisfied, and (ii) shall not have been cured within twenty

     (20) days following receipt by the Buyer of written notice of such breach or failure to perform from the Company.

     8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of the Buyer, the Company, the Transitory Subsidiary or their respective officers, directors, stockholders or Affiliates; provided, that (a) any such termination shall not relieve any party from liability for any willful breach of this Agreement and (b) the provisions of Sections 5.2 (Confidentiality) and 8.3 (Fees and Expenses), this
Section 8.2 (Effect of Termination) and Article IX (Miscellaneous) of this Agreement (other than Section 9.1, which shall survive the Effective Time but not the termination of this Agreement) and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

     8.3 Fees and Expenses.

     (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated; provided, however, that the Company and the Buyer shall share equally all fees and expenses, other than accountants' and attorneys' fees, incurred with respect to the printing, filing and mailing of the Proxy Statement (including any related preliminary materials) and any amendments or supplements thereto.

     (b) The Company shall pay the Buyer a termination fee of $13.0 million (the "Termination Fee") and shall pay all of the charges and expenses of the Buyer actually incurred relating to the transactions contemplated by this Agreement prior to termination (including, but not limited to, reasonable fees and expenses of the Buyer's counsel, accountants and financial advisors, but excluding any discretionary fees paid to such financial advisors) up to a maximum amount of $2.0 million ("Expenses"), in each case payable by wire transfer of same day funds in the event:

          (i) (A) the Buyer or the Company terminates this Agreement pursuant to
     Section 8.1(b) or (d), (B) after the date hereof and prior to such termination, an Acquisition Proposal was made or publicly disclosed and not publicly withdrawn in good faith and without qualification prior to, with respect to any termination pursuant to Section 8.1(b), the date of such termination and, with respect to any termination pursuant to Section 8.1(d), the fifth (5th) Business Day prior to the date of the Company Meeting, and (C) within twelve (12) months after such termination, the Company shall have reached a definitive agreement to consummate, or shall have consummated, such Acquisition Proposal;

          (ii) the Buyer terminates this Agreement pursuant to Section 8.1(e);
     or

          (iii) the Company terminates this Agreement (A) pursuant to Section 8.1(d) and, prior to the date of the Company Meeting, any event giving rise to the Buyer's right of termination under Section 8.1(e) shall have occurred or (B) pursuant to Section 8.1(f).

The Termination Fee due under this Section 8.3(b) shall be paid to the Buyer (x) in the case of clause (i) above, upon the earlier of the date of the execution of such definitive agreement and such consummation of an Acquisition Proposal,
(y) in the case of clause (ii) above, within two (2) Business Days after the date of termination of this Agreement and (z) in the case of clause (iii) above, upon or prior to termination of this Agreement. The Expenses payable pursuant to this Section 8.3(b) shall be paid to the Buyer within two (2) Business Days after demand therefor and delivery to the Company of reasonable documentation therefor following the execution of a definitive agreement to consummate the Acquisition Proposal, consummation of the Acquisition Proposal or the occurrence of the termination event, as the case may be, giving rise to the Termination Fee payment obligation described in this Section 8.3(b).

     (c) The parties acknowledge that the agreements contained in this Section
8.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement. Payment of the Termination Fee and Expenses shall not be in lieu of damages incurred in the event of a breach of this Agreement described in clause (a) of Section 8.2, but is otherwise the sole and exclusive remedy of the parties in connection with any termination of this Agreement. If the Company fails to pay both the Termination Fee and Expenses in accordance with Section 8.3(b), and, in order to obtain such payment, the Buyer commences a suit that results in a judgment against the Company for the Termination Fee and/or Expenses, the Company shall pay to the Buyer its reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such suit, together with interest on the amount of the Termination Fee and/or Expenses, as the case may be, from the date such payment was required to be made until the date of payment at the prime rate of Citibank in effect on the date such payment was required to be made, after delivery to the Company of reasonable documentation evidencing such costs and expenses.

     8.4 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of any party, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended or supplemented except by an instrument in writing signed on behalf of each of the parties hereto.

     8.5 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed but shall not be obligated to, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and
(iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Such extension or waiver shall not be deemed to apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                   ARTICLE IX

                                 MISCELLANEOUS

     9.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Article II, Sections 6.8, 6.11 and 6.12 and
Article IX.

     9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (iii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by facsimile, in each case to the intended recipient as set forth below:

     (a) if to the Buyer or the Transitory Subsidiary, to

         Computer Associates International, Inc.
         One Computer Associates Plaza
         Islandia, NY 11749
         Attn: General Counsel
         Telecopy: (631) 342-4866

         with a copy to:

         Sullivan & Cromwell LLP
         125 Broad Street
         New York, NY 10004
         Attn: James C. Morphy, Esq.
               Keith A. Pagnani, Esq.
         Telecopy: (212) 558-3588

     (b) if to the Company, to

         Netegrity, Inc.
         201 Jones Road
         Waltham, MA 02451
         Attn: Chief Executive Officer
         Telecopy: (781) 697-0400

         with a copy to:

         Wilmer Cutler Pickering Hale and Dorr LLP
         60 State Street
         Boston, MA 02109
         Attn: Mark G. Borden, Esq.
               Peter N. Handrinos, Esq.
         Telecopy: (617) 526-5000

Any party to this Agreement may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, telex, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

     9.3 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto and the documents and instruments referred to herein that are to be delivered at the Closing), the Confidentiality Agreement and the Company Stockholder Agreements (the "Transaction Documents") constitutes the entire agreement among the parties with respect to the subject matter of the Transaction Documents and supersede any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter thereof.

     9.4 No Third Party Beneficiaries. Notwithstanding anything to the contrary in this Agreement, (i) except as provided in Section 6.8 (with respect to which the Indemnified Parties shall be third party beneficiaries), this Agreement is not intended, and shall not be deemed or construed, to confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any Person or to otherwise create any third-party beneficiary hereto and (ii) the rights of third party beneficiaries under Section 6.8 shall not arise unless and until the Effective Time occurs.

     9.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

     9.6 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

     9.7 Counterparts and Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission.

     9.8 Interpretation. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.

     9.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

     9.10 Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.11 Submission to Jurisdiction. Each of the parties to this Agreement (a) consents to submit itself to the personal jurisdiction of any state or federal court sitting in Wilmington, Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transaction contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9.2. Nothing in this
Section 9.11, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

     9.12 WAIVER OF JURY TRIAL. EACH OF THE BUYER, THE TRANSITORY SUBSIDIARY AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE BUYER, THE TRANSITORY SUBSIDIARY OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the Buyer, the Transitory Subsidiary and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          COMPUTER ASSOCIATES INTERNATIONAL,
                                          INC.

                                          By:      /s/ RUSSELL ARTZT
                                          --------------------------------------
                                          Title:   Executive Vice President

                                          NOVA ACQUISITION CORP.

                                          By:       /s/ ROBERT LAMM
                                          --------------------------------------
                                          Title:   Vice President & Secretary

                                          NETEGRITY, INC.

                                          By:     /s/ BARRY N. BYCOFF
                                          --------------------------------------
                                          Title:   Chief Executive Officer

                                                                         ANNEX B

                      [BROADVIEW INTERNATIONAL LETTERHEAD]

October 5, 2004

Board of Directors
Netegrity, Inc.
201 Jones Road
Waltham, MA 02451

Dear Members of the Board:

     We understand that Netegrity, Inc. ("Netegrity" or the "Company"), Computer Associates International, Inc. ("Computer Associates" or "Parent") and Buyer Subsidiary, Inc., a wholly owned subsidiary of Parent ("Transitory Subsidiary"), propose to enter into an Agreement and Plan of Merger (the "Agreement") pursuant to which Transitory Subsidiary will merge with and into Netegrity (the "Merger"), as a result of which the Company shall continue its existence and become a wholly owned subsidiary of the Buyer. Pursuant to the Merger, each issued and outstanding share of Netegrity common stock will be converted into the right to receive $10.75 in cash (the "Merger Consideration"). The terms and conditions of the Merger are more fully detailed in the Agreement.

     You have requested our opinion as to whether the Merger Consideration is fair, from a financial point of view, to holders of Netegrity common stock.

     Broadview International ("Broadview"), a division of Jefferies & Company, Inc. ("Jefferies"), focuses on providing merger and acquisition advisory services to information technology ("IT"), communications, healthcare technology, and media companies. In this capacity, we are continually engaged in valuing such businesses, and we maintain an extensive database of IT, communications, healthcare technology, and media mergers and acquisitions for comparative purposes. We have in the past provided financial and investment banking services to the Company and have currently been retained by Netegrity's Board of Directors to determine the fairness of the Merger Consideration to holders of Netegrity common stock from a financial point of view and will receive fees from Netegrity upon the delivery of this opinion and upon completion of the Merger. In the ordinary course of their businesses, Jefferies and its affiliates may publish research reports regarding the securities of the Company and/or Computer Associates and their respective affiliates, may trade or hold such securities for their own accounts and for the accounts of their customers and, accordingly, may at any time hold long or short positions in those securities.

     In rendering our opinion, we have, among other things:

          1.) reviewed the terms of the Agreement in the form of the draft furnished to us by the Company's legal counsel on October 5, 2004, which, for the purposes of this opinion, we have assumed, with your permission, to be identical in all material respects to the agreement to be executed;

          2.) reviewed Netegrity's annual report on Form 10-K for the fiscal year ended December 31, 2003, including the audited financial statements included therein, Netegrity's quarterly report on Form 10-Q for the period ended June 30, 2004, including the unaudited financial statements included therein and the preliminary revenue results for the quarter ended September 30, 2004 in draft and unaudited form, prepared and furnished to us by Netegrity management;

          3.) reviewed certain internal financial and operating information concerning Netegrity, including quarterly projections through December 31, 2006, prepared and furnished to us by Netegrity management;

Netegrity, Inc. Board of Directors
Page  2

          4.) participated in discussions with Netegrity management concerning the operations, business strategy, current financial performance and prospects for the Company;

          5.) discussed with Netegrity management its view of the strategic rationale for the Merger;

          6.) reviewed the recent reported closing prices and trading activity for Netegrity common stock;

          7.) compared certain aspects of Netegrity's financial performance with public companies we deemed comparable;

          8.) analyzed available information, both public and private, concerning other mergers and acquisitions we believe to be comparable in whole or in part to the Merger;

          9.) reviewed recent equity research analyst reports covering Netegrity, including quarterly projections through December 31, 2005, contained therein;

          10.) assisted in negotiations and discussions related to the Merger among Netegrity, Computer Associates and their respective financial and legal advisors; and

          11.) conducted other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

     In rendering our opinion, we have relied, without independent verification, on the accuracy and completeness of all the financial and other information (including without limitation the representations and warranties contained in the Agreement) that was publicly available or furnished to us by Netegrity or its advisors. With respect to the financial projections examined by us, we have assumed, with your permission, that they were reasonably prepared and reflected the best available estimates and good faith judgments of the management of the Company as to the future performance of the Company. We have also assumed, with your permission, that in the course of obtaining the necessary regulatory and third party approvals, consents and releases for the Merger, no modification, delay, limitation, restriction or condition will be imposed that will have a material adverse effect on the Merger and that the Merger will be consummated in accordance with applicable laws and regulations and the terms of the Merger Agreement as set forth in the October 5, 2004 draft thereof, without waiver, amendment or modification of any material term, condition or agreement. Our opinion does not address the relative merits of the Merger as compared to other business strategies that might be available to the Company, nor does it address the underlying business decision of the Company to proceed with the Merger. We have not made or taken into account any independent appraisal or valuation of any of Netegrity's assets or liabilities. We express no view as to the federal, state or local tax consequences of the Merger.

     For purposes of this opinion, we have assumed that Netegrity is not currently involved in any material transaction other than the Merger, other publicly announced transactions and those activities undertaken in the ordinary course of conducting its business. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this opinion. It should be understood that, although subsequent developments may affect this opinion, we have no obligation to update, revise or reaffirm the opinion.

     Based upon and subject to the foregoing qualifications and limitations and those set forth below, we are of the opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to holders of Netegrity common stock.

     This opinion speaks only as of the date hereof. It is understood that this opinion is for the information of the Board of Directors of Netegrity in connection with its consideration of the Merger and does not constitute a recommendation to any holder of Netegrity common stock, or any other person, as to how such person should vote on the Merger. This opinion may not be used for any other purpose whatsoever or disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose

Netegrity, Inc. Board of Directors
Page  3

whatsoever except with our prior written approval; except that this opinion may be included in its entirety, if required, in any filing made by the Company in respect of the Merger with the Securities and Exchange Commission, provided that this opinion is reproduced in such filing in full and any description of or reference to us or summary of this opinion and the related analysis in such filing is in a form acceptable to us and our counsel.

                                          Sincerely,

                                          /s/ BROADVIEW INTERNATIONAL
                                          --------------------------------------
                                          Broadview International
                                          A Division of Jefferies & Company,
                                          Inc.

                                                                         ANNEX C

                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

SEC. 262.  APPRAISAL RIGHTS.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (8 Del. C. 1953, sec. 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, sec. 24; 57 Del. Laws, c.
148, sec.sec. 27-29; 59 Del. Laws, c. 106, sec. 12; 60 Del. Laws, c. 371,
sec.sec. 3-12; 63 Del. Laws, c. 25, sec. 14; 63 Del. Laws, c. 152, sec.sec. 1,
2; 64 Del. Laws, c. 112, sec.sec. 46-54; 66 Del. Laws, c. 136, sec.sec. 30-32;
66 Del. Laws, c. 352, sec. 9; 67 Del. Laws, c. 376, sec.sec. 19, 20; 68 Del.
Laws, c. 337, sec.sec. 3, 4; 69 Del. Laws, c. 61, sec. 10; 69 Del. Laws, c. 262,
sec.sec. 1-9; 70 Del. Laws, c. 79, sec. 16; 70 Del. Laws, c. 186, sec. 1; 70
Del. Laws, c. 299, sec.sec. 2, 3; 70 Del. Laws, c. 349, sec. 22; 71 Del. Laws,
c. 120, sec. 15; 71 Del. Laws, c. 339, sec.sec. 49-52; 73 Del. Laws, c. 82,
sec. 21.)

                                                                        Appendix




                                      PROXY

                                 NETEGRITY, INC.

                         SPECIAL MEETING OF STOCKHOLDERS

                                __________, 2004

      By signing on the reverse side, the undersigned hereby appoints Barry N. Bycoff, Regina O. Sommer and M. Colette Cooke, and each of them, as proxies, with full power of substitution, to vote all shares of capital stock of Netegrity, Inc. (the "Company") which the undersigned is entitled to vote as indicated upon the matters on the reverse side at the Special Meeting of Stockholders of the Company to be held on ____________, 2004, at 9:00 a.m., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP located at 60 State Street, Boston, MA 02109 and at any adjournments thereof. You can revoke your proxy at any time before it is voted at the Special Meeting by: (i) submitting another properly completed proxy bearing a later date; (ii) giving written notice of revocation to any of the persons named as proxies or to the Secretary of Netegrity; (iii) if you submitted a proxy through the Internet or by telephone, by submitting a proxy again through the Internet or telephone prior to the close of the Internet voting facility or the telephone voting facility; or (iv) voting in person at the Special Meeting. If the undersigned holds any of the shares of common stock in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

      The undersigned acknowledges receipt from Netegrity, Inc. prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and a proxy statement dated ____________, 2004.

--------------------------------------------------------------------------------
                               PLEASE ACT PROMPTLY

       DATE AND SIGN THIS PROXY IN THE SPACE PROVIDED AND RETURN IT IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.

--------------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE          DO YOU HAVE ANY COMMENTS?
CORRECT THE ADDRESS IN THE SPACE
PROVIDED BELOW AND RETURN THIS
PORTION IN THE ENVELOPE PROVIDED.

------------------------------------         ----------------------------------

------------------------------------         ----------------------------------

------------------------------------         ----------------------------------

NETEGRITY, INC.

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694
                                             ----------------------------------

                                             ----------------------------------

                YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.

------------------------------------         ----------------------------------

VOTE-BY-INTERNET    [COMPUTER ICON]    OR    VOTE-BY-TELEPHONE      [PHONE ICON]

LOG ON TO THE INTERNET AND GO TO             CALL TOLL-FREE
HTTP://WWW.EPROXYVOTE.COM/NETE               1-877-PRX-VOTE (1-877-779-8683)
------------------------------------         ----------------------------------


  IF YOU VOTE OVER THE INTERNET OR BY TELEPHONE, PLEASE DO NOT MAIL YOUR CARD.

            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 1 AND PROPOSAL 2.

1. Adoption of the Agreement and Plan of Merger,        FOR   AGAINST   ABSTAIN
   dated as of October 6, 2004, by and among            [ ]      [ ]       [ ]
   Computer Associates International, Inc., Nova
   Acquisition Corp. and Netegrity, Inc., as more fully described in the accompanying proxy statement.

2. To act upon such other business as may               [ ]      [ ]       [ ]
   properly come before the Special Meeting or any adjournment or postponement of the meeting, including to consider any procedural matters incident to the conduct of the Special Meeting, such as adjournment or postponement to solicit additional proxies in favor of the proposal to adopt the Agreement and Plan of Merger

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE PROPOSAL. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Mark box at right if you plan to attend the Special Meeting.   [ ]

Mark box at right if an address change or comment has been     [ ]
noted on the reverse side of this card.

Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee, guardian, or other fiduciary please give full title as such. If a corporation, please sign in corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature:______________ Date:________    Signature:______________ Date:________